SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM A-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

                                 ALBERICH, LLLP
            (Exact name of Registrant as specified in its charter)

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
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	MINNESOTA                            3570
Application Filed
(State or other jurisdiction	 (Primary Standard Industrial
(I.R.S. Employer
of incorporation or organization)  Classification Code Number)
	  Identification No.)

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   (Address, including zip code and telephone number,
including area code, of
                   Registrant's principal executive offices)

                         General Counsel and Secretary
                                Alberich, LLLP
                                1754 Market Dr.
                                   Suite 500
                              Stillwater, MN 55082
                                (612) 605-8665
(Name, address, including zip code and telephone number, including area code, of agent for service)

                                  Copies to:


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [*]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. []



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

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                 Subject to Completion, dated December 8, 2005
                                 Alberich, LLLP
                             Subject to Completion
                                   $5,000,000
                                Debt Securities
                                     Units
                           Warrants to Purchase Units
                      Warrants to Purchase Debt Securities
                              Third-Party Warrants
                       Foreign Currency Exchange Warrants
                                 Other Warrants
             -------------------------------------------------
----
           We will provide the specific terms of these
securities in
        supplements to this prospectus. You should read this
prospectus
                and any supplement carefully before you
invest.
             -------------------------------------------------
----
THIS PROSPECTUS PROVIDES YOU WITH A GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER. EACH TIME WE SELL SECURITIES WE WILL PROVIDE A PROSPECTUS SUPPLEMENT THAT WILL CONTAIN SPECIFIC INFORMATION ABOUT THE TERMS OF THAT OFFERING. THE PROSPECTUS SUPPLEMENT MAY ALSO ADD, UPDATE OR CHANGE INFORMATION CONTAINED IN THIS PROSPECTUS. WE WILL PROVIDE INFORMATION IN THE PROSPECTUS SUPPLEMENT FOR THE EXPECTED TRADING MARKET, IF ANY, FOR THE SECURITIES.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ACCORDING TO SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES EXCHANGE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
S-1
PROSPECTUS SUPPLEMENT SUMMARY
S-2
THE PARTNERSHIP
S-3
SUMMARY FINANCIAL DATA
S-4
MATERIAL TAX CONSIDERATIONS
S-6
RISK FACTORS
S-9
USE OF PROCEEDS
S-10
CAPITALIZATION
S-11
DESCRIPTION OF DEBT SECURITIES
S-12
DESCRIPTION OF UNITS
S-22
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
S-26
DESCRIPTION OF THE WARRANTS TO PURCHASE UNITS
S-27
DESCRIPTION OF THE THIRD-PARTY WARRANTS
S-29
DESCRIPTION OF THE FOREIGN CURRENCY EXCHANGE WARRANTS
S-31
DESCRIPTION OF THE OTHER WARRANTS
S-34
PLAN OF DISTRIBUTION
S-36
LEGAL MATTERS
S-37
WHERE YOU CAN FIND MORE INFORMATION
S-38
INFORMATION NOT REQUIRED IN PROSPECTUS
S-39

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


IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, which describes our business and the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

If the description of the offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the securities. This prospectus supplement and the accompanying prospectus include specific terms of the offering of the securities, information about our business and our financial data. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference, including "Risk Factors" of this prospectus supplement and the accompanying prospectus, and our financial statements and the notes to those statements, before making an investment decision.

As used in this prospectus supplement and the accompanying prospectus, "we," "us," "our" and "Alberich Partners" mean Alberich, LLLP. Our Class A Common Units represent limited partner interests in Alberich, LLLP. We also have limited partner interests that are represented by Class B Common Units and i-units. All of our Class B Common Units and i-units are owned by our genera partner.

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THE PARTNERSHIP

ALBERICH, LLLP

Alberich is a direct marketer, designer and manufacturer of embedded computer solutions based upon a wide variety of open standard bus designs such as VME, CPCI, PCI, PMC, Multibus, ISA, and special custom buses. The Company's products are used by original equipment manufacturers ("OEMs"), systems integrators and end-users in various industries; including Manufacturing Automation, Business Intelligence, Healthcare, Oil & Gas Refining/Extraction, Telecommunications, Environmental Monitoring, and Test and Measurement. Unlike general purpose computers, embedded computer solutions are i) incorporated into systems and equipment to provide a single or a limited number of critical system control functions; ii) generally integrated into larger automated systems; and iii) often have extended product life cycles. The Company's embedded computers are based upon the Intel & AMD x86 architecture and are typically capable of running personal computer ("PC") compatible operating systems and application software.

Recently the Company introduced its ALB suite of PC-based control software modules that run on standard PC platforms using the Windows operating system. ALB modules provide a comprehensive set of tools used to create data acquisition and control systems and to interconnect the large number of legacy control products commonly found in industrial plants. The Company's ALB software is designed for compliance with open industry standards, and the software modules can be mixed and matched to provide solutions for a variety of industrial applications. The Data Acquisition and Control market represents the largest market for Alberich's product solutions.

The Company is also involved in networking systems of dissimilar buses using adapters, high-performance networks, and synergistic software. The Company's family of networking products is based on a technology known in the computer industry as "Reflective Memory." Alberich's connectivity products allow low maintenance, high-speed communication between PC computers, workstations, computer mainframes and embedded computers manufactured by a wide variety of companies.

The Company markets and sells more than 200 different products worldwide, including application-specific embedded computer subsystems, board-level modules, control and driver software, and network products. In addition to offering standard commercial products, the Company is involved in the development of custom products for high-volume applications.

Alberich continues to invest heavily in new and enhanced technology, including software, and has focused its attention on highly vertical markets to support faster growth, and more consistent profitability. The Company's business strategy consists of these key elements:

*	Expand the Company's leadership position in its core
board-level products and systems markets.
*	Further develop markets for new PC based control software
such as ALB.
*	Widen the Company's philosophy and reputation as a
company dedicated to customer support and relations.
*	Apply the Company's technology and industry knowledge to
create new solutions for existing and new customers.
*	Focus on PC single-board computers and related software
for multiple markets.
*	Focus on the communications industry with the Company's
Reflective Memory product line and PC single board computer
product line.
*	Expand the Company's new business of offering software
and complimentary hardware products for the Industrial
Automation and Test and Measurement markets.

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SUMMARY FINANCIAL DATA

WE ARE PROVIDING THE FOLLOWING SUMMARY FINANCIAL INFORMATION OF THE COMPANY TO HIGHLIGHT SELECTED FINANCIAL INFORMATION FOR YOUR BENEFIT. WE DERIVED THIS INFORMATION FROM THE FINANCIAL STATEMENTS OF THE COMPANY FOR EACH OF THE FISCAL YEARS SHOWN. THE FOLLOWING INFORMATION IN ONLY A SUMMARY AND YOU SHOULD READ IT IN CONJUNCTION WITH ALBERICH'S FINANCIAL STATEMENTS AND NOTES THERETO. FOR A MORE DETAILED NARRATIVE EXPLANATION OF THE FOLLOWING RESULTS AND CONDITIONS, SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

(dollars in millions expect per unit amounts)
				(Unaudited)
Year Ended December 31,

2005 2004
Income Statement Data:
			-
Operating Revenues
$		-
Gross Profit
		-
Selling, General and Administrative Expenses
				-
Research and Development
		-
Income From Operations
			-
Net Income(4)
$
Net Income Per Common Unit(1)
$
Cash Distributions Paid Per Common Unit
$

Financial Position Data (at period end):
Working Capital
$
Total Assets
Long-Term Debt
Partners' Capital
Class A Common Units
Class B Common Units
i-units
General Partner
Accumulated Other Comprehensive Income (loss)
Total Partners' Capital(4)
$

Other Financial Data:
EBITDA(2) (4)
$
Cash Flow Provided by Operating Activities(4)
Cash Flow (used in) Investing Activities(4)
Cash Flow Provided by Financing Activities(4)
Additions to Property Equipment and Asset Acquisitions
Included in Investing Activities(4)

__________
(1)	Represents cash distributions declared for the four
quarters of the calendar year. Actual cash distributions paid during each year is slightly different since distributions are paid 45 days after the end of the respective quarter.
(2)	We define EBITDA as net income before (a) depreciation
and amortization, (b) interest expense, net of capitalized interest and (c) income taxes. EBITDA is used as a supplemental financial measurement in the evaluation of our business, as described more fully below, and should not be considered as an alternative to net income as an indicator of our operating performance, cash flows from operating activities or other cash flow data calculated in accordance with accounting principles generally accepted in the United States or as a measure of liquidity. EBITDA is not defined under accounting principles generally accepted in the United States, and it may not be the same as similarly titled measures used by others.
(3)	EBITDA is used as a supplemental financial measure to
assess: (a) the ability of assets to generate cash sufficient to pay interest costs and make cash distributions to common unit holders, (b) the financial performance of assets and (c) the appropriateness of the purchase price of assets being considered for acquisition. As such, this supplemental financial measure provides a basis for investors and management to assess and measure performance over time and in relation to companies who own similar assets. Moreover, our credit facility may require us to use EBITDA in calculating certain financial ratios. Although EBITDA is used as a supplemental financial measure to assess our ability to generate cash sufficient to pay interest costs and make cash distributions to common unit holders as noted above, the amount of cash available for such payments is also subject to our ability to reserve cash for other uses, such as debt repayments, capital expenditures and operating activities.
(4)	To be provided pursuant to 17CFR229.512(a)(4).
__________

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MATERIAL TAX CONSIDERATIONS

This section is a summary of material United States federal income tax considerations that may be relevant to prospective owners of units and, unless otherwise noted in the following discussion, expresses the opinion of our counsel insofar as it relates to legal conclusions with respect to United States federal income tax law. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

Unless the context otherwise requires, references in this section to us or we are references to Alberich, LLLP.

No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting us or the owners of units. Moreover, the discussion does not address the United States federal income tax consequences that may be relevant to certain types of investors subject to specialized tax treatment, such as non-U.S. persons, financial institutions, insurance companies, real estate investment trusts, estates, trusts, dealers and persons entering into hedging transactions. Accordingly, each prospective owner of units is urged to consult with, and is urged to depend on, his own tax advisor in analyzing the United States federal, state, local and foreign tax consequences particular to him of the ownership or disposition of units.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of our counsel and are based on the accuracy of the representations made by us.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective owners of units. Unlike a ruling, the opinion of our counsel represents only that firm's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for units and the prices at which units trade. In addition, the cost of any contest with the IRS will be borne directly or indirectly by us and the owners of units. Furthermore, the tax treatment of us or of an investment in us may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

U.S. Federal Income Tax Considerations Associated with the
Ownership and Disposition of units

Tax Consequences of Unit Ownership

Distributions of Additional units. Under the terms of our partnership agreement, except in connection with our liquidation, we will not make distributions of cash in respect of units but rather will make distributions of additional units. Because these distributions of additional units will be made proportionately to all owners of units, the receipt of these additional units will not be includable in the gross income of an owner of units for United States federal income tax purposes. As each owner of units receives additional units, he will be required to allocate his basis in his units in the manner described below. Please read Basis of Units.

Basis of units. An owner's initial tax basis for his units will be the amount paid for them. As additional units are distributed to an owner of units, he will be required to allocate his tax basis in his units equally between the old units and the new units received. If the old units were acquired for different prices, and the owner can identify each separate lot, then the basis of each old lot of units can be used separately in the allocation to the new units received with respect to the identified old lot. If an owner of units cannot identify each lot, then he must use the first-in first-out tracing approach. a unit holder cannot use the average cost for all lots for this purpose.

Disposition of units. Gain or loss will be recognized on a sale or other disposition of units, whether to a third party or to Alberich, LLLP pursuant to the Alberich, LLLP purchase provisions or in connection with the liquidation of us, equal to the difference between the amount realized and the owner's tax basis for the units sold or otherwise disposed of. An owner's amount realized will be measured by the sum of the cash and the fair market value of other property received by the owner.

Except as noted below, gain or loss recognized by an owner of units, other than a dealer in securities, on the sale or other disposition of an unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 15%, subject to the discussion below relating to straddles. Capital gain recognized by a corporation on the sale of units will generally be taxed at a maximum rate of 35%. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

Capital gain treatment may not result from a sale of units to Alberich, LLLP pursuant to the Alberich, LLLP purchase provisions or otherwise if a single unit holder of us or our unit holders as a group own 50% or more of the units of Alberich, LLLP In that case, if either we or Alberich, LLLP has earnings and profits, then the amount received by a seller of units may be taxed as ordinary income to the extent of his portion of those earnings and profits, but only if the seller sells less than all of his units or is a unit holder of Alberich, LLLP after applying the ownership attribution rules.

For purposes of determining whether capital gains or losses on the disposition of units are long or short term, subject to the discussion below relating to straddles, an owner's holding period begins on his acquisition of units. As additional units are distributed to him, the holding period of each new unit received will also include the period for which the owner held the old units to which the new unit relates.

Because the purchase rights in respect of the units arise as a result of an agreement other than solely with us, these rights do not appear to constitute inherent features of the units for tax purposes. Please read Description of Our units Optional Purchase, and Mandatory Purchase. As such, it is possible that the IRS would assert that units and the related purchase rights constitute a straddle for United States federal income tax purposes to the extent that those rights are viewed as resulting in a substantial diminution of a unit purchaser's risk of loss from owning his units. In that case, any owner of units who incurs interest or other carrying charges that are allocable to the units (as would be the case if the owner finances his acquisition of units with debt) would have to capitalize those interest or carrying charges to the basis of the related units and purchase rights rather than deducting those interest or carrying charges currently. In addition, the holding period of the units would be suspended, resulting in short-term capital gain or loss (generally taxed at ordinary income rates) upon a taxable disposition even if the units were held for more than 12 months. However, we believe that the purchase rights have minimal value and do not result in a substantial diminution of a unit purchaser's risk of loss from owning units. Based on that, the units and the related purchase rights should not constitute a straddle for United States federal income tax purposes and therefore should not result in any suspension of an owner's holding period or interest and carrying charge capitalization, although there can be no assurance that the IRS or the courts would agree with this conclusion.

Investment in Units by Tax-Exempt Investors, Regulated Investment Companies, and Non-U.S. Persons. Employee benefit plans and most other organizations exempt from United States federal income tax, including individual retirement accounts, known as IRAs, and other retirement plans, are subject to United States federal income tax on unrelated business taxable income. Because we will be treated as a corporation for United States federal income tax purposes, an owner of units will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Therefore, a tax-exempt investor will not have unrelated business taxable income attributable to its ownership or sale of units unless its ownership of the units is debt financed. In general, a unit would be debt financed if the tax-exempt owner of units incurs debt to acquire a unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if that unit had not been acquired.

A regulated investment company, or mutual fund, is required to derive at least 90% of its gross income for every taxable year from qualifying income. As stated above, an owner of units will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Thus, ownership of units will not result in income which is not qualifying income to a mutual fund. Furthermore, any gain from the sale or other disposition of the units, and the associated purchase rights, will qualify for purposes of that 90% test. Finally, units, and the associated purchase rights, will constitute qualifying assets to mutual funds which also must own at least 50% qualifying assets at the end of each quarter.

Because distributions of additional units will be made proportionately to all owners of units, the receipt of these additional units will not be includable in the gross income of an owner of units for United States federal income tax
purposes. Therefore, no withholding taxes will be imposed on distributions of additional units to non-resident alien individuals and foreign corporations, trusts or estates. A non-United States owner of units generally will not be subject to United States federal income tax or subject to withholding on any gain recognized on the sale or other disposition of
units unless:
*	the gain is considered effectively connected with the
conduct of a trade or business by the non-United States owner within the United States and, where a tax treaty applies, is attributable to a United States
*	permanent establishment of that owner (and, in which
case, if the owner is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% or a lower
rate as may be specified by an applicable income tax treaty);
*	the non-United States owner is an individual who holds
the units as a capital asset and is present in the United
States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or
*	we are or have been a United States real property holding
corporation, or a USRPHC, for United States federal income tax purposes.

We believe that we are a USRPHC for United States federal income tax purposes. Therefore, any gain on the sale or other disposition of units by a non-United States owner will be subject to United States federal income tax unless the units are regularly traded on an established securities market and the non-United States owner has not actually or constructively held more than 5% of the units at any time during the shorter of the five-year period preceding the disposition or that owner's holding period. Our units currently trade on an established securities market.

RISK FACTORS

Before you invest in our securities, you should be aware that such an investment involves various risks, including those described in the accompanying prospectus and the documents we have incorporated by reference. If any of those risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you could lose all or part of your investment. We have listed below the risks that we consider to be material to your decision whether to invest in our securities at this time. You should consider carefully the risk factors listed and described below as well as the more detailed discussions of these risks on the accompanying prospectus.

RISKS ARISING FROM OUR PARTNERSHIP.
*	The interests of Alberich, LLLP may differ from our
interests and the interests of our unit holders, and the board of directors may consider the interests of all parties to a conflict, not just the interests of our unit holders, in making important business decisions.
*	We can issue additional units, including additional i-
units which would dilute your ownership interest.
*	Alberich, LLLP's discretion in establishing our cash
reserves gives it the ability to reduce the amount of cash available for distribution to our unit holders.

RISKS RELATED TO OUR DEBT AND OUR ABILITY TO DISTRIBUTE CASH. Agreements relating to our debt may restrict our ability to make cash distributions, which could adversely affect the value of our units, and our ability to incur additional debt.

TAX RISKS TO UNIT HOLDERS.
*	We may be classified as an association taxable as a
corporation rather than as a partnership, which would substantially reduce the value of our Units.
*	If the Internal Revenue Service does not respect our
curative tax allocations, your after-tax return on your investment in our Units would be adversely affected.
*	Your tax liability could exceed your cash distributions
or proceeds from sales of Units.
*	A holder of Units may be required to file tax returns
with and pay income taxes to the states where we or our subsidiaries own property and conduct business.
*	Ownership of Units raises issues for tax-exempt entities
and other investors.
*	We may be required to register with the Secretary of the
Treasury as a "tax shelter" possibly increasing your risk of an Internal Revenue Service audit.
*	Our treatment of a purchaser of Units as having the same
tax benefits as the seller could be challenged, resulting in a reduction in value of the Units.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Securities, after transaction and hedging costs, if any, for general business purposes, including debt repayment, future acquisitions, capital expenditures and working capital. We may change the potential uses of the net proceeds in a prospectus supplement.

CAPITALIZATION

The following table sets forth the unaudited capitalization of the Company as of December 8, 2005. The following table should be read in conjunction with the Company's historical financial statements.

Revenues:
Current Portion of Long-term Debt
$	0

Long-Term Debt - Net of Current Portion
$	0

unit holders' Equity
Common units, $0.10 par value
$	0
Additional Paid-in Capital
$	0
Retained Earnings
$	0

unit holders' Equity
$	0

Total capitalization
$	0

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities or subordinated debt securities. The Debt Securities will be issued under one or more separate indentures between us and a trustee to be named in the prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture". Together the Senior Indentures and the Subordinated Indentures are called "Indentures".

We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable
Indentures so that you can easily locate these provisions.
Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

The Debt Securities will be our direct, unsecured obligations. The Senior Debt Securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The Subordinated Debt Securities will rank junior in right of payment to all of our Senior Debt.

We are a holding company that conducts all of our operations through our subsidiaries. The Senior Indenture will require any of our Subsidiaries which are guarantors or co-obligors of our Funded Debt to fully and unconditionally guarantee, as "Guarantors," our payment obligations on the Senior Debt Securities.

"Funded Debt" means all debt maturing one year or more from the date of its creation, all debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating to the debt, to a date one year or more from the date of its creation, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

In particular, the Senior Indenture will require those Subsidiaries who are guarantors or borrowers under our Credit Agreement to equally guarantee the Senior Debt Securities. However, holders of Senior Debt Securities will generally have a junior position to claims of creditors and preferred stockholders of our subsidiaries who are not Guarantors.

The Subordinated Indenture will not require our Subsidiaries to guarantee the Subordinated Debt Securities. As a result, the holders of Subordinated Debt Securities will generally have a junior position to claims of all creditors and preferred stockholders of our subsidiaries.

In the Indentures, the term "Subsidiary" means, with respect to any person:

*	any corporation, association or other business entity of
which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or

*	any partnership of which more than 50% of the partners'
equity interests (considering all partners' equity interests as a single class) is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or combination thereof.

*	A prospectus supplement and a supplemental indenture
relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:


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*	the form and title of the Debt Securities;

*	the total principal amount of the Debt Securities;

*	the portion of the principal amount which will be payable
if the maturity of the Debt Securities is accelerated;

*	any right we may have to defer payments of interest by
extending the dates payments are due whether interest on those deferred amounts will be payable as well;

*	the dates on which the principal of the Debt Securities
will be payable;

*	the interest rate which the Debt Securities will bear and
the interest payment dates for the Debt Securities;

*	any optional redemption provisions;

*	any sinking fund or other provisions that would obligate
us to repurchase or otherwise redeem the Debt Securities;

*	any changes to or additional Events of Default or
covenants; and

*	any other terms of the Debt Securities.

Neither of the Indentures limits the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt Securities of a series may be issued in registered, bearer, coupon or global form. (Sections 201 & 202)

DENOMINATIONS

The prospectus supplement for each issuance of Debt Securities will state whether the securities will be issued in registered form in other amounts than $1,000 each or multiples thereof.

NO PERSONAL LIABILITY OF GENERAL PARTNER

The General Partner and its directors, officers, employees and shareholders will not have any liability for our obligations under the Indentures or the Debt Securities. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debt Securities.

SUBORDINATION

Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be junior in right of payment to the prior payment in full of all Senior Debt. "Senior Debt" is defined to include all notes or other unsecured evidences of indebtedness, including guarantees of the Partnership for money borrowed by the Partnership, not expressed to be subordinate or junior in right of payment to any other indebtedness of the Partnership.

The Subordinated Indenture provides that no payment of principal, interest and any premium on the Subordinated Debt
Securities may be made in the event:

*	we or our property are involved in any voluntary or
involuntary liquidation or bankruptcy;


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*	we fail to pay the principal, interest, any premium or
any other amounts on any Senior Debt when due; or

*	we have a nonpayment default on any Senior Debt that
imposes a payment blockage on the Subordinated Debt Securities for a maximum of 179 days at any one time. (Sections 1401, 1402 and 1403 of the Subordinated Indenture)

The Subordinated Indenture will not limit the amount of Senior
Debt that we may incur.

CONSOLIDATION, MERGER OR SALE

Each Indenture generally allows us to consolidate or merge with a domestic partnership or corporation. They also allow us to sell, lease or transfer all or substantially all of our property and assets. If this happens, the remaining or acquiring partnership or corporation must assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

However, we will only consolidate or merge with or into any other partnership or corporation or sell, lease or transfer all or substantially all of our assets according to the terms and conditions of the Indentures, which include the following requirements:

*	the remaining or acquiring partnership or corporation is
organized under the laws of the United States, any state or the District of Columbia;

*	the remaining or acquiring partnership or corporation
assumes the Partnership's obligations under the Indentures;
and

*	immediately after giving effect to the transaction no
Default or Event of Default exists.

The remaining or acquiring partnership or corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our Board of Directors or any of our officers may be done by the board or officers of the successor. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any Indenture and under the Debt Securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the Indentures. (Sections 801 & 802)

The Senior Indenture contains similar provisions for the Guarantors.

MODIFICATION OF INDENTURES

Under each Indenture, generally our rights and obligations, the Guarantors' rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. In addition, the Partnership and the trustee may amend the Indentures without the consent of any holder of the Debt Securities to make certain technical changes, such as:

*	correcting errors;

*	providing for a successor trustee;

*	qualifying the Indentures under the Trust Indenture Act;
or


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*	adding provisions relating to a particular series of Debt
Securities. (Sections 901 & 902)

EVENTS OF DEFAULT

"Event of Default" when used in an Indenture, will mean any of the following:

*	failure to pay the principal of or any premium on any
Debt Security when due;

*	failure to pay interest on any Debt Security for 30 days;

*	failure to perform any other covenant in the Indenture
that continues for 60 days after being given written notice;

*	certain events in bankruptcy, insolvency or
reorganization of the Partner- ship; or

*	any other Event of Default included in any Indenture or
supplemental indenture. (Section 501)

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under an Indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section
502)

Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (Section 512)

PROVISIONS ONLY IN THE SENIOR INDENTURE

General. The Senior Indenture contains provisions that limit our ability to put liens on our principal assets or to sell and lease back those assets. The Senior Indenture also requires our Subsidiaries that guarantee our long term debt to guarantee the Senior Debt Securities on an equal basis. The Subordinated Indenture does not contain any similar provisions. We have described below these provisions and some of the defined terms used in them. In this section, references to the Partnership relate only to Alberich, LLLP, the issuer of the Debt Securities, and not our Subsidiaries.

Limitations on Liens. The Senior Indenture provides that the Partnership will not, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property (as defined below) or upon any shares of capital stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the Senior Indenture or thereafter acquired, to secure any debt of the Partnership or any other person (other than the Senior Debt Securities issued thereunder), without in any such case making effective provision whereby all of the Senior Debt Securities Outstanding thereunder shall be secured equally and ratably with, or prior to, such debt so long as such debt shall be so secured.

"Principal Property" means, whether owned or leased on the date of the Senior Indenture or thereafter acquired:


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(a) any pipeline assets of the Partnership or any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids, coal and carbon dioxide, that are located in the United States of America or any territory or political subdivision thereof; and

(b) any processing or manufacturing plant or terminal owned or leased by the Partnership or any Subsidiary that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (a) or (b): (1) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles, and (2) any such assets, plant or terminal which, in the opinion of the Board of Directors, is not material in relation to the activities of the Partnership or of the Partnership and its Subsidiaries, taken as a whole.

There is excluded from this restriction:

1. Permitted Liens (as defined below);

2. any lien upon any property or assets created at the time of acquisition of such property or assets by the Partnership or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

3. any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

4. any lien upon any property or assets existing thereon at the time of the acquisition thereof by the Partnership or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;

5. any lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such person at the time such person becomes a Subsidiary;

6. with respect to any series, any lien upon any property or assets of the Partnership or any Subsidiary in existence on the date the Senior Debt Securities of such series are first issued or provided for pursuant to agreements existing on such date;

7. liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which the Partnership or the applicable Subsidiary has not exhausted its appellate rights;

8. any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (7) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of the Partnership and its subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

9. any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing debt of the Partnership or any Subsidiary.


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Notwithstanding the foregoing, under the Senior Indenture, the
Partnership may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure debt of the Partnership or any person
(other than the Senior Debt Securities) that is not excepted by clauses (1) through (9), inclusive, above without securing the Senior Debt Securities issued under the Senior Indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible
Assets. (Section 1006)

"Permitted Liens" means:

(1) liens upon rights-of-way for pipeline purposes;

(2) any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, material-men's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(4) liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Partnership or any Subsidiary in good faith;

(5) liens of, or to secure performance of, leases, other than capital leases;

(6) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

(7) any lien upon property or assets acquired or sold by the Partnership or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(8) any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9) any lien in favor of the Partnership or any Subsidiary;

(10) any lien in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any debt incurred by the Partnership or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

(11) any lien securing industrial development, pollution control or similar revenue bonds;

(12) any lien securing debt of the Partnership or any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to Holders of outstanding securities under the Indenture (including the Debt Securities)

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in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding securities under the Indenture (including the Debt Securities), including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by the Partnership or any Subsidiary in connection therewith;

(13) liens in favor of any person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

(14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

"Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting there from:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its consolidated subsidiaries for the Partnership's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

Restriction on Sale-Leasebacks. The Senior Indenture provides that the Partnership will not, and will not permit any Subsidiary to, engage in the sale or transfer by the Partnership or any Subsidiary of any Principal Property to a person (other than the Partnership or a Subsidiary) and the taking back by the Partnership or any Subsidiary, as the case may be, of a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

(3) the Partnership or such Subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Senior Debt Securities; or

(4) the Partnership or such Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (A) the prepayment, repayment, redemption, reduction or retirement of any debt of the Partnership or any Subsidiary that is not subordinated to the Senior Debt Securities, or (B) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of the Partnership or its Subsidiaries.

"Attributable Indebtedness," when used with respect to any to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the

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amount shall also include the amount of the penalty or
termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

Notwithstanding the foregoing, under the Senior Indenture the Partnership may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding debt (other than the Senior Debt Securities) secured by liens upon Principal Properties not excepted by clauses (1) through
(9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of the Consolidated Net Tangible Assets. (Section 1007)

Addition and Release of Guarantees. The Senior Indenture will provide that if any Subsidiary of the Partnership is a guarantor or obligor of any Funded Debt of the Partnership at any time on or subsequent to the date on which the Senior Debt Securities are originally issued (including, without limitation, following any release of such Subsidiary from its Guarantee as described below), then the Partnership will cause the Senior Debt Securities to be equally and ratably guaranteed by such Subsidiary. Under the terms of the Senior Indenture, a Guarantor may be released from its Guarantee if such Guarantor is not a guarantor or obligor of any Funded Debt of the Partnership, provided that no Default of Event of Default under the Senior Indenture has occurred or is continuing. (Section 1008)

Initially, we expect that the Guarantors will be Alberich, LLLP. Each of the Guarantees will be an unsecured obligation of a Guarantor and will rank equally with that Guarantor's guarantee under the Partnership's existing credit facility and existing and future unsecured debt that is not expressly subordinated to its Guarantee.

Each Guarantor is obligated under its Guarantee only up to an amount that will not constitute a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

PAYMENT AND TRANSFER

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indentures or any prospectus supplement. Debt Securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement. (Section 307)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 305)

DEFEASANCE

We and the Guarantors may choose to either discharge our obligations on the Debt Securities of any series in a covenant defeasance, or to release ourselves from our covenant restrictions on the Debt Securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of the series. If we choose the legal defeasance option, the holders of the Debt Securities of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities, replacement of lost, stolen or mutilated Debt Securities conversion or exchange of Debt Securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 1302)

We may discharge our obligations under the Indentures or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject then to

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different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the Debt Securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

BOOK ENTRY, DELIVERY AND FORM

The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary. Book-entry notes of a series will be issued in the form of a global note that will be deposited with DTC. This means that we will not issue certificates to each holder. One global note will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificate note, a global note may not be transferred; except that DTC, its nominees and their successors may transfer a global note as a whole to one another.

Beneficial interests in global notes will be shown on, and transfers of global notes will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant's accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange,
Inc. and the National Association of Securities Dealers, Inc.

We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global notes for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes.

It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global notes as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global notes, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with notes held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

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Notes represented by a global note will be exchangeable for certificate notes with the same terms in authorized denominations only if:

*	DTC notifies us that it is unwilling or unable to
continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or o we determine not to require all of the notes of a series to be represented by a global note and notify the Trustee of our decision.

CONVERSION RIGHTS

We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which debt securities may be convertible into shares of our units. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO TRUSTEE

Each Indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us. (Section 102)

REPORT TO HOLDERS OF DEBT SECURITIES

The Trustee is required to submit an annual report to the holders of the Debt Securities regarding, among other things, the Trustee's eligibility to serve as such, the priority of the Trustee's claims regarding certain advances made by it, and any action taken by the Trustee materially affecting the Debt Securities.

THE TRUSTEE

We will name the trustee for each Indenture in the applicable prospectus supplement. We anticipate that the same person initially will act as trustee under the Senior Indenture and the Subordinated Indenture.

Pursuant to the Indentures and the Trust Indenture Act of 1939, as amended, governing trustee conflicts of interest, any uncured Event of Default with respect to any series of Senior Debt Securities will force the trustee to resign as trustee under either the Subordinated Indenture or the Senior Indenture. Likewise, any uncured Event of Default with respect to any series of Subordinated Debt Securities will force the trustee to resign as trustee under either the Senior Indenture or the Subordinated Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the trustee with respect to the Debt Securities of such series. (Section 610)

Each Indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes a creditor of the Partnership, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. (Section
613)

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DESCRIPTION OF UNITS

NUMBER OF UNITS

Our partnership agreement does not limit the number of Units we may issue.

DISTRIBUTIONS

Our partnership agreement requires us to distribute 100% of "Available Cash" to the Partners within 45 days following the end of each calendar quarter. "Available Cash" consists generally of all of our cash receipts, less cash disbursements and net additions to reserves.

We distribute Available Cash for each quarter as follows:

*	first, 98% to the Limited Partners and 2% to the General
Partner until the Limited Partners have received a total of $.3025 per Unit for such quarter;

*	second, 85% to the limited Partners and 15% to the
General Partner until the Limited Partners have received a total of $.3575 per Unit for such quarter;

*	third, 75% to the Limited Partners and 25% to the General
Partner until the Limited Partners have received a total of $.4675 per Unit for such quarter; and

*	fourth, thereafter 50% to the Limited Partners and 50% to
the General Partner.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar for the Units will be determined before distribution of the units.

SUMMARY OF PARTNERSHIP AGREEMENT

A summary of the important provisions of our partnership agreement is included in the reports filed with the SEC.

A copy of the partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. Unless otherwise specifically described, references in this prospectus to the term "partnership agreement" constitute references to the partnership agreements of Alberich, LLLP and its operating partnerships collectively

ADMINISTRATIVE MATTERS

Information Returns and Audit Procedures. The Partnership intends to furnish to each holder of Units within 90 days after the close of each Partnership taxable year, certain tax information, including a Schedule K-1. The Schedule K-1 will list each holder's allocable share of the Partnership's income, gain, loss, deduction and credit. In preparing this information, which counsel will generally not review, the General Partner will use various accounting and reporting conventions to determine the respective Unit holder's allocable share of income, gain, loss, deduction and credits. Some of these conventions were discussed above. There is no assurance that any such conventions will yield a result which conforms to the requirements of the Code, the Regulations or administrative interpretations of the IRS. The General Partner cannot assure a current or prospective holder of Units that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible.

The IRS may in the future audit the Partnership which could result in adjustments to the Partnership's tax returns. A holder of Units owning less than a 1% profits interest in the Partnership has limited rights to participate in the income tax audit process. Further, any adjustments in the Partnership's returns will lead to

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adjustments in Unit holder's returns and may lead to audits of their returns and adjustments of items unrelated to the Partnership. Each Unit holder would bear the cost of any expenses incurred in connection with an examination of such holder's personal tax return.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. Under the 1997 Act, any penalty relating to an adjustment to a partnership item is determined at the partnership level. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Partnership Agreement appoints the General Partner as the Tax Matters Partner.

The Tax Matters Partner will make certain elections on behalf of the Partnership and holders of Units and can extend the statute of limitations for assessment of tax deficiencies against holders of Units with respect to the Partnership items. The Tax Matters Partner may bind a holder of Units with less than a 1% profits interest in the Partnership to a settlement with the IRS, unless such holder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review of a final partnership administrative adjustment. All the holders of Units would be bound by the court's decision in the judicial review. If the Tax Matters Partner fails to seek judicial review, any holder having at least a 1% interest in the profits of the Partnership or holders of Units having in the aggregate at least a 5% profits interest may seek such a review. However, only one action for judicial review will go forward, and each holder of Units with an interest in the outcome may participate.

A holder of Units must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is inconsistent with the treatment of the item on the Partnership's return to avoid the requirement that all items be treated consistently on both returns. A holder of Units may have to pay substantial penalties if it intentionally or negligently disregards the consistency requirement.

Electing Large Partnerships. The 1997 Act provides that certain partnerships with at least 100 partners may elect to be treated as an electing large partnership ("ELP") for tax years ending after December 31, 1997. If Congress makes further revisions to the law, it is possible that at some future date the Partnership will make this election to be taxed as an electing large partnership. However, based on current law, the Partnership does not intend to make such an election.

Under the reporting provisions of the 1997 Act, each partner of an ELP will take into account separately such partner's share of several designated items, determined at the partnership level. The ELP procedures provide that any tax adjustments generally would flow through to the holders of Units for the year in which the adjustment takes effect, and the adjustments would not affect prior-year returns of any holder, except in the case of changes to any holder's distributive share. In lieu of passing through an adjustment to the holders of Units, the Partnership may elect to pay an imputed underpayment. The Partnership, and not the holders of Units, would be liable for any interest and penalties resulting from a tax adjustment.

Nominee Reporting. Persons who hold an interest in the Partnership as a nominee for another person are required to furnish to the Partnership:

*	the name, address and taxpayer identification number of
the beneficial owners and the nominee;

*	whether the beneficial owner is (1) a person that is not
a United States person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing or (3) a tax-exempt entity;

*	the amount and description of Units held, acquired or
transferred for the beneficial owners; and

*	certain information including the dates of acquisitions
and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

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Brokers and financial institutions are required to furnish
additional information, including whether they are a United States person and certain information on Units they acquire, hold or transfer for their own account. A Unit holder may have to pay a penalty of $50 per failure (up to a maximum of $100,000 per calendar year) for failure to report such information to the Partnership. The nominee must supply the beneficial owner of the Units with the information furnished to the Partnership.

Registration as a Tax Shelter. The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Treasury Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. The Partnership may not be subject to the registration requirement on the basis that (1) it does not constitute a tax shelter, or
(2) it constitutes a projected income investment exempt from registration.

Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax which is attributable to one or more of certain listed causes, including substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. A Unit holder will not have to pay a penalty with respect to any portion of an underpayment if it is shown that there was a reasonable cause for such portion and that the taxpayer acted in good faith with respect to such portion.

A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion:

*	is attributable to an item with respect to which there
is, or was, "substantial authority" for the position taken on the return; or

*	is attributable to an item for which there was a
reasonable basis for the tax treatment of the items and as to which the pertinent facts are disclosed on the return.

Certain more stringent rules apply to "tax shelters," which term includes a partnership if a significant purpose of such entity is the avoidance or evasion of income tax. This term does not appear to include the Partnership. If any Partnership item of income, gain, loss, deduction or credit included in the distributive shares of Unit holders might result in such an "understatement" of income for which no "substantial authority" exists, the Partnership must disclose the pertinent facts on its return. In addition, the Partnership will make a reasonable effort to furnish sufficient information for holders of Units to make adequate disclosure on their returns to avoid liability for this penalty.

A substantial valuation misstatement exists if the value of any property (or the adjusted basis of any property) claimed on a tax return is 200% or more of the amount determined to be the correct amount of such valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement is in excess of $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

STATE, LOCAL AND OTHER TAXES

Holders of Units may have to pay other taxes, such as:

*	state and local taxes;

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*	unincorporated business taxes;

*	estate or inheritance taxes; or

*	intangible taxes in the various jurisdictions in which
the Partnership does business or owns property. Unit holders should consider state and local tax consequences of an investment in the Partnership.

A holder of Units will likely have to file state income tax returns and/or pay taxes in most of these states and may be subject to penalties for failure to do so. Some of the states may require the Partnership to withhold a percentage of the distribution to a holder of Units that is not a resident of the state. Such amounts withheld, if any, which may be greater or less than a particular holder's income tax liability to the state, generally do not relieve the non-resident Unit holder from the obligation to file a state income tax return. Amounts withheld, if any, will be treated as if distributed to holders of Units for purposes of determining the amounts distributed by the Partnership. Based on current law and its estimate of future partnership operations, the General Partner does not anticipate withholding any material amount. In addition, an obligation to file tax returns or to pay taxes may arise in other states.

The Partnership also may own, directly or indirectly, interests in several corporations which will be subject to state income tax on their income.

Each prospective holder of Units should investigate the legal and tax consequences, under the laws of pertinent states or localities, of such investment in the Partnership. Further, each holder of Units must file all required state and local, as well as federal tax returns. Counsel has not rendered an opinion on the state and local tax consequences of an investment in the Partnership.

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DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summarizes the terms of the debt warrants we may offer. The debt warrants will be subject to the detailed provisions of a debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

GENERAL

We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:

*	the offering price, if any;

*	the designation, aggregate principal amount and terms of
the debt securities purchasable upon exercise of the warrants;

*	if applicable, the designation and terms of the debt
securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

*	if applicable, the date on and after which the debt
warrants and the related securities will be separately transferable;

*	the principal amount of debt securities purchasable upon
exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

*	the dates on which the right to exercise the debt
warrants begins and expires;

*	U.S. federal income tax consequences;

*	whether the warrants represented by the debt warrant
certificates will be issued in registered or bearer form;

*	the currencies in which the offering price and exercise
price are payable; and

*	if applicable, any anti-dilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrant holders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

EXERCISE OF DEBT WARRANTS

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

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DESCRIPTION OF THE WARRANTS TO PURCHASE UNITS

The following summarizes the terms of unit warrants we may issue. This description is subject to the detailed provisions of a warrant agreement that we will enter between us and a warrant agent we select at the time of issue.

GENERAL

We may issue warrants evidenced by warrant certificates under the warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer warrants, the prospectus supplement will describe the terms of the warrants, including:

*	the offering price, if any;

*	if applicable, the designation and terms of the units
purchasable upon exercise of the unit warrants;

*	the number of units purchasable upon exercise of one unit
warrant and the initial price at which the units may be purchased upon exercise;

*	the dates on which the right to exercise the unit
warrants begins and expires;

*	U.S. federal income tax consequences;

*	call provisions, if any;

*	the currencies in which the offering price and exercise
price are payable; and

*	if applicable, the anti-dilution provisions of the unit
warrants.

The units we issue upon exercise of the unit warrants will, when issued in accordance with the unit warrant agreement, be validly issued, fully paid and non-assessable.

EXERCISE OF UNIT WARRANTS

You may exercise unit warrants by surrendering to the unit warrant agent the unit warrant certificate, which indicates your election to exercise all or a portion of the unit warrants evidenced by the certificate. Surrendered unit warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The unit warrant agent will deliver certificates evidencing duly exercised unit warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of units purchased. If you exercise fewer than all the unit warrants evidenced by any certificate, the unit warrant agent will deliver a new unit warrant certificate representing the unexercised unit warrants.

NO RIGHTS AS UNIT HOLDERS

Holders of unit warrants are not entitled to vote, to consent, to receive dividends or to receive notice as unit holders with respect to any meeting of unit holders, or to exercise any rights whatsoever as unit holders of Alberich, LLLP

DESCRIPTION OF THE UNIT PURCHASE UNITS AND UNIT PURCHASE
CONTRACTS

The following summarizes the general terms of unit purchase units and unit purchase contracts we may issue. The particular terms of any unit purchase units or unit purchase contracts we offer will be described in the prospectus supplement. This description is subject to the unit purchase contracts, and any collateral arrangements and depositary arrangements, relating to the unit purchase contracts or unit purchase units.

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We may issue unit purchase contracts, including contracts
obligating holders to purchase from us, and us to sell to the holders, a specified number of units at a future date or dates. We may fix the consideration per unit at the time we issue the units, or the consideration may be determined by referring to a specific formula stated in the unit purchase contracts. We may issue the units separately or as a part of unit purchase units consisting of a unit purchase contract and debt securities, or debt obligations of third parties, including U.S. Treasury securities, which secure the holders' obligations to purchase the units under the unit purchase contracts. The unit purchase contracts may require us to make periodic payments to the holders of the unit purchase units or vice versa. These payments may be unsecured or prefunded on some basis. The unit purchase contracts may require holders to secure their obligations in a specified manner.

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DESCRIPTION OF THE THIRD-PARTY WARRANTS

The following summarizes the terms of third-party warrants we may issue. This description is subject to the detailed provisions of a third-party warrant agreement that we will enter with a third-party warrant agent we will select at the time of issue.

GENERAL

We may issue third-party warrants evidenced by third-party warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer third-party warrants, the prospectus supplement will describe the terms of the warrants, including:

*	the offering price, if any;

*	the designation, aggregate principal amount and terms of
the third-party securities purchasable upon exercise of the warrants;

*	if applicable, the designation and terms of the third-
party securities with which the third-party warrants are issued and the number of third-party warrants issued with each such third-party security;

*	if applicable, the date on and after which the third-
party warrants and the related third-party securities will be separately transferable;

*	the number or principal amount of third-party securities
purchasable upon exercise of one third-party warrant and the price at which the principal amount of third-party securities may be purchased upon exercise;

*	the dates on which the right to exercise the third-party
warrants begins and expires;

*	U.S. federal income tax consequences;

*	whether the warrants represented by the third-party
warrant certificates will be issued in registered or bearer form;

*	the currencies in which the offering price and exercise
price are payable; and

*	if applicable, any anti-dilution provisions.

The prospectus supplement will identify the third-party securities, the third-party issuer and all documents filed by the third-party issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the third-party issuer's last completed fiscal year for which a Form 10-K annual report has been filed. It will identify the document or documents filed under the Exchange Act that contain a description of the third-party securities being sold. If no such document or documents exist, the prospectus supplement will include a description of the third-party securities being sold. We will offer third-party warrants only with respect to third-party securities of third-party issuers, or any successor form, for primary offerings under the rules and regulations of the SEC. To the extent the Securities Act requires registration of the third-party securities by the third-party issuer, we will cause the third-party issuer to file a third-party registration statement under the Securities Act. If the exercise of third-party warrants requires the third-party to have an effective third-party registration statement at the time of exercise, the exercise will be subject to the effectiveness of such registration statement.

You may exchange third-party warrant certificates for new third-party warrant certificates of different denominations and may, if in registered form, present third-party warrant certificates for registration of transfer at the corporate trust office of the third-party warrant agent, which will be listed in the prospectus

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supplement. Warrant holders do not have any of the rights of holders of third-party securities, except as may be otherwise set forth in the prospectus supplement.

EXERCISE OF THIRD-PARTY WARRANTS

You may exercise third-party warrants by surrendering the third-party warrant certificate at the corporate trust office of the third-party warrant agent, with payment in full of the exercise price. Upon the exercise of third-party warrants, the third-party warrant agent will, as soon as practicable, deliver the third-party securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the third-party warrants evidenced by the third-party warrant certificate are exercised, the agent will issue a new third-party warrant certificate for the remaining amount of third-party warrants.

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DESCRIPTION OF THE FOREIGN CURRENCY EXCHANGE WARRANTS

GENERAL

The following summarizes the general terms and provisions of the currency warrants to which any prospectus supplement may relate. The particular terms of any currency warrants we offer will be described in the prospectus supplement.

We will issue each of the currency warrants under a separate currency warrant agreement between us and a bank or trust company, as currency warrant agent. A single bank or trust company may act as currency warrant agent for more than one issue of currency warrants. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any currency warrant holders. The following summary of certain provisions of the currency warrants and the form of currency warrant agreement are not complete.

We will have the right to "reopen" any outstanding issue of currency warrants by issuing additional currency warrants of such issue. We have not determined the specific circumstances under which we may decide to reopen an outstanding issue of currency warrants. Although we would do so only in a manner we believe would not adversely affect the trading price of the outstanding currency warrants of an issue, we cannot guarantee that the reopening of any outstanding issue of currency warrants will not have a material adverse effect on the trading price of outstanding currency warrants of such issue.

Each currency warrant will entitle the currency warrant holder to receive from us the cash settlement value of the warrant, which will be a cash amount in U.S. dollars. In the case of a currency put warrant we will determine the amount by referring to the amount, if any, by which a predetermined exchange rate of a reference currency as compared to the U.S. dollar or a predetermined level or range of levels of a currency index, as applicable (the "Strike Rate"), exceeds the then-current spot exchange rate of the reference currency as compared to the U.S. dollar or the then-current level or range of levels of such currency index (the "Spot Rate") on a date following the exercise date. In the case of a currency call warrant, we will determine the amount by referring to the amount, if any, by which the Spot Rate on the date of exercise exceeds the Strike Rate. The prospectus supplement for an issue of currency warrants will state the formula pursuant to which we will determine the cash settlement value. The Strike Rate may either be a fixed amount or an amount that varies during the term of such currency warrants in accordance with a schedule or formula. Certain currency warrants may entitle the currency warrant holder to receive from us, upon automatic exercise at expiration and under any other circumstances specified in the prospectus supplement, an amount equal to the greater of the cash settlement value and a minimum expiration value. In addition, if stated in the prospectus supplement, following an extraordinary event or exercise limitation event, we may calculate the cash settlement value of a currency warrant on a different basis.

We will settle a currency warrant only in U.S. dollars. Accordingly, a currency warrant will not entitle a currency warrant holder to sell, deliver, purchase or take delivery of any non-U.S. currency. We will have no obligation to, nor will we, purchase or take delivery of or sell or deliver any non-U.S. currency from or to currency warrant holders pursuant to the currency warrants.

Unless otherwise specified in the prospectus supplement, the currency warrants will be automatically exercised upon expiration. The prospectus supplement also may provide that the currency warrants will be automatically exercised upon the occurrence of other events. If they are automatically exercised, currency warrant holders will receive the cash settlement value, or if the currency warrants have a minimum expiration value they will receive the greater of the cash settlement value and the applicable minimum expiration value. The minimum expiration value may be either a fixed amount or an amount that varies during the term of the currency warrants in accordance with a schedule or formula.

We may cancel the currency warrants upon the occurrence of one or more extraordinary events described in the prospectus supplement. We may suspend any exercise of the currency warrants and postpone the valuation of or payment for such warrants upon the occurrence of an extraordinary event or certain other events described in the prospectus supplement. Upon cancellation, suspension or postponement, the

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affected warrant holders may be entitled to receive only the applicable cancellation amount or alternative settlement amount specified in the prospectus supplement. The cancellation amount or alternative settlement amount may be either a fixed amount or an amount that varies during the term of the currency warrants in accordance with a specified schedule or formula.

The prospectus supplement will state the terms of any currency warrants we offer, including, as applicable:

*	the aggregate amount of such currency warrants;

*	the offering price of such currency warrants;

*	either (1) the reference currency, which may be a non-
U.S. currency or units of two or more non-U.S. currencies, or
(2) the currency index, which may be compiled and published by a third party or based on index currencies we select;

*	whether the currency warrants are currency put warrants
or currency call warrants;

*	the dates on which the right to exercise the currency
warrants begins and expires;

*	the manner in which currency warrants may be exercised;

*	the minimum number, if any, of currency warrants
exercisable at any one time;

*	the maximum number of currency warrants that may be
exercised on any day;

*	any provisions permitting a currency warrant holder to
condition an exercise notice on the absence of certain specified changes in the Spot Rate after the exercise date, any provisions permitting us to suspend exercise of or to redeem such currency warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such currency warrants;

*	any provisions for the automatic exercise of such
currency warrants;

*	any provisions permitting us to suspend the exercise of,
or postpone the valuation of or payment for, the currency warrants;

*	the method of determining the amount payable in
connection with the exercise or cancellation of the currency warrants;

*	the time or times at which we will make payments on
currency warrants;

*	the national securities exchange or quotation system on
which the currency warrants will be listed, if at all;

*	whether we may issue currency warrants in certificated
form;

*	if currency warrants are not issued in book-entry form,
the place or places at which we will pay the cash settlement value, cancellation amount, if any, alternative settlement amount, if any, or minimum expiration value, if any, of the currency warrants;

*	U.S. federal income tax consequences;

*	procedures for book entry and settlement; and

*	procedures for modification.

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ADDITIONAL ISSUANCES OF OTHER CURRENCY WARRANTS

We may issue additional currency warrants that are the same as or different from any outstanding currency warrants without the consent of the currency warrant holders.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

Unless the prospectus supplement states otherwise, if we merge or consolidate or sell substantially all our assets, the successor corporation will assume all our obligations under the currency warrant agreement and currency warrants. We will have no further obligation under the currency warrant agreement and currency warrants.

ENFORCEABILITY OF RIGHTS BY CURRENCY WARRANTHOLDERS

Any currency warrant holder may, without the consent of the currency warrant agent, enforce on its own behalf its rights under its currency warrants.

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DESCRIPTION OF THE OTHER WARRANTS

GENERAL

The following summarizes the general terms and provisions of the other warrants to which any prospectus supplement may relate. The particular terms of any other warrants we offer will be described in the prospectus supplement.

We will issue each of the other warrants under a separate warrant agreement between us and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one issue of other warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such other warrants. The following summaries of certain provisions of the other warrants and the form of other warrant agreement are not complete. We strongly urge you to read all the provisions of the other warrants and the other warrant agreement.

We may have the right to "reopen" any outstanding issue of other warrants by issuing additional other warrants of such issue. Although we would do so only in a manner that we believe would not have a material adverse effect on the trading price of the outstanding other warrants of such issue, we cannot guarantee that the reopening of any outstanding issue of other warrants will not have a material adverse effect on the trading price of outstanding other warrants of such issue.

Each other warrant will entitle the warrant holder to receive from us the cash settlement value of the warrant, which will be in U.S. dollars. In the case of a put warrant, we will determine the amount by referring to the amount, if any, by which a predetermined value of a commodity or a predetermined level or range of levels of a commodity index, as applicable (the "Commodity Strike Rate"), exceeds the then-current value of a commodity or the level of the commodity index, as applicable (the "Commodity Spot Rate") on a date following the exercise date. In the case of a call warrant, we will determine the amount by referring to the amount, if any, by which the Commodity Spot Rate on the valuation date exceeds the Commodity Strike Rate. The prospectus supplement for an issue of other warrants will set forth the formula pursuant to which the cash settlement value of such other warrants will be determined. The Commodity Strike Rate may either be a fixed amount or an amount that varies during the term of the other warrants in accordance with a schedule or formula.

We will settle the other warrants only in U.S. dollars and, accordingly, they will not entitle a warrant holder to sell, deliver, purchase or take delivery of any commodity or non-U.S. currency to or from us. We will have no obligation to, nor will we, purchase or take delivery of or sell or deliver any commodity or non-U.S. currency from or to the warrant holders pursuant to the other warrants.

The prospectus supplement will state the terms of any other warrants we offer, including, as applicable:

*	the aggregate amount of such other warrants;

*	the offering price of such other warrants;

*	either (1) the commodity or (2) the commodity index,
which may be compiled and published by a third party or based on commodity indexes we select;

*	whether such other warrants are put warrants or call
warrants;

*	the dates on which the right to exercise such other
warrants begins and expires;

*	the manner in which such other warrants may be exercised;

*	the minimum number, if any, of other warrants exercisable
at any one time;

*	the maximum number of other warrants that may be
exercised on any day;

*	any provisions permitting a warrant holder to condition
an exercise notice on the absence of certain specified changes in the Commodity Spot Rate after the exercise date, any provisions permitting us to suspend exercise of, or to redeem, such other warrants based on market conditions or other circumstances and any other special provisions relating to the exercise of such other warrants;

*	any provisions for the automatic exercise of such other
warrants;

*	any provisions permitting us to suspend the exercise of,
or postpone the valuation of or payment for, such other warrants;

*	the method of determining the amount payable in
connection with the exercise or cancellation of such other warrants;

*	the time or times at which we will make payments on such
other warrants;

*	the national securities exchange or quotation system on
which such other warrants will be listed, if at all;

*	whether we may issue other warrants in certificated form;

*	if other warrants are not issued in book-entry form, the
place or places at which we will pay the cash settlement value, cancellation amount, if any, alternative settlement amount, if any, and minimum expiration value, if any, of the other warrants;

*	U.S. federal income tax consequences;

*	procedures for book entry and settlement; and

*	procedures for modification.

ADDITIONAL ISSUANCES OF OTHER WARRANTS; MERGER, CONSOLIDATION,
SALE OR OTHER DISPOSITIONS; ENFORCEABILITY OF RIGHTS BY OTHER
WARRANT HOLDERS

Unless otherwise indicated in the prospectus supplement, the information provided under "Description of the Foreign Currency Exchange Warrants -- Additional Issuances of Other Currency Warrants; -- Merger, Consolidation, Sale or Other Dispositions" and "-- Enforceability of Rights by Currency Warrant holders" will apply to the other warrants.

PLAN OF DISTRIBUTION

We may sell the Securities directly, through agents, or to or through underwriters or dealers (possibly including our affiliates). Read the prospectus supplement to find the terms of the Securities offering, including:

*	the names of any underwriters, dealers or agents;

*	the offering price;

*	underwriting discounts;

*	sales agents' commissions;

*	any initial public offering price;

*	other forms of underwriter or agent compensation;

*	discounts, concessions or commissions that underwriters
may pass on to other dealers;

*	any exchange on which the Securities may be listed.

We may change the offering price, underwriter discounts or concessions, or the price to dealers when necessary. Discounts or commissions received by underwriters or agents and any profits on the resale of the Securities by them may constitute underwriting discounts and commissions under the Securities Act of 1933.

Unless we state otherwise in the prospectus supplement, underwriters will need to meet certain requirements before purchasing the Securities. Underwriters may only purchase all of the Securities. Agents will act on a "best efforts" basis during their appointment. We will also state the net proceeds from the sale in the prospectus supplement.

Any brokers or dealers that participate in the distribution of the Securities may be "underwriters" within the meaning of the Securities Act for such sales. Profits, commissions, discounts or concessions received by any such broker or dealer may be underwriting discounts and commissions under the Securities Act.

When necessary, we may fix the Securities distribution using changeable, fixed prices, market prices at the time of sale, prices related to market prices, or negotiated prices.

We may, through agreements, indemnify underwriters, dealers or agents who participate in the distribution of the Securities against certain liabilities including liabilities under the Securities Act. We may also provide funds for payments such underwriters, dealers or agents may be required to make. Underwriters, dealers and agents, and their affiliates may transact with us and our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Our counsel will issue an opinion for us about the legality of the Securities and the material federal income tax considerations regarding the Securities. Any underwriter will be advised about other issues relating to any offering by their own legal counsel.

WHERE YOU CAN FIND MORE INFORMATION

Alberich, LLLP will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents at no cost by request directed to them at the following address and telephone number:

Alberich, LLLP
1754 Market Drive
Suite 500
Stillwater, MN 55082
(612) 605-8665

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

We will incur and pay the following costs of this transaction.
All amounts other than the SEC registration fee are estimated.

Description of Expense:
Securities and Exchange Commission registration fee
$	*
Printing
$	*
Legal fees and expenses
$	*
Accounting fees and expenses
$	*
Miscellaneous
$	*
Rating Agencies
$	*
Trustee's Fees & Expenses
$	*

Total
$	*
__________
*  To be provided by amendment.
__________

TABLE OF CONTENTS

PROSPECTUS
PROSPECTUS SUMMARY
P-1
THE PARTNERSHIP
P-2
RISK FACTORS
P-3
USE OF PROCEEDS
P-8
DISTRIBUTION POLICY
P-9
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
P-13
DESCRIPTION OF I-UNITS
P-30
MATERIAL TAX CONSIDERATIONS
P-33
ERISA CONSIDERATIONS
P-36
PLAN OF DISTRIBUTION
P-38
WHERE YOU CAN FIND MORE INFORMATION
P-39
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
P-40

PROSPECTUS SUMMARY

You should rely only on the information contained or incorporated by reference in this prospectus. Alberich, LLLP has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Alberich, LLLP may have changed since those dates. Please carefully consider and evaluate all of the information provided in this prospectus, including the risk factors listed and described under "RISK FACTORS," and the financial statements and the notes to those statements. In addition to historical information, this Prospectus includes forward-looking statements and information that are based on our beliefs, plans, expectations and assumptions and on information currently available to us. The words "may," "should," "expect," "anticipate," "intend," "plan," "continue," "believe," "seek," "estimate," and similar expressions used in this prospectus that do not relate to historical facts are intended to identify forward-looking statements. The forward-looking statements in this prospectus are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including but not limited to the risk factors described under RISK FACTORS." The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "RISK FACTORS." Many of such factors are beyond the Company's ability to control or predict. As a result, Alberich, LLLP future actions, financial condition, and results of operations could differ materially from those expressed in any forward-looking statements made by the Company. You should not put undue reliance on forward-looking statements. We do not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. As used in this Registration Statement the Company", "we," "us," "our" or "Alberich" means Alberich, LLLP.

In addition, Alberich's classification as a partnership for federal income tax purposes means that generally it does not pay federal income taxes on its net income. Alberich does, however, pay taxes on the net income of subsidiaries that are corporations. Alberich relies on a legal opinion from its counsel, and not a ruling from the Internal Revenue Service, as to its proper classification for federal income tax purposes. If Alberich were to be classified as a corporation for tax purposes, its tax payment would decrease the amount of cash available for distribution to its partners.


THE PARTNERSHIP

ALBERICH, LLLP

Alberich is a direct marketer, designer and manufacturer of embedded computer solutions based upon a wide variety of open standard bus designs such as VME, CPCI, PCI, PMC, Multibus, ISA, and special custom buses. The Company's products are used by original equipment manufacturers ("OEMs"), systems integrators and end-users in various industries; including Manufacturing Automation, Business Intelligence, Healthcare, Oil & Gas Refining/Extraction, Telecommunications, Environmental Monitoring, and Test and Measurement. Unlike general purpose computers, embedded computer solutions are i) incorporated into systems and equipment to provide a single or a limited number of critical system control functions; ii) generally integrated into larger automated systems; and iii) often have extended product life cycles. The Company's embedded computers are based upon the Intel & AMD x86 architecture and are typically capable of running personal computer ("PC") compatible operating systems and application software.

Recently the Company introduced its ALB suite of PC-based control software modules that run on standard PC platforms using the Windows operating system. ALB modules provide a comprehensive set of tools used to create data acquisition and control systems and to interconnect the large number of legacy control products commonly found in industrial plants. The Company's ALB software is designed for compliance with open industry standards, and the software modules can be mixed and matched to provide solutions for a variety of industrial applications. The Data Acquisition and Control market represents the largest market for Alberich's product solutions.

The Company is also involved in networking systems of dissimilar buses using adapters, high-performance networks, and synergistic software. The Company's family of networking products is based on a technology known in the computer industry as "Reflective Memory." Alberich's connectivity products allow low maintenance, high-speed communication between PC computers, workstations, computer mainframes and embedded computers manufactured by a wide variety of companies.

The Company markets and sells more than 200 different products worldwide, including application-specific embedded computer subsystems, board-level modules, control and driver software, and network products. In addition to offering standard commercial products, the Company is involved in the development of custom products for high-volume applications.

Alberich continues to invest heavily in new and enhanced technology, including software, and has focused its attention on highly vertical markets to support faster growth, and more consistent profitability. The Company's business strategy consists of these key elements:

*	Expand the Company's leadership position in its core
board-level products and systems markets.
*	Further develop markets for new PC based control software
such as ALB.
*	Widen the Company's philosophy and reputation as a
company dedicated to customer support and relations.
*	Apply the Company's technology and industry knowledge to
create new solutions for existing and new customers.
*	Focus on PC single-board computers and related software
for multiple markets.
*	Focus on the communications industry with the Company's
Reflective Memory product line and PC single board computer
product line.
*	Expand the Company's new business of offering software
and complimentary hardware products for the Industrial
Automation and Test and Measurement markets.

RISK FACTORS

ALBERICH, LLLP COULD BE TREATED AS A CORPORATION FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE TREATMENT OF ALBERICH, LLLP AS A CORPORATION WOULD SUBSTANTIALLY REDUCE ANY CASH DISTRIBUTIONS ON THE COMMON UNITS AND THE VALUE OF I-UNITS.

The anticipated benefit of an investment in our i-units depends largely on the treatment of Alberich, LLLP as a partnership for United States federal income tax purposes. Alberich, LLLP has not requested, and does not plan to request, a ruling from the Internal Revenue Service on this or any other matter affecting Alberich, LLLP Current law requires Alberich, LLLP to derive at least 90% of its annual gross income from specific activities to continue to be treated as a partnership for United States federal income tax purposes. Alberich, LLLP may not find it possible, regardless of its efforts, to meet this income requirement or may inadvertently fail to meet this income requirement. Current law may change so as to cause Alberich, LLLP to be treated as a corporation for United States federal income tax purposes without regard to its sources of income or otherwise subject Alberich, LLLP to entity-level taxation.

If Alberich, LLLP were to be treated as a corporation for United States federal income tax purposes, it would pay United States federal income tax on its income at the corporate tax rate, which is currently a maximum of 35%, and would pay state income taxes at varying rates. Distributions to us of additional i-units would generally be taxed as a corporate distribution. Because a tax would be imposed upon Alberich, LLLP as a corporation, the cash available for distribution to common unit holders would be substantially reduced, which would reduce the values of any i-units distributed quarterly to us and our i-units distributed quarterly to our i-unit holders. Treatment of Alberich, LLLP as a corporation would cause a substantial reduction in the value of our i-units.

FOREIGN CURRENCY RISKS

The Company is exposed to foreign currency fluctuations and changes in the market value of its investments. In the normal course of business, the Company employs established policies and procedures to manage its exposure to fluctuations in foreign currency values and changes in the market value of its investments.

The Company's objective in managing its exposure to foreign currency exchange rate fluctuations is to reduce the impact of adverse fluctuations in earnings and cash flows associated with foreign currency exchange rate changes. Accordingly, the Company utilizes foreign currency option contracts and forward contracts to hedge its exposure on anticipated transactions and firm commitments. The principal currencies hedged are the British pound, Japanese yen, German mark, French franc and Canadian dollar. The Company monitors its foreign exchange exposures daily to ensure the overall effectiveness of its foreign currency hedge positions. However, there can be no assurance the Company's foreign currency hedging activities will substantially offset the impact of fluctuations in currency exchange rates on its results of operations and financial position.

THE COMPANY MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN ITS
CURRENT OR FUTURE MARKETS

The standard bus embedded computer industry may become fragmented, and the Company may face competition in its product markets. Currently the Company's competitors differ depending on product type, geographic market, and application type.

THE COMPANY HAS DIVERTED RESEARCH AND DEVELOPMENT RESOURCES
FROM CORE PRODUCTS TO NEW TECHNOLOGIES.

The Company has recently undertaken substantial research and development efforts outside of its core business with the intent of increasing its revenue base and growth potential. This is reflected in the Company's strategy of offering ALB, embedded PC board products, and Reflective Memory products to the Industrial Automation markets and other more vertically integrated markets. In order to implement this strategy, the Company reduced its research and development investments in its core business while significantly increasing its investment in the new products designed to address these more vertical markets. If the Company is unsuccessful in these new markets, it will be dependent on its core business to maintain historical operating results.

SALES OF THE COMPANY'S NEW PRODUCTS MAY NOT MEET THE GROWTH
OBJECTIVES OF THE COMPANY.

Some of the Company's new hardware products will be sold at lower profit margins, and the Company requires significant market acceptance of these products to meet the growth objectives of the Company. While there has been significant customer interest in these new products there can be no assurance that these new products will be successful to the extent necessary to meet Alberich's growth objectives. If these new products are not successful, the Company's operating results and financial condition could be materially adversely affected.

THE COMPANY HAS LIMITED SOFTWARE BUSINESS EXPERIENCE.

The Company has made significant investments in PC based control software, software such as ALB, with the intention of marketing software-only products, systems involving such software, and board-level products involving such software. The Company's software-only products may not be received well in the industry because of a number of factors, including the reputation of the Company as a hardware supplier, competition from other manufacturers and quality of the software or software support. The future success of the Company in the stand-alone software business is subject to all of the risks inherent in the establishment of a new line of business. Unforeseen expenses, difficulties, complications and delays in developing and marketing the software, dependence upon current management, lack of market acceptance of ALB, or the effects of competition could prevent the Company from becoming successful as a software vendor. If ALB is not successful in the market, it could have a significant impact on the Company's financial condition and operating results.

THE COMPANY HAS INCREASED ITS DEBT LEVEL AND WORKING CAPITAL
REQUIREMENTS.

The Company's utilization of long-term debt is somewhat higher than the average company in this industry. A primary reason for the increase in long-term debt was the need for the Company to manage its growth. The Company believes its revenue level will be sufficient to service its long-term debt. However, if the revenues and profits of the Company substantially decrease, it will be more difficult for the Company to service its long-term debt, meet its current obligations, and continue with its current business plan. As of December 8, 2005 the Company had sufficient current assets to liquidate all of its current liabilities.

THE COMPANY'S PRODUCTS MAY BECOME OBSOLETE AND THE COMPANY MAY
BE UNABLE TO RESPOND TO FUTURE MARKET NEEDS.

Most of the Company's products are developed to meet certain industry standards. These standards continue to develop and are subject to change. Elimination or obsolescence of all or some of these standards could affect the design, manufacture, and sale of the Company's products and require costly redesign to meet new or emerging standards.

In general, technology in the computer industry, and the computer bus board industry specifically, is subject to rapid technological change. The introduction of new technology and products by others could adversely affect the Company's business. There is no assurance that future advances in technology may not make the Company's existing product line obsolete, resulting in increased competition, and requiring the Company to undertake costly redesign efforts. There can be no assurance that the Company will be able to incorporate new technology into its product lines or redesign its products to compete effectively.

Moreover, because new products and technologies require commitments well in advance of sales, decisions with respect to those commitments must accurately anticipate both future demand and the technology that will be available to meet that demand. There can be no assurance that the Company will be able to successfully anticipate or adapt to future technological changes, and failure to do so may materially adversely affect the Company's business, financial condition, or results of operations.

THE COMPANY MAY EXPERIENCE REDUCED CASH FLOWS AS A RESULT OF
SELLING PRODUCTS WITH SMALLER MARGINS, FLUCTUATIONS IN
OPERATING RESULTS AND INCREASES IN EXPENSES.

The Company is dependent upon the success of its recently developed ALB software, embedded PC board products and Reflective Memory products to substantially increase revenue growth. Embedded PC board products and Reflective Memory products typically yield smaller margins than the Company's traditional product mix and the Company's profits could therefore erode in the future.

In addition, the Company has experienced reduced net cash flows, attributable to substantial software development, inventory expansion, purchased technologies associated with PC single-board computers, the Company's expanded use of internal products for software development, and fluctuations in the Company's operating results. Moreover, because of the Company's high level of current fixed expenses and working capital requirements, and because the Company believes it should continue its current business strategy of expending substantial resources on research and development, Alberich may experience a negative cash flow position in the future.

THE COMPANY MAY NOT BE ABLE TO SUCCESSFULLY PROTECT ITS
INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION.

The Company's success is, to a significant degree, attributable to the unique features of its software, proprietary technology and other confidential information. Unfortunately, software and information technology industries have experienced widespread unauthorized reproduction of software products and other proprietary technology. While the Company has some patent protection for its hardware products, the Company's software is not patented, and existing copyright law offers only limited practical protection. For most of its intellectual property protection, Alberich relies on a combination of trade secret laws, copyright protection, common law intellectual property rights, license agreements, nondisclosure, and other contractual provisions. The Company does not, however, sell its software source code, or provide its customers access to the source code associated with its software products.

There is no assurance that the Company will be able to protect its trade secrets or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets. There is no assurance that foreign intellectual property laws will protect the Company's intellectual property rights. In addition, the computer industry is characterized by frequent litigation regarding patent and other intellectual property rights, and litigation has been, and may in the future be necessary to enforce the Company's trade secrets or to defend against claims of infringement. While Alberich believes that its proprietary rights do not infringe upon the proprietary rights of others, third parties may assert infringement claims against the Company in the future and such assertion could cause the Company to enter into a license agreement or royalty arrangement with the party asserting the claim. The Company may also be required to indemnify its customers for claims made against them. Responding to and defending any such claims, developing non-infringing intellectual property or acquiring licenses could have a material adverse affect on the Company's business, financial condition or results of operations.

THE COMPANY MAY NOT BE ABLE TO ADEQUATELY FINANCE ITS
CONTINUED GROWTH.

The Company has been growing since 2005. The Company may experience increased debt, rapid sales growth, high research and development expenditures, and an increased asset base. There are certain risks inherent in any growing company arising from such factors as increased working capital and capital expenditure requirements. Moreover, the Company's business strategy calls for substantial continued investment in new products. The Company also anticipates expanding its inventory and increasing investments in equipment and other fixed assets. There is no assurance that the Company will be successful in obtaining additional long-term debt or equity financing, or if obtained, there can be no assurance that the debt or equity financing will be on terms favorable to the Company or its i-unit holders. The failure of the Company to obtain additional funds or the obtaining of such funds on unfavorable terms could adversely affect the financial performance and prospects of the Company and any equity investment on unfavorable terms could cause substantial dilution to the security holders.

THE COMPANY WILL BE REQUIRED TO EXPENSE CERTAIN SOFTWARE
DEVELOPMENT COSTS IF SOFTWARE SALES ARE NOT SUFFICIENT TO
AMORTIZE THE CAPITALIZED SOFTWARE DEVELOPMENT COSTS OVER A
FIVE-YEAR PERIOD.

The Company, in fiscal year 2005, began to capitalize development costs associated with its ALB software and certain other software products. The Company will be required to amortize these costs against future sales of the software products over a five-year period after the release of the products.

The Company accounts for these software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. The Company capitalizes certain costs incurred in the production of computer software once technological feasibility of the product to be marketed has been established. Capitalization of these costs ceases when the product is considered available for general release to customers. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by Alberich. If software sales are not sufficient to amortize the capitalized costs over the five-year period the Company will be required to expense those capitalized costs, resulting in substantial write-offs.

THE COMPANY RELIES ON SUPPLIERS FOR MANY OF ITS ELECTRONIC
COMPONENTS, SOME OF WHICH CAN ONLY BE OBTAINED FROM A SINGLE
SOURCE.

Most of the Company's products contain state-of-the-art digital electronic components and integrated circuits. The Company is dependent upon third parties for the continuing supply of most of these components and all of its integrated circuits. Some of these components are obtained from a sole supplier, such as Altus, TriQuint, Intel, AMD, Tundra, Motorola or a limited number of suppliers, for which alternative sources would be difficult to locate. The Company has experienced shortages of integrated circuits and other key components from time to time, and this could result in delay s in product deliveries. The Company may also have to terminate its marketing of certain products, even newly developed products, when a component supplier terminates its production of a critical component. Moreover, suppliers may discontinue or upgrade some of the components incorporated into the Company's products, which could require the Company to redesign a product to incorporate newer or alternative technology. Although the Company believes it maintains good relationships with its suppliers, and has arranged for an adequate supply of components to meet its short-term requirements, any unavailability of components could cause delayed shipments and lead to customer dissatisfaction. Any sustained unavailability of components could materially adversely affect the Company's operating results and financial condition.

THE COMPANY HAS LIMITED MANUFACTURING FACILITIES AND MUST RELY
ON SUBCONTRACTORS TO COMPLETE SOME OF THE COMPANY'S PRODUCTS.

The Company relies on subcontractors for manufacturing some of the Company's products. The contractors may experience delays because of quality problems, backlog, component availability, financial difficulty, or other situations which could have an adverse effect on the Company's operating results and customer relationships. In this event, the Company may be required to find alternative subcontractors, and there can be no assurance that the Company could find suitable subcontractors.

THE LOSS OF ONE OR MORE MAJOR CUSTOMERS OR A NUMBER OF SMALLER
CUSTOMERS COULD ADVERSELY AFFECT THE COMPANY'S REVENUES AND
PROFITS.

If a major customer discontinued purchasing products from the Company, the Company's operating results and financial condition could be materially adversely affected. The Company expects that the government could be a significant source of sales. It is possible that changes in national policy or other factors could result in reduced defense spending which could materially adversely affect the operating results and financial condition of the Company.

LACK OF A PUBLIC MARKET AND CERTAIN TRANSFER RESTRICTIONS.

There presently exists no public market for the securities of the Company, nor is there any likelihood of one developing in the near future. A holder of the Company's securities may not be able to liquidate his or her position when liquidity is needed and may be required to retain the securities indefinitely.

THE COMPANY MAY NOT BE ABLE TO MAKE ACQUISITIONS AND THE
COMPANY'S ACQUISITIONS MAY NOT BE SUCCESSFUL.

Part of the Company's strategy for growth includes acquisitions of complementary technologies or businesses that would enhance the Company's capabilities or increase the Company's customer base. The Company's ability to expand successfully through acquisitions depends on many factors, including business and management's ability to effectively integrate and operate acquired companies. The Company may compete for acquisition opportunities with other companies that have significantly greater financial and management resources. There can be no assurance that the Company will be successful in acquiring or integrating any such technologies or businesses.

THE COMPANY MAY NOT BE ABLE TO RETAIN AND RECRUIT KEY
EMPLOYEES AND SKILLED PERSONNEL NECESSARY TO MAINTAIN OR GROW
THE BUSINESS.

The Company's success will depend in large part on the continued services of its key management, and technical personnel. The loss of the services of one or more of the Company's key employees or the inability to hire additional key personnel as needed could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be successful in attracting and retaining needed personnel. The inability of the Company to hire, train, and retain a sufficient number of qualified employees could impair the Company's ability to compete in its markets resulting in a material adverse effect on the Company's business, financial condition and results of operations.


USE OF PROCEEDS

We will use the net proceeds from the sale of the Securities, after transaction and hedging costs, if any, for general business purposes, including debt repayment, future acquisitions, capital expenditures and working capital. We may change the potential uses of the net proceeds in a prospectus supplement.

DISTRIBUTION POLICY

OUR POLICY REGARDING SHARE DISTRIBUTIONS

We will not make cash distributions to holders of shares except on our liquidation. Prior to our liquidation, we will only make distributions to holders of shares in additional shares or fractions of shares. Each quarter we will calculate the fraction of a share to be distributed per outstanding share by dividing the quarterly cash distribution to be made by Alberich, LLLP on each common unit by the average market price of a share over the ten consecutive trading days preceding the date on which the shares begin to trade ex-dividend under the rules of the principal exchange on which they may be listed. We expect to issue our quarterly distributions of shares at approximately the same time as Alberich, LLLP pays its quarterly distributions of cash to holders of common units. We will at the same time make a distribution of an equivalent fraction of a voting share on our voting shares owned by Alberich, LLLP. When we issue our quarterly distribution, Alberich, LLLP will simultaneously issue i-units equal in number to the number of all shares we distribute.

ALBERICH, LLLP'S DISTRIBUTION POLICY

The principal objective of Alberich, LLLP is to generate cash from operations and to distribute available cash to its partners. Available cash generally means, for any calendar quarter, all cash received by Alberich, LLLP from all sources, less all of its cash disbursements and net additions to reserves.

Decisions regarding amounts to be placed in or released from reserves may have a direct impact on the amount of available cash. This is because increases and decreases in reserves are taken into account in computing available cash. We may, in our reasonable discretion, subject to various limits, including the approval of the general partner, determine the amounts to be placed in or released from reserves each quarter.

Holders of i-units will receive any distributions in additional i-units. The "equivalent cash amount" per i-unit distribution, as that term is used below, of a distribution made to us in additional i-units means the cash distribution made on a common unit at the same time. The "calculated unit amount," as that term is used below, of a distribution made to us in additional i-units means a number of i-units calculated by dividing the equivalent cash amount by the average market price of a share over the ten consecutive trading days preceding the date on which the shares begin to trade ex-dividend under the rules of the principal exchange on which the shares may be listed. The number of additional i-units to be distributed to the holder of an i-unit will be the calculated unit amount. Such distributions of additional i-units shall be treated as cash distributions for purposes of determining the percentage of distributions to be made to the general partner. Alberich, LLLP will not distribute the equivalent cash amount but will use it in its business.

Distributions by Alberich, LLLP will be characterized either as distributions of cash from operations or as distributions of cash from interim capital transactions. This distinction affects the amount distributed to a holder of common units or i-units relative to the amount distributed to the general partner.

Cash from operations generally refers to the cash balance of Alberich, LLLP on the date it commenced operations, plus all cash generated by the operations of its business, after deducting related cash expenditures, reserves, debt service and various other items.

Cash from interim capital transactions will generally be generated only by borrowings, sales of debt and equity securities and sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets and assets disposed of in the ordinary course of business.

To avoid the difficulty of trying to determine whether available cash distributed by Alberich, LLLP is cash from operations or cash from interim capital transactions, all available cash distributed by Alberich, LLLP from any source will be treated as distributions of cash from operations until the sum of all available cash distributed equals the cumulative amount of cash from operations actually generated from the date Alberich, LLLP commenced operations through the end of the calendar quarter prior to that distribution. Any distribution of available cash which, when added to the sum of all prior distributions, is in excess of the cumulative amount of cash from operations, will be considered a distribution of cash from interim capital transactions. For the purposes of calculating the sum of all distributions of available cash, the total equivalent cash amount of all distributions to i-unit holders will be included even though the distributions are made in additional i-units rather than cash.

If cash from interim capital transactions is distributed to each common unit in an aggregate amount per common unit equal to the initial common unit price, the distinction between cash from operations and cash from interim capital transactions will cease, and both types of available cash will be treated as cash from operations. Since the inception of Alberich, LLLP no distributions of cash from interim capital transactions have been made, and the general partner does not anticipate that there will be significant amounts of cash from interim capital transactions distributed.

QUARTERLY DISTRIBUTIONS. The discussion below indicates the percentages of distributions required to be made to the general partner and the holders of units. All distributions to common unit holders and the general partner will be made in cash. Distributions to i-unit holders will be made in additional i-units or fractions of i-units. Such distributions of additional i-units will be treated as cash distributions for purposes of determining the percentage of distributions to be made to the general partner. Alberich, LLLP will not distribute the equivalent cash amount but will use it in its business, and the equivalent cash amount will be delivered to the holder of an i-unit by the delivery of the calculated unit amount of i-units. Distributions of cash from operations for any quarter will be made:

*	first, 98% to the holders of units pro rata and 2% to the
general partner until the holders of units have received a total of $0.3025 per unit of cash or equivalent cash amount for that quarter in respect of each unit;

*	second, 85% of any available cash then remaining to the
holders of units pro rata and 15% to the general partner until the holders of units have received a total of $0.3575 per unit of cash or equivalent cash amount for that quarter in respect of each unit;

*	third, 75% of any available cash then remaining to all
holders of units pro rata and 25% to the general partner until the holders of units have received a total of $0.4675 per unit of cash or equivalent cash amount for that quarter in respect of each unit; and

*	fourth, 50% of any available cash then remaining to all
holders of units pro rata, paid to common units in cash and to i-units in the calculated unit amount of i-units, and 50% to the general partner.

DISTRIBUTIONS FROM INTERIM CAPITAL TRANSACTIONS. Distributions on any date by Alberich, LLLP of available cash that constitutes cash from interim capital transactions will be distributed 98% to all holders of common units and i-units pro rata and 2% to the general partner until Alberich, LLLP shall have distributed in respect of each unit available cash constituting cash from interim capital transactions in an aggregate amount per unit equal to the initial common unit price. Distributions from interim capital transactions to holders of i-units will be made in additional i-units. Such distributions of additional i-units will be treated as cash distributions for purposes of determining the percentage of distributions to be made to the general partner.

As cash from interim capital transactions is distributed, it is treated as if it were a repayment of the initial public offering price of common units. To reflect that repayment, the first three distribution levels will be adjusted downward by multiplying each amount by a fraction, the numerator of which is the unrecovered initial common unit price immediately after giving effect to that repayment and the denominator of which is the unrecovered initial common unit price, immediately prior to giving effect to that repayment. The unrecovered initial common unit price includes the amount by which the initial common unit price exceeds the aggregate distribution of cash from interim capital transactions per common unit.

When payback of the initial common unit price is achieved, that is, when the unrecovered initial common unit price is zero, then in effect the first three distribution levels each will have been reduced to zero. Thereafter all distributions of available cash from all sources will be treated as if they were cash from operations and available cash will be distributed 50% to all holders of common units and i-units pro rata and 50% to the general partner. The i-unit distribution will be made in the calculated unit amount of i-units.

ADJUSTMENT OF TARGET DISTRIBUTION LEVELS. The first three distribution levels will be proportionately adjusted upward or downward, as appropriate, in the event of any combination or subdivision of units, whether effected by a distribution payable in any type of units or otherwise, but not by reason of the issuance of additional common units or i-units for cash or property.

In addition, if a distribution is made of available cash constituting cash from interim capital transactions, the first three distribution levels will be adjusted downward proportionately, by multiplying each amount, as the same may have been previously adjusted, by a fraction, the numerator of which is the unrecovered initial common unit price immediately after giving effect to that distribution and the denominator of which is the unrecovered initial common unit price immediately prior to that distribution. If and when the unrecovered initial common unit price is zero, the first three distribution levels each will have been reduced to zero, and the general partner's share of distributions of available cash will increase, in general, to 50% of all distributions of available cash.

The first three distribution levels may also be adjusted if legislation is enacted which causes Alberich, LLLP to become taxable as a corporation or otherwise subjects Alberich, LLLP to taxation as an entity for federal income tax purposes. In that event, the first three distribution levels for each quarter thereafter would be reduced to an amount equal to the product of:

*	each of the first three distribution levels multiplied
by;

*	one minus the sum of;

*	the maximum marginal federal income tax rate to which
Alberich, LLLP is subject as an entity; plus

*	any increase that results from that legislation in the
effective overall state and local income tax rate to which Alberich, LLLP is subject as an entity for the taxable year in which that quarter occurs, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes.

For example, assuming Alberich, LLLP were not previously subject to state and local income tax, if Alberich, LLLP were to become taxable as an entity for federal income tax purposes and Alberich, LLLP became subject to a maximum marginal federal, and effective state and local, income tax rate of 38%, then each of the distribution levels would be reduced to 62% of the amount immediately prior to that adjustment.

LIQUIDATION AND DISTRIBUTION OF PROCEEDS

Upon dissolution of Alberich, LLLP, unless Alberich, LLLP is reconstituted and continued, the liquidator authorized to wind up the affairs of Alberich, LLLP will, acting with all power to act on behalf of Alberich, LLLP that the liquidator deems necessary or desirable in its good faith judgment in connection therewith, liquidate Alberich, LLLP's assets and apply the proceeds of the liquidation as follows:

*	first towards the payment of all creditors of Alberich,
LLLP and the creation of a reserve for contingent liabilities;
and

*	then to all partners in accordance with the positive
balances in their respective capital accounts.

Under some circumstances and subject to various limitations, the liquidator may defer liquidation or distribution of Alberich, LLLP's assets for a reasonable period of time and/or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Generally, any gain will be allocated between the holders of common units and the general partner in a manner that approximates their sharing ratios in the various distribution levels. Any loss or unrealized loss will be allocated to the general partner and the holders of common units: first, in proportion to the positive balances in the partners' capital accounts until all the balances are reduced to zero; and thereafter, to the general partner. If there is a liquidation of Alberich, LLLP, it is intended that we will receive allocations of income and gain, or deduction and loss, in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit.

In the event of liquidation, the general partner will be required to purchase all outstanding shares for cash at a price equal to the greater of the market value per unit of the common units and the market value per share of our shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

OVERVIEW

The Company designs, develops, manufactures, markets, and services a broad range of embedded computer products as well as products for desktop work-stations and industrial computers. Applications of the Company's products typically involve dedicated use of computers to perform repetitive tasks associated with such markets as Data Acquisition and Control, Business Intelligence, Plant Monitoring, Industrial Automation, Oil & Gas Refining/Extraction, Telecommunications, Defense, and Test and Measurement. The Company's product line includes single-board PC computers, I/O boards and systems, software, and networks.

While the Company's historical business has typically involved limited volume, high-gross margin niche markets such as Business Intelligence, Oil & Gas Refining/Extraction, Power Plant Monitoring. and Data Acquisition, the Company's new focus involves vertically integrated markets such as Telecommunications and Industrial Automation that require high volume production, but yield lower profit margins.

The Company's sales have reached a magnitude that requires the Company to focus on larger markets to sustain its growth rate. The Company is, therefore, more focused on markets that can contribute significantly to its growth requirements such as Business Intelligence, Telecommunications, Oil & Gas Refining and Extraction, Test and Measurement, Industrial Automation, and Defense. The Company believes that it will be able to increase unit volumes of its PC computer product line and networking product line while reducing product costs through redesign and alliances with large subcontracting manufacturers.

The Company's most recent focus has been on the introduction of new products and the subsequent redesign of new products to reduce product manufacturing costs. The Company believes that it will be able to increase its market share by offering high quality products and services, at a low cost.

Recently, the Company leveraged its technological expertise, and brand recognition in the embedded PC market, to initiate discussions with a number of potential customers relating to the development of high-volume, custom products associated with the Company's embedded bus solutions such as VME, CPCI, and other proprietary buses. The challenge for the Company is to select those opportunities that offer the lowest risk and greatest growth potential while maintaining its standard commercial off-the-shelf products. The Company believes that the development of custom products results in closer customer relationships that are difficult for a competitor to disturb with price cuts alone. These opportunities may result in increased research and development spending to capture potentially large future revenues.

While the Company's gross margins have remained constant, Alberich, LLLP anticipates some erosion as lower margin product sales increase as a percentage of total sales. The Company believes that significant sales of lower margin, high volume products will benefit the Company, and it is anticipated that net profits after taxes will rise as efficiencies of sales associated with this high-volume business are realized. Because sales of the Company's new software products benefit from higher margins, if software sales increase as a percentage of total sales, software sales should partially offset the effect of lower margin hardware sales.

The Company's operating results may vary significantly in the future. The Company is presently experiencing significant increases in its order growth rate and backlog. Operating expenses will increase in the short term because the Company requires employees and equipment to support the projected growth. A shortfall of revenues could impact the Company's financial results significantly in a given quarter or for the fiscal year.

The Company has recently increased its component inventory levels. While such increases allow for improved response times to customer purchase orders, the Company faces a greater risk of inventory obsolescence which could have an adverse effect on the Company's business and operating results. The Company also maintains a significant, separate, customer service inventory to support customer requirements for replacement equipment associated with warranty returns and products returned for repair or replacement.

The Company's operating results may also fluctuate as a result of a number of factors including customer order patterns, defense spending patterns, product warranty returns, changes in product mix, increased competition, announcements of new products by the Company or its competitors, the loss of certain key employees to other companies including competitors, and the Company's overall ability to design, test, and introduce new hardware and software products on a timely basis.

BUSINESS

THE COMPANY

Alberich, LLLP is a direct marketer, designer and manufacturer of embedded computer solutions based upon a wide variety of open standard bus designs such as VME, CPCI, PCI, PMC, Multibus, ISA, and special custom buses such as the GE 90/30. The Company's products are used by original equipment manufacturers ("OEMs"), systems integrators and end-users in various industries, including Manufacturing Automation, Business Intelligence, Telecommunications, Oil & Gas Extraction and Refining, Healthcare, Simulation and Training, Environmental Monitoring, and Test and Measurement. Unlike general purpose computers, embedded computer solutions are i) incorporated into systems and equipment to provide a single or a limited number of critical system control functions; ii) generally integrated into larger automated systems; and iii) often have extended product life cycles. The Company's embedded computers are based upon the Intel x86 and Pentium architecture and are typically capable of running PC-compatible operating systems and application software.

According to an industry publication, BOARD LEVEL EMBEDDED COMPUTER MARKETS AND TRENDS, the standard bus embedded computer market is projected to grow. The Company offers a wide variety of board-level products based on standard buses such as VMEbus, PCI bus, Compact PCI bus, PMC, Multibus, and others. The most popular embedded computer standard today is VMEbus, which is widely used in many markets. According to BOARD LEVEL EMBEDDED COMPUTER MARKETS AND TRENDS, the VMEbus embedded computer market is projected to grow substantially.

Recently the Company introduced its ALB suite of PC-based control software modules that run on standard PC platforms using the Windows operating system. ALB modules provide a comprehensive set of tools used to create data acquisition and control systems and to interconnect the large number of legacy control products commonly found in industrial plants in several industries. The Company's ALB software is designed for compliance with open industry standards, and the software modules can be mixed and matched to provide solutions for a variety of industrial applications. The Data Acquisition and Control market represents the largest market for Alberich's products.

The Company is also involved in networking systems of dissimilar buses using adapters, high-performance networks, and synergistic software. The Company's family of networking products is based on a technology known in the computer industry as "Reflective Memory." Alberich's connectivity products allow low maintenance, high speed communication between PC computers, workstations, computer mainframes and embedded computers manufactured by a wide variety of companies.

The Company is expanding to market and sell more than 200 different products worldwide, including application-specific embedded computer subsystems, board-level modules, control and driver software, and network products. In addition to offering standard commercial products, the Company is involved in the development of custom products for high-volume applications where significant revenues are possible.

INDUSTRIAL BACKGROUND

Unlike general-purpose computers, embedded computers are incorporated into systems and equipment to perform a single or limited number of complex applications. Embedded computers are used in such markets as Data Acquisition and Control, Environmental Monitoring, Oil & Gas Extraction and Refining, Healthcare, Processes Control, Factory Automation and Defense. Some applications include Production Testing of Electrical Components, Fiber Optic Cable Manufacturing, Film Manufacturing, Automotive Manufacturing and Development, Jet and Rocket Engine Development, Environmental Monitoring, Steel and Aluminum Rolling Mill Control, Telecommunications and Switch Gear, Real- Time Communications and Networking, Robotics, and Machine Control.

Data acquisition refers to the process of collecting what is commonly referred to as real-world information phenomena such as light, pressure, temperature, humidity, force, and flow. A data acquisition system (which comprises a collection of measuring instruments, a computer, and control devices) is used to collect, document, and analyze that information. real-world information, which is commonly represented by analog signals, originates from sensors or transducers. The data acquisition system accepts these signals produced by sensors and transducers and converts them into a format that the computer can understand. Data acquisition and control also involves the collection of digital input data that originates from switches, relays, lights and other on/off signals. In addition, computer-controlled digital outputs may be used to turn on or off lights, relays, switches, valves, conveyor belts, or on/off functions.

A data acquisition system can be used to gather, monitor, display, or analyze data. If the system has output capabilities, it can also accurately control the processes it is monitoring. The software works in association with the data acquisition hardware. Without the software, the system's hardware is considered to be generally ineffective. The software can be used to control the collection of data, as well as to display and analyze the data.

The market for data acquisition boards, systems, and software, according to a recent study from Frost and Sullivan, is expected to generate just under $700 billion. The primary end-user markets for data acquisition boards, software, and systems include Industrial Manufacturing, Oil & Gas Extraction and Refining, Test and Measurement, Aerospace and Defense, Medical, Pharmaceutical, and Utilities.

The industrial manufacturing sector is currently the largest end-user of data acquisition products. The Company believes that strong trends exist in multiple markets for equipment based upon open standards and standard PC platforms. The industry is focused on technology leaders such as Intel, AMD, and Microsoft, and standard buses. Designs based upon this technology insure the availability of enhanced equipment and software migration paths that preserve the customers' investment in technology. The performance of PC technology has now improved to the point where many applications that historically required custom or special equipment can now use PC technology and embedded standard bus products.

Standard bus solutions include such buses as VME, Compact PCI ("CPCI"), Multibus, PMC, PCI and others. Standard buses are nonproprietary, which means that the bus technology is available to any company and product designer. Currently, the primary standard bus used in PCs and computer workstations is PCI. Most leading industrial use computer manufacturers include PCI buses in their machines for enhanced computer connectivity. CPCI is an embedded computer version of PCI. CPCI capitalizes on the combination of the Eurocard form factor, already popularized by VME, and the PCI bus characteristics. The wide acceptance of the PCI bus in the desktop market has created an abundance of inexpensive components. CPCI has certain advantages in applications that require fast transfers of large amounts of data.

CPCI buses are preferred for single processor applications with moderate I/O requirements which utilize less than 8 slots. VME, because of its superior bus arbitration and distributed interrupt handling characteristics, is preferred for larger applications where processes and I/O are partitioned across as many as 20 boards in the backplane.

The process controller market is experiencing a major shift to standards based upon PC technology and open bus architectures. According to Frost and Sullivan, the total process control market is expected to generate revenues of $9.57 billion. Revenues for this market are anticipated to increase to approximately $15.2 billion. According to this study, the PC-based control hardware and software segment will likely demonstrate the strongest growth. The study also indicates that users are considering their control systems software to be the value-added element in such systems. The market trend is shifting from proprietary Programmable Logic Controllers ("PLCs") to more general-purpose computers such as industrial PCS and embedded computers. This market study complements the study by Automation Research Corporation ("ARC") which indicates that PC-based logic control software ("SoftLogic") within a standard computer environment can perform the exact same functions as conventional hardware-based proprietary PLCs. Ability to upgrade the hardware while preserving the customer's software investment is a key benefit of PC control.

According to ARC in a recent study, the worldwide revenues for PC-based SoftLogic packages approached nearly $21 million. With a 70% average annual growth rate projected over the next few years, this market is slated to reach nearly $300 million by the year 2007. The Company believes that the market is significantly larger than the study indicates, and anticipates substantial revenue opportunities in the next five years.

COMPANY STRATEGY

THE COMPANY'S GROWTH STRATEGY INCLUDES THE FOLLOWING ELEMENTS:

FOCUS ON SINGLE-BOARD COMPUTERS BASED UPON PC TECHNOLOGY. The Company expects to make major investments in the VMEbus single-board computer market specializing in PC technology based upon Intel and AMD micro-computers and Microsoft software. A decision by Microsoft not to support Motorola's PowerPC processor with its Windows operating system may reduce the attractiveness of Motorola's Power PC based products and help the Company penetrate the market with Intel and AMD technologies. Alberich, LLLP believes it currently has the widest line of PC-based single-board computers in the VMEbus market. The Company has also entered the CPCI market arena with its PC technology.

INCREASE MARKET SHARE OF REFLECTIVE MEMORY NETWORKS. Reflective Memory is a high-performance deterministic networking product that is used in many applications, from over-the-horizon radar systems and rolling mills, to ship communications. Reflective Memory is expected to be one of the Company's fastest growing product lines. The product line now supports many computer buses such as PCI bus, Compact PCI bus, VMEbus, PMC, and Multibus. The Reflective Memory advantage over more traditional networks such as Ethernet, Fast Ethernet, FDDI, and ATM include its deterministic properties and very high performance, coupled with little or no software requirements for its use. The Company expects to make significant investments in this technology.

INCREASE MARKET SHARE FOR INDUSTRIAL AUTOMATION AND TEST AND MEASUREMENT MARKETS WITH COMPONENT SOFTWARE (ALB). The Company has recently developed and is continuing to enhance its line of software products to increase the sales of its single-board computers, board-level products, I/O systems, and stand-alone software sales. The Company continues to focus its ALB marketing efforts in the Industrial Automation market. This market is undergoing a substantial shift from the use of Programmable Logic Controllers to the more open architecture of PCs. The Company's ALB software components allow a PC to perform the same functions as a Programmable Logic Controller.

GROW I/O BOARD-LEVEL PRODUCTS BUSINESS. The Company's strategy for maintaining its leadership position is to continually enhance and expand its product line. The Company will continue to support its currently existing board-level product line with upgraded software, while developing improved I/O technology for VMEbus and other buses such as Compact PCI.

GROW I/O SYSTEMS BUSINESS. Alberich will focus on I/O systems business for such markets as Industrial Automation, Business Intelligence, Test and Measurement, Pharmaceuticals, Oil & Gas Extraction and Refining, Plant Monitoring, and Simulation and Training markets. The I/O systems offered by the Company are comprised of I/O boards, chassis, backplanes, power supplies, software, and other products that provide customers or Systems Integrators a building block approach to solve application-specific problems, and avoid problems associated with I/O programming. The Company is expanding its I/O systems business to include CPCI products.

EXPAND INTERNATIONAL MARKETS. Alberich expects to sell products in more than 48 foreign countries through its line of international distributors. Alberich plans to grow its international presence by expanding into more countries while increasing sales through existing distributors. The Company anticipates increasing it investments in advertising, international trade shows, and international offices.

MAINTAIN A HIGH LEVEL OF INVESTMENTS IN ENGINEERING AND PRODUCT DEVELOPMENT. The Company plans to continue its relatively high levels of research and development expenses in order to provide innovative new products and to enhance and redesign its existing products. The Company is focusing on new products that may provide substantial growth opportunities in vertical markets. The Company anticipates adding features, functions, and additional modules and components to its ALB software, and expects its significant investments in this product line to continue. The Company continuously monitors developing technologies and introduces products as standards and markets emerge. The Company plans to maintain its annual investment in Research and Development, as a result, the Company expects that research and development investments, as a percentage of revenues, will decrease if future revenues increase as anticipated.

PRODUCTS

The Company markets, designs and manufactures a wide variety of board-level products, I/O systems, and software primarily for embedded computer solutions, as well as communications products. Some of the Company's products are used for high-speed communications among embedded computer systems. The Company's product lines can be partitioned into six primary groups:

SINGLE-BOARD PC VMEbus CPUs AND PERIPHERALS. This product line spans the complete line of Intel-based products and supports a wide variety of operating systems such as Windows, UNIX, Linux, LynxOS, Windows CE/RTX, VxWorks and QNX. In addition, the Company manufactures an array of compatible VMEbus boards such as floppy and hard drive modules. Alberich manufactures fully functional PC/AT single-board computers which support off-the-shelf PC/AT software and enable the user to completely configure an embedded PC/AT computer system with Alberich products. The Company has recently announced a variety of single board computers based on CPCI. According to recent independent market studies and the Company's recent marketing efforts, CPCI products have the greatest potential in the telecom market area. The Company's single-board products are fully supported by the Company's component software (ALB). See "Component Software ALB below.

GENERAL PURPOSE I/O BOARDS. The Company offers a wide range of I/O products including VMEbus, Compact PCI, I/O boards, and boards designed for other standard computer buses. The Company's I/O product and line includes more than 90 I/O boards and supporting software drivers based upon a broad line of operating systems such as VxWorks, QNX Windows, and Windows NT/RTX. The Company's I/O products are used to perform such tasks as monitoring temperature, fluid flow, motion, resistance, strain, revolutions, and the states of many different conditions such as closed/open status of values or on/off status of switches.

COMMUNICATIONS PRODUCTS. The Company's communications product line includes four discrete product categories. The categories are:

1.	General purpose serial I/O products that support a wide
variety of connectivity options associated with peripherals, intelligent sensors dials, and indicators.
2.	Serial I/O communication products used in a wide variety
of military and space applications, including aircraft, missiles, ground support equipment, and avionics buses which are used in commercial applications.
3.	Bus repeater products which provide a means of expanding
the capacity of a system so that I/O boards may be used or
added to the system without the high cost of using a CPU for each chassis which may require I/O boards. The Company's bus repeater products include more than six products which support the configuration of large I/O systems and the remoting of I/O boards from the CPU via fiber optics.
4.	Reflective Memory products which offer real-time
networking for applications where guaranteed delivery of data at precise times or time intervals are primary requirements.
The Company's Reflective Memory allows customers to configure extremely high performance networks.

The Company's Reflective Memory product line supports networking of most computer systems offered by DEC, Silicon Graphics, Harris, IBM, Intergraph, Hewlett-Packard, Motorola, Gateway, DELL, and many others that are designed to support standard buses. Reflective Memory has application for networking the same or dissimilar computer systems in a high-performance, fiber-optic or cable network. One of the most significant benefits of Reflective Memory is that software is not required for its operation. However, the Company offers industry-compatible networking software compliant to internationally recognized standards such as TCP/IP which is typically used with other types of networks.

The Company has developed a quad-redundant, fault-tolerant version of its Reflective Memory and network hubs for Naval applications involving ship control and weapon systems for Hughes and Raytheon. This product also has market potential in many other markets where real-time deterministic communications, reliability, and fault-tolerant are paramount.

COMPONENT SOFTWARE ALB. The Company's new ALB software product line is an extensive family of PC software components intended primarily for applications in the Industrial Automation industry. The products also have applications in the Test and Measurement, Business Intelligence, Simulation and Training, Telecommunications, Oil and Gas Refining and Extraction, Pharmaceuticals, and other markets. These components provide a comprehensive set of tools used to create data acquisition and control systems and to interconnect the large number of legacy control products commonly found in industrial plants today. ALB can be used to implement complete plant-wide control or can be used in conjunction with existing control systems to augment or supplement those existing systems. ALB' strength lies in the seamless, cohesive, easy-to-use environment it provides and the flexibility it gives users to pick and choose the right components for the application.

ALB components form a comprehensive development and control environment for PC-compatible computers running Microsoft's Windows operating system. Control systems run under Windows, UNIX, Linux and VxWorks. ALB software executes on the PC to read temperatures, pressures, motor shaft positions, and other data from the plant and then controls such machines as conveyors, packaging equipment, and extruders. ALB components are based upon open standards such as IEC-1131-3 and Microsoft technologies. IEC-1131-3 is an internationally recognized software specification that defines and standardizes programming of control and monitoring systems. ALB adherence to these open standards allows integration with other standard off-the-shelf Windows-compatible software products.

ALB component software functions with various third-party I/O boards and platforms, as well as Alberich's hardware products. The software is designed for hardware independence and software operating system independence at the system control level. ALB supports open architecture and open systems solutions, ensuring that the customer's investments will be compatible with future programming environments.

I/O SYSTEMS PRODUCTS. The Company offers a wide range of systems for the embedded computer market. A system is a combination of board-level products, coupled with backplanes (interconnecting boards), power modules, mechanical packaging, and software. Systems products are configured by the Company to customer specifications and are delivered to the customer as an integrated product. Systems products are generally sold to OEM's, systems integrators, or end-users who install the equipment, develop software, and add third-party products to customize such systems for specific applications.

The Company's I/O systems are expected to primarily be used in applications involving simulation and training for nuclear plants, defense simulation and training, Test and Measurement, Data Acquisition and Control, and Environmental Monitoring. The Company currently offers an expanded range of I/O systems based upon new hardware and software products which have wider applications in the Industrial Automation and Test and Measurement markets, The Company's new ALB software enables the Company to offer systems-level products for Industrial Automation which:

1.	support the interconnectivity of a wide range of existing
dissimilar I/O systems, thereby opening a closed market,
2.	replace antiquated closed proprietary I/O systems with
state-of-the-art open architecture I/O systems which are based on open standards,
3.	enhance the performance and increase the functionality of
antiquated installed I/O systems, allowing customers to
maintain their investment in such equipment, and
4.	support the interconnection of the Company's advanced I/O
systems with a broad array of installed I/O systems and new systems offered by third-party suppliers.

The Company's potential growth in the Test and Measurement I/O systems market has been significantly enhanced because its ALB software, when coupled with the Company's equipment and third-party leading Test and Measurement software enable the Company to offer state-of-the-art open architecture I/O systems to the Test and Measurement market. Alberich's potential for significant growth in the Test and Measurement market has been increased because of its investment in PC single-board computers, new ALB component software, and new I/O board products designed specifically for the Test and Measurement market.

SPECIAL PRODUCTS. The Company develops, manufactures, and markets a variety of special products related to: safety applications in nuclear power plants, supplements to Alberich's standard products, private label products, and proprietary bus applications.

The Company typically avoids such special products unless the business relationship involves significant revenue opportunities. While special products are normally developed at the customer's expense, occasionally the Company may share development expenses for such products or completely underwrite the project.

CUSTOMERS, APPLICATIONS, AND MARKETS

The following is a brief description of some applications, customers, and markets, some of which the Company is currently addressing, and others of which the Company intends to pursue. There are no assurances that the Company will be successful in expanding its presence in any of these industries.

Simulation and Training. The Simulation and Training industry can be partitioned into three primary markets. These markets include Defense, Power and Utilities, and Transportation. The Defense market involves the use of the Company's simulation and training I/O products in aircraft, helicopter and ship simulators, and trainers. The Company's customers are expected to be systems integrators such as Reflectone, McDonnell Douglas, Quintron, Flight Safety International, AAI Corporation, and others who typically purchase products designed specifically for the industry. The power utility industry is expected to use the Company's simulation and training products for applications in nuclear power plant simulators and trainers. The Company's customers are expected to be systems integrators and end-users such as S3 Technologies, Siemens, Atlas, Thomson-CSF, Mitsubishi Heavy Industries, Georgia Power, Virginia Electric Power, and TVA. The primary difference in the markets involves the size of the I/O system. Usual I/O systems for nuclear power plants typically sell for $500,000 to $1,000,000 per unit, whereas I/O systems for Defense applications typically sell for $50,000 to $100,000 per unit.

The Company believes that its success in the I/O Systems markets will center around its focus on providing a wide variety of standard bus products and systems that are designed specifically for the Simulation and Training markets. This market requires high-density I/O boards with self-test capability supporting extensive fault detection and isolation capabilities. The Defense and Power Plant industries have focused on open architecture solutions and VMEbus is the leading embedded computer bus standard. The Company believes that its customers in this market will particularly value its Intelligent I/O Controllers that were designed specifically for the Simulation and Training industry. The Company's simulation and training product line enables a customer to order systems solutions that obviate the need for detail-level programming of the Company's equipment.

The Defense Simulation and Training market is undergoing significant technology changes which will require the Company to focus on ALB component software solutions for this industry in the future. The Company expects that its revenues from the Simulation and Training market will be stagnant for the next five years without any consideration of ALB software sales.

The Company's Data Acquisition and Control products are typically used in semiconductor ovens, annunciator systems, gas turbine monitoring and control, electron particle acceleration, power train testing, wind tunnel testing, and emissions monitoring. Alberich's customers for such applications are expected to include OEMs, systems integrators and end-users such as Interautomation, Arnold Air Force Base, Sverdrup, Chrysler, American Power, Ohio Edison, Synchrontron Radiation Research Center, and others. The Company attributes its success in this market to its broad array of I/O boards, open system technology, and the wide acceptance of VMEbus in the embedded systems market.

The Company's line of Universal Intelligent I/O Controllers form the core of its data acquisition and control systems. The I/O controller product line was designed specifically for the data acquisition and control market and features many benefits required by OEMs, systems integrators, and end-users. One of the primary benefits is the I/O controllers' support of the broadest assortment of VMEbus I/O boards in the industry. This wide selection of I/O, coupled with effective turnkey I/O solutions for the industry, is a major benefit, and the prime reason for the Company's success in this market.

INDUSTRIAL AUTOMATION. Since the 1960's, Industrial Automation systems have included mechanical devices, meters, and gauges, as well as data loggers and strip chart recorders. In the 1970's, programmable logic controllers ("PLC's"), special-purpose, proprietary, stand-alone, industrial computers were introduced and were primarily used for "discrete" manufacturing applications such as automobile assembly. PLCs have traditionally had primitive operator interface panels incorporating buttons, lights, and indicators. In parallel, sophisticated Industrial Automation systems called distributed control systems ("DCS") were also adopted to provide computer control of large-scale continuous processes such as those found in oil refineries. DCS's integrated a variety of sensors and control elements using I/O connections all controlled by a central computer running proprietary software. Systems were also configured based on proprietary hardware.

The market is undergoing a significant changes, and customers are now demanding solutions based upon open hardware platforms, and nonproprietary standards such as VMEbus and CPCI; and PC solutions based upon Intel processor technology and software (such as ALB) based upon Microsoft operating systems and other Microsoft key technologies.

The Company has entered this market with applications for several industrial applications such as petrochemical, hydro-desulphurization, film processing, aluminum rolling mills, steel rolling mills, fiber-optic cable manufacturing, silicon wafer manufacturing, pharmaceuticals, and others. The customers currently utilizing these products in this market include OEMs and end-users such as the 3M Company, AVX Corporation, Corning, Eastman Kodak, Bethlehem Steel, Dupont, Kimberly Clark, Quester, Reynolds Aluminum, Tuscaloosa Steel, and Xerox.

TELECOMMUNICATIONS. Typical telecommunications systems have multiple embedded computers working in concert. Potential applications include voice message systems, routers, fiber optic cable testers, cell phone switching systems, and environmental monitors. The Company believes that the Telecommunications market offers significant sales opportunities for its VMEbus and CPCI PC single-board computers and Reflective Memory fiber-optic networks products. The CPCI bus has been selected as the primary architecture for the Telecommunications industry; therefore, the Company has made significant investments in a CPCI product line involving PC single board computers and Reflective Memory products. There are no assurances, however, the Company will be successful in penetrating this market or that its market share would be significant.

TEST AND MEASUREMENT. Test and measurement generally refers to the collection and analysis of experimental data. Such applications typically involve the testing and verification of the proper operation of products being manufactured.
Instrument systems may also be used to simulate manufacturing processes or techniques.

Test and Measurement products are used in applications involving structural testing of aircraft, transmission testing, airbag sensor testing, flight computer testing, weapon systems testing, automobile radiator testing, pitch and roll tables for shaking engines, automobile engine test stands, rocket engine test stands, and military and commercial jet engine test stands. Companies that utilize Test and Measurement products include OEMs, systems integrators, and end users such as Chrysler, Ford, BMW, Rolls Royce, Bristol, Deutsche Aerospace Daimler Benz, GM, Pratt & Whitney, Argonne National Labs, FERMILAB, Harvard University, Duke University, and Brookhaven National Labs.

The Company has recently developed unique, new, high-accuracy, state-of-the-art, board-level products for the Test and Measurement market. The Company believes that the Company's Test and Measurement market potential has been significantly enhanced because of its ALB software products, single-board computer and I/O boards. The Company has also coupled ALB to National Instruments' LabVIEW software product. National Instruments is a Test and Measurement market leader with respect to its human machine interface ("HMI") software and the Company's ALB product complements National Instruments' HMI software product.

ROBOTICS. The Company's products are used in a wide range of robotic applications including hazardous environments in the nuclear and chemical industries. Applications also involve large robotic steel hauling trucks, nuclear waste removal, and rail track repair. Customers in these industries include end-users such as Fairmont Tamper, Westinghouse, RedZone Robotics, and Mitsubishi Heavy Industries.

POWER PLANT MONITORING. The Company selected this market as a potential growth market for its products. The market is highly project-oriented with very sophisticated systems integrators within a very narrow market focus. I/O systems in this industry are typically very large, with such systems selling in the range of $500,000 to more than $1,000,000. There are more than 200 nuclear power plants worldwide, most of which were built 10 to 15 years ago. Each plant must upgrade its equipment every 10 to 15 years because of parts obsolescence, system performance enhancements, and regulatory requirements. In addition, the U. S. Nuclear Regulatory Commission and similar organizations in other countries are constantly revising safety standards which require utilities to modernize their facilities. The Company expects to supply products to end-users such as Ontario Hydro, River Bend, Virginia Electric Power, Union Electric, and others.

The Company expects to begin nuclear qualification testing. Nuclear-qualified equipment involves the qualification of some of the Company's standard products to meet certain vibration, radiation, and electrical isolation requirements. Most of the Company's business in this market does not involve nuclear qualification testing.

MARKETING, SALES, AND DISTRIBUTION

The Company is a global corporation that expects to distribute products in more than 48 foreign countries through over 23 distributors and 14 representative organizations worldwide. The Company expects to sell its products in the United States through commissioned-based independent sales organizations. These sales organizations are supported by their own support staff, as well as the Company's employees.

The Company's products are expected to be sold internationally through 23 distributors. The Company's representative and distributor contracts will not allow such organizations to sell competitive products.

In addition to international distributors and U.S. sales representatives, the Company is expected to have 29 value-added resellers ("VARs") who represent the Company. VARs purchase and resell the Company's products and add value to the Company's products by including custom software, hardware or installation and maintenance of the Company's equipment.

The Company intends to attend more than 40 table-top trade shows per year and more than ten major trade shows per year. Table-top shows require minimum Company involvement, whereas the major shows are market related and require significant planning, staffing, and promotional efforts. The Company also intends to market its products through publicity received publications and magazines that publish articles and press releases.

CUSTOMER SERVICE AND SUPPORT

The Company is dedicated to providing the products, service, quality, and responsiveness that its customers require. The Company's core business is expected to be characterized by repeat business from customers and long-term mutually beneficial customer relationships. The Company understands that satisfaction of the customer in all areas of the business relationship is crucial and the Company will solicit their feedback.

Users of the Company's products have access to a wide array of support services. The Company has technical expertise and resources to support installation, maintenance, and service of the Company's products. The Company offers its customers standard classroom instruction, as well as "hands on" training for all of the Company's hardware and software products. These courses may be held at the customer's site upon request.

The Company maintains a 24-hour per day phone service to support its customers. The Company's organizational structure is expected to include a staff of customer service employees who offer sales support, warranty servicing, and product repair. The customer service organization is supported by dedicated inventory for quick product replacement. In addition, the customer service organization has equipment committed exclusively to assist in emulation of customer problems so that the Company can quickly respond to customer complaints. Critical customer service inquiries will be brought to the attention of upper management to ensure that the Company continues to provide top quality service and prompt response.

MANUFACTURING

The Company is expected to manufacture approximately 80% of its products in-house while subcontracting the balance of the product manufacturing. The Company is designing an in-house manufacturing capability that includes automated assembly and testing, and surface mount technology. Product manufacturing operations at the Company involve: electronic circuit card and module assembly; I/O systems assembly, configuration, and testing, cable assembly, the production of technical manuals, product support documentation, and software duplication on both CD-ROM and diskette.

The principal steps in the manufacturing process are the purchase and management of materials, assembly, testing, final inspection, packing, and shipping. The Company purchases parts and components for assembly of all its products from a large number of suppliers through a worldwide sourcing program. However, certain key components used in the Company's products are currently available from only one source, and other key components are available from only a limited number of sources. The Company expects delays in the receipt of certain key components, which may result in delays in related product deliveries. The Company will attempt to manage such risks through developing alternative sources, engineering efforts designed to obviate the necessity of certain components, and through maintaining quality relationships and close personal contact with each of its suppliers. However, there can be no assurance that delays in key component and product deliveries will not occur. The inability to obtain sufficient key components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which, in turn, could have a material adverse effect on the Company's customer relationships and operating results.

Engineering refinements to the Company's new hardware and software products are fairly common. These changes can result in the disruption of the manufacturing operation and concurrent delays in delivery dates.

The Company's Quality Assurance program is compliant to the ISO 9002 specification. The Company's software is compliant to ISO 9000-3. ISO-9002 is an internationally recognized
"blueprint" for quality systems involving all aspects of business, not just manufacturing and development.

The Company has plans to team with EGS Corporation, a division of SAIC, to provide safety-related equipment to the nuclear power industry. EGS offers specialized support in the areas associated with procurement and evaluation of safety-related equipment including addressing issues associated with the dedication of commercial-grade products for safety-related use.

A substantial portion of the Company's shipments in any fiscal period are expected to relate to orders received in that period. Many of the Company's customers are expected to require immediate delivery which requires the Company to maintain substantial raw and finished goods inventory as well as separate customer service inventory to support quick warranty and repair service.

RESEARCH AND DEVELOPMENT

The Company has recently undertaken substantial research and development efforts outside of its traditional business area, resulting in the introduction of new software control products, an improved line of computer network solutions and new embedded PC single board computers.

COMPETITION

The markets for the Company's products are intensely competitive and are characterized by rapid technological change and emerging industry standards requiring ongoing expenditures for research and development and the timely introduction of new technology and enhancements of existing technology. The Company's future success will depend, in part, upon its ability to enhance its current technology and services, respond effectively to technological changes, sell additional services to existing client base, introduce new technologies and meet the increasingly sophisticated needs of clients. Other companies may develop products or technologies that may adversely affect the Company's competitive position or render its technologies or services obsolete. The Company will compete for customers on the basis of performance, features, quality, service, reliability, adherence to standards, availability, development capabilities, price, and support. The Company's potential competitors vary in the size, scope and breadth of the products and services they offer; some of the Company's potential competitors have greater financial, technological, manufacturing, marketing, sales, and personnel resources than the Company.

While the Company faces entrenched potential competitors in the single-board computer market, Alberich believes that it offers the most complete line of Intel and AMD PC-based single-board computers in the VMEbus market, and maintains technological advantages in the CPCI market. The Company believes that it can become a major supplier of PC processor-based single-board computers and associated products, although there is no assurance that it will do so.

GOVERNMENT BUSINESS

The Company expects to focus its marketing efforts on direct and indirect government business. The Company has plans to be involved in several government related opportunities and contracts that could have a significant impact on the Company's growth. Therefore a significant percentage of the Company's future revenue could be generated by government-related business. However, there are no assurances that the Company's initial government test project will be successful.

PROPRIETARY RIGHTS

The Company's success depends to a significant degree upon its software proprietary technology and other confidential information. Unfortunately, software and information technology industries have experienced widespread unauthorized reproduction of software products and other proprietary technology. The majority of the Company's software is not patented and existing copyright law offers only limited practical protection. Alberich relies on a combination of trade secret, copyright, common law intellectual property rights, license agreements, nondisclosure and other contractual provisions and technical measures to establish and protect its proprietary rights in its intellectual property and confidential information. The Company does not, however, sell its software source code, or provide its customers access to the source code associated with its software products.

There is no assurance that the Company will be able to protect its trade secrets or that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets. There is no assurance that foreign intellectual property laws will protect the Company's intellectual property rights. In addition, the computer industry is characterized by frequent litigation regarding patent and other intellectual property rights, and litigation has been and may in the future be necessary to enforce the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of patent infringement. Litigation with respect to patents or other intellectual property matters could result in diversion of management and other resources and could have a material adverse effect on the Company's business, financial condition, and results of operations.

Alberich believes that its proprietary rights do not infringe upon the proprietary rights of third parties. However, third parties may assert infringement claims against the Company in the future. The Company may also be required to indemnify its customers for claims made against them. Responding to and defending any such claims, developing non-infringing intellectual property or acquiring licenses may distract the attention of the Company's management and could have a material adverse affect on the Company's business, financial condition or results of operations.

EMPLOYEES

The company is expected to employ in the areas of Sales, Marketing, General Administration, Production, Quality
Assurance, and Research and Development. None of the Company's employees are expected to be represented by a collective bargaining agreement.

PROPERTIES

The Company's headquarters and principal administrative, engineering, sales, marketing, and manufacturing facilities are expected to initially contain approximately 10,000 square feet. The Company also expects to lease additional space when necessary. The Company believes that these approximations will be suitable for the Company's projected growth over the next 24 to 36 months.

LEGAL PROCEEDING

The Company expects to be involved from time to time in litigation in the normal course of its business. The Company is not aware of any pending or threatened litigation matters which will have a material adverse affect on the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE GENERAL PARTNER

Set forth below is certain information concerning the directors and executive officers of the general partner. All directors of the general partner are elected annually by, and may be removed by the interest holders of the general partner. All officers serve at the discretion of the board of directors of the general partner.

Name			Age
Aaron R. Lux(6)		28

Position(s) with the company and prior business experience General Partner, and Lead Director Mr. Lux founded the Company in 2005, and has served as Lead Director of the Company since April 2005. From the Company's founding in 2005 to March 2005, Mr. Lux served as Executive VicePresident. Mr. Lux has served as a partner of the Company since the Company's founding. Mr. Lux became Lead Director in May 2005. Prior to co-founding the Company Mr. Lux served in several directorships at various companies as well as engineering services for projects valued up to $100 million.
	__________
(1)	Member of Executive Committee.
(2)	Member of Management Development and Compensation
Committee.
(3)	Member of Audit Committee.
(4)	Nominating and Corporate Governance Committee.
(5)	Ethics and Corporate Responsibility Committee
(6)	Lead Director
(7)	Term will become effective upon the closing of financial
offering.
__________
Board of Directors Composition and Committees

The Alberich, LLLP. partnership agreement provides for a classified board of directors consisting of three classes, which shall be as equal in number as possible. The total number of authorized directors is to be between 10 and 18, with the exact size of the board to fixed by resolution of the board. Immediately following the completion of this offering, we expect to have 13 directors.

Immediately prior to the completion of this offering, the board of directors of Alberich, LLLP. will have the following standing committees: an audit committee, a management development and compensation committee, a lead director, an ethics and corporate responsibility committee, an executive committee and a nominating and corporate governance committee.

Audit Committee. The purpose of the audit committee is to assist the board of directors in providing oversight of: (1) the integrity of our financial statements, including the financial reporting process, system of internal control and audit process, (2) our compliance with legal and regulatory requirements, (3) the registered public accountant's qualifications and independence, (4) the performance of our internal audit function and registered public accountants and
(5) financial reporting risk assessment and mitigation.

Management Development and Compensation Committee. The compensation committee's responsibilities include: (1) determining the compensation of the chief executive officer and reviewing and approving the compensation of the other executive officers, (2) approving and evaluating compensation plans, policies and programs, including incentive compensation and equity-based plans for employees and officers, (3) preparing an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K (if applicable), in accordance with the rules and regulations of the Securities and Exchange Commission and (4) reviewing and making recommendations to the board of directors regarding director compensation.

Ethics and Corporate Responsibility Committee. The ethics and corporate responsibility committee duties include: (1) reviewing and making recommendations regarding the ethical responsibilities of our employees and consultants under our administrative policies and procedures, (2) reviewing and assessing our policies and procedures addressing the resolution of conflicts of interest involving us, our employees, officers and directors and addressing any potential conflict of interest involving us and a director or an executive officer, (3) reviewing and establishing procedures for the receipt, retention and treatment of complaints regarding violation of our policies, procedures and standards related to ethical conduct and legal compliance and (4) reviewing and evaluating the effectiveness of our ethics, compliance and training programs and related administrative policies.

Executive Committee. The executive committee's charter provides that, to the extent permitted by Minnesota law, it shall have and may exercise all powers and authorities of the board of directors with respect to the following: (1) taking action on behalf of the board of directors during intervals between regularly scheduled meetings of the board of directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the board of directors,
(2) overseeing and assisting management in the formulation and implementation of scientific research policies, (3) authorizing and approving the offer, issuance or sale of our units, (4) authorizing the filing of registration statements, reports and other documents with the Securities and Exchange Commission and with state securities commissions, (5) authorizing the calling of the annual meeting of our unit holders, (6) within certain limits established by the board or directors, approving the acquisition of the business or assets of another company, (7) authorizing the preparation and filing of documentation to effect a merger between us and one or more subsidiary corporations, (8) reviewing and approving various financial matters, including matters pertaining to our capital structure, our financial projections, plans and strategies, our capital budget and capital budgeting processes, plans and strategies and our treasury operations, investment strategies, banking and cash management arrangements and financial risk management, including our policies and procedures related thereto and (9) authorizing the opening of bank accounts in our name, approving the establishment of loans or letters of credit and guaranteeing the repayment of indebtedness or contractual performance of our majority-owned subsidiaries.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee's responsibilities include:
(1) identifying and recommending individuals qualified to become members of the board of directors, consistent with the criteria approved by the board of directors; (2) reviewing and making recommendations regarding the composition and procedures of the board of directors; (3) developing and recommending to the board of directors a set of corporate governance principles; (4) making recommendations regarding the size, composition and charters of the committees of the board of directors; (5) reviewing and developing long-range plans for chief executive officer and management succession and (6) developing and overseeing an annual self-evaluation process of the board of directors and its committees.

Lead Director. In the event that our chairman of the board is not independent, the nominating and corporate governance committee will nominate an independent director to serve as our lead director, who is then approved by a majority of the independent directors. The lead director has the following principal responsibilities: (1) chairing meetings of the independent directors in executive session; (2) facilitating communications between other members of the board and the chairman of the board and/or the chief executive officer; (3) acting as a liaison to unit holders who request direct communication with the board; (4) consulting with the chairman of the board in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; (5) consulting with the chairman of the board and/or the chief executive officer on matters relating to corporate governance and board performance; and (6) acting as chairman of the board if the chief executive officer serving in that role is unable to perform those duties.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee will not, at any time, be one of our officers or employees. None of our executive officers will serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

All non-employee directors are paid an annual retainer of $__* and the chairperson of a committee is paid an additional annual retainer of $__*, except for the chairperson of the audit committee who is paid an additional annual retainer of $__*. The lead director is also paid an additional annual retainer of $__*. Non-employee directors also receive $__* for each meeting of the board of directors and $__* for each meeting of a committee on which they serve and are reimbursed for expenses incurred while attending meetings or otherwise performing services as a director. In addition, a unit bonus of __* units of common units is offered to independent director nominees as an inducement to join the board of directors.

__________
*  To be provided by amendment.
__________

See Certain Relationships and Related Party Transactions for information with respect to transactions between us and certain persons related to or entities in which certain directors may be deemed to have an interest.

Indemnification

The partnership agreement provides that Alberich, LLLP will indemnify the general partner, any departing partner and any person who is or was an officer or director of the general partner or any departing partner, to the fullest extent permitted by law. Alberich, LLLP also may indemnify, to the extent deemed advisable by the general partner, to the fullest extent permitted by law, any person who is or was an affiliate of the general partner or any departing partner, any person who is or was an officer, director, employee, partner, agent or trustee of the general partner, any departing partner or any affiliate, or any person who is or was serving at the request of the general partner or any affiliate of the general partner or any departing partner as an officer, director, employee, partner, agent, or trustee of another person ("indemnitee") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlement and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as:

*	the general partner, a departing partner or affiliate of
either;

*	an officer, director, employee, partner, agent or trustee
of the general partner, any departing partner or affiliate of either; or

*	a person serving at the request of Alberich, LLLP in
another entity in a similar capacity.

In each case the indemnitee must have acted in good faith and in a manner which the indemnitee believed to be in or not opposed to the best interests of Alberich, LLLP and, for any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under the partnership agreement will only be paid out of the assets of Alberich, LLLP, and the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to Alberich, LLLP to enable it to effectuate, that indemnification. Alberich, LLLP is authorized to purchase (or to reimburse the general partner or its affiliates for the cost of) insurance, purchased on behalf of the general partner and other persons as the general partner determines, against liabilities asserted against and expenses incurred by those persons in connection with Alberich, LLLP's activities, whether or not Alberich, LLLP would have the power to indemnify that person against liabilities under the provisions described above.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning each of the Company's directors and executive partners:

Name and Principal Position(s)		Salary(1)(3)
	Bonus(3)	Other Compensation(2)(3)
Aaron R. Lux
General Partner, and Lead Director





__________
(1)	Includes amounts paid in lieu of unused comprehensive
leave.
(2)	Represents amounts paid or reimbursed by us on behalf of
the Named Executive Officers for airline and memberships,
financial planning, tax preparation services and relocation
expenses.
(3)	To be provided by amendment.
__________

PRINCIPAL UNIT HOLDERS

The following table sets forth certain information concerning each of the Company's directors and executive officers:

Name and Principal Position(s)
Aaron R. Lux
General Partner, and Lead Director

Percentage of units Beneficially Held(1)
2% General Partner Interest

Percentage of Common units

18.4% i-units
73.5% Class A Common Units
6.1% Class B Common Units


__________
(1)	In accordance with Securities and Exchange Commission
rules, a person is deemed to have beneficial ownership of any securities as to which such person, directly or indirectly, has or i-units voting power or investment power and of any securities with respect to which such person has the right to acquire such voting or investment power within 60 days. Except as otherwise noted in the accompanying footnotes, the named persons have sole voting and investment power.
(2)	Less than one percent.
__________

DESCRIPTION OF I-UNITS

The i-units are a separate class of limited partner interests in Alberich, LLLP. All the i-units will be owned by us and will not be publicly traded. A number of the covenants in our limited liability company agreement and in Alberich's partnership agreement affect us as the holder of i-units. For a description of the material covenants, see our partnership agreement

VOTING RIGHTS

Owners of i-units generally vote together with the common units and Class B units as a single class and sometimes vote as a class separate from the holders of common units and Class B units. The i-units have the same voting rights as the common units and Class B units voting together as a single class on the following matters:

*	a sale or exchange of all or substantially all of
Alberich's assets;

*	the election of a successor general partner in connection
with the removal of the general partner;

*	a dissolution or reconstitution of Alberich;

*	a merger of Alberich; and

*	some amendments to the partnership agreement, including
any amendment that would cause Alberich to be treated as a corporation for income tax purposes.

The i-units vote separately as a class on the following:

*	Amendments to the Alberich partnership agreement that
would have a material adverse effect on the rights or preferences of the holders of the i-units in relation to the other classes of units. This kind of an amendment requires the approval of two-thirds of the outstanding i-units other than the number of i-units corresponding to the number of shares owned by Alberich. and its affiliates.

*	The approval of the withdrawal of the general partner in
some circumstances or the transfer to a non-affiliate of all of its interest as a general partner. These matters require the approval of a majority of the outstanding i-units other than the number of i-units corresponding to the number of shares owned by Alberich. and its affiliates.

In all cases, i-units will be voted in proportion to the affirmative and negative votes, abstentions and non-votes of owners of our shares.

For further information regarding the voting rights of i-units and shares of Alberich, see the partnership agreement

DISTRIBUTIONS AND PAYMENTS

The number of i-units distributed to us by Alberich, LLLP is based upon the amount of cash to be distributed by Alberich, LLLP to an owner of a common unit. Alberich, LLLP distributes to us a number of i-units equal to the number of shares distributed by us.

Typically, if cash is paid to the holders of common units, we, as the owner of i-units, receive additional i-units or fractions of i-units instead of cash. The fraction of an i-unit received per i-unit owned by us is determined as if the cash payment on the common unit were a cash distribution.

If additional units are distributed to the owners of common units, as the owner of i-units, we receive an equivalent amount of units based on the number of i-units that we own.

MERGER, CONSOLIDATION OR SALE OF ASSETS

In the case of any of the following events:

*	any consolidation or merger of Alberich, LLLP with or
into another person,

*	any consolidation or merger of another person into
Alberich, LLLP, except a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of the outstanding common units of Alberich, LLLP, or

*	any sale or other disposition of all or substantially all
the properties and assets of Alberich, LLLP,

*	if the owners of the common units receive cash in the
transaction, a distribution on each i-unit will be made in additional i-units or fractions of i-units determined by dividing the cash received on a common unit by the average market price of one of our shares determined for a ten consecutive day trading period ending immediately prior to the effective date of the transaction, except that in the case of a liquidation, as the owner of the i-units, we will receive the distribution provided pursuant to the liquidation provisions in Alberich, LLLP's partnership agreement.

UNITED STATES FEDERAL INCOME TAX CHARACTERISTICS AND
DISTRIBUTION UPON LIQUIDATION OF ALBERICH, LLLP

The i-units we own generally will not be allocated income, gain, loss or deduction until such time as there is a liquidation of Alberich, LLLP. Therefore, we do not anticipate that we will have material amounts of taxable income resulting from our ownership of the i-units unless we enter into a sale or exchange of the i-units or Alberich, LLLP is liquidated.

Upon the liquidation of Alberich, Alberich is generally obligated to purchase all of our outstanding shares at a price equal to the higher of the average market price for the shares or the common units. If Alberich fails to do so, then, as described below, the value of your shares will depend on the amount of the liquidating distribution received by us as the owner of the i-units and the taxes we incur as a result of that liquidation.

The liquidating distribution per i-unit may be less than the liquidating distribution received per common unit. The liquidating distribution for each i-unit and common unit will depend upon the relative per unit capital accounts of the i-units and the common units at liquidation. It is anticipated that over time the capital account per common unit will exceed the capital account per i-unit because the common units will be allocated income and gain prior to liquidation, but the i-units will not. At liquidation, it is intended that each i-unit will be allocated income and gain in an amount necessary for the capital account attributable to each i-unit to be equal to that of a common unit. However, there may not be sufficient amounts of income and gain at liquidation to cause the capital account of an i-unit to be increased to that of a common unit. In that event, the liquidating distribution per common unit will exceed the liquidating distribution per i-unit.

As a result of the allocation of income and gain to the i-units upon a liquidation, we will be required to pay taxes on that income and gain. Thus, in the event income and gain is allocated to us, then, because of taxes we pay, shareholders will receive less than the holders of the common units.

Because of these factors, and if Alberich fails to purchase our shares as described above, the value of our shares likely will be lower than the value of the common units upon the liquidation of Alberich, LLLP.

MODIFICATION OF FIDUCIARY DUTIES OWED TO OUR SHAREHOLDERS AND
TO THE OWNERS OF UNITS

The fiduciary duties owed to you by our board of directors are prescribed by Minnesota law and our partnership agreement. Similarly, the fiduciary duties owed to the owners of units of Alberich by the general partner of Alberich are prescribed by Minnesota law and its partnership agreement. Minnesota law provides that Minnesota limited liability limited partnerships may, in their partnership agreement restrict the fiduciary duties owed by the board of directors to us and our shareholders and by the general partner to the limited partnership and the limited partners.

Our partnership agreement contains various provisions restricting the fiduciary duties that might otherwise be owed

By becoming one of our unit holders, a unit holder agrees to be bound by the provisions in our partnership agreement. This is in accordance with the policy of Minnesota law favoring the principle of freedom of contract and the enforceability of limited liability limited partnership agreements. It is not necessary for a unit holder to sign our partnership agreement in order for the partnership agreement to be enforceable against that person.


MATERIAL TAX CONSIDERATIONS

This section is a summary of material United States federal income tax considerations that may be relevant to prospective owners of units and, unless otherwise noted in the following discussion, expresses the opinion of our counsel insofar as it relates to legal conclusions with respect to United States federal income tax law. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

Unless the context otherwise requires, references in this section to us or we are references to Alberich, LLLP.

No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting us or the owners of units. Moreover, the discussion does not address the United States federal income tax consequences that may be relevant to certain types of investors subject to specialized tax treatment, such as non-U.S. persons, financial institutions, insurance companies, real estate investment trusts, estates, trusts, dealers and persons entering into hedging transactions. Accordingly, each prospective owner of units is urged to consult with, and is urged to depend on, his own tax advisor in analyzing the United States federal, state, local and foreign tax consequences particular to him of the ownership or disposition of units.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of our counsel and are based on the accuracy of the representations made by us.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective owners of units. Unlike a ruling, the opinion of our counsel represents only that firm's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for units and the prices at which units trade. In addition, the cost of any contest with the IRS will be borne directly or indirectly by us and the owners of units. Furthermore, the tax treatment of us or of an investment in us may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

U.S. Federal Income Tax Considerations Associated with the
Ownership and Disposition of units

Tax Consequences of Unit Ownership

Distributions of Additional units. Under the terms of our partnership agreement, except in connection with our liquidation, we will not make distributions of cash in respect of units but rather will make distributions of additional units. Because these distributions of additional units will be made proportionately to all owners of units, the receipt of these additional units will not be includable in the gross income of an owner of units for United States federal income tax purposes. As each owner of units receives additional units, he will be required to allocate his basis in his units in the manner described below. Please read Basis of Units.

Basis of units. An owner's initial tax basis for his units will be the amount paid for them. As additional units are distributed to an owner of units, he will be required to allocate his tax basis in his units equally between the old units and the new units received. If the old units were acquired for different prices, and the owner can identify each separate lot, then the basis of each old lot of units can be used separately in the allocation to the new units received with respect to the identified old lot. If an owner of units cannot identify each lot, then he must use the first-in first-out tracing approach. a unit holder cannot use the average cost for all lots for this purpose.

Disposition of units. Gain or loss will be recognized on a sale or other disposition of units, whether to a third party or to Alberich, LLLP pursuant to the Alberich, LLLP purchase provisions or in connection with the liquidation of us, equal to the difference between the amount realized and the owner's tax basis for the units sold or otherwise disposed of. An owner's amount realized will be measured by the sum of the cash and the fair market value of other property received by the owner.

Except as noted below, gain or loss recognized by an owner of units, other than a dealer in securities, on the sale or other disposition of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 15%, subject to the discussion below relating to straddles. Capital gain recognized by a corporation on the sale of units will generally be taxed at a maximum rate of 35%. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

Capital gain treatment may not result from a sale of units to Alberich, LLLP pursuant to the Alberich, LLLP purchase provisions or otherwise if a single unit holder of us or our unit holders as a group own 50% or more of the units of Alberich, LLLP In that case, if either we or Alberich, LLLP has earnings and profits, then the amount received by a seller of units may be taxed as ordinary income to the extent of his portion of those earnings and profits, but only if the seller sells less than all of his units or is a unit holder of Alberich, LLLP after applying the ownership attribution rules.

For purposes of determining whether capital gains or losses on the disposition of units are long or short term, subject to the discussion below relating to straddles, an owner's holding period begins on his acquisition of units. As additional units are distributed to him, the holding period of each new unit received will also include the period for which the owner held the old units to which the new unit relates.

Because the purchase rights in respect of the units arise as a result of an agreement other than solely with us, these rights do not appear to constitute inherent features of the units for tax purposes. As such, it is possible that the IRS would assert that units and the related purchase rights constitute a straddle for United States federal income tax purposes to the extent that those rights are viewed as resulting in a substantial diminution of a unit purchaser's risk of loss from owning his units. In that case, any owner of units who incurs interest or other carrying charges that are allocable to the units (as would be the case if the owner finances his acquisition of units with debt) would have to capitalize those interest or carrying charges to the basis of the related units and purchase rights rather than deducting those interest or carrying charges currently. In addition, the holding period of the units would be suspended, resulting in short-term capital gain or loss (generally taxed at ordinary income rates) upon a taxable disposition even if the units were held for more than 12 months. However, we believe that the purchase rights have minimal value and do not result in a substantial diminution of a unit purchaser's risk of loss from owning units. Based on that, the units and the related purchase rights should not constitute a straddle for United States federal income tax purposes and therefore should not result in any suspension of an owner's holding period or interest and carrying charge capitalization, although there can be no assurance that the IRS or the courts would agree with this conclusion.

Investment in Units by Tax-Exempt Investors, Regulated Investment Companies, and Non-U.S. Persons. Employee benefit plans and most other organizations exempt from United States federal income tax, including individual retirement accounts, known as IRAs, and other retirement plans, are subject to United States federal income tax on unrelated business taxable income. Because we will be treated as a corporation for United States federal income tax purposes, an owner of units will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Therefore, a tax-exempt investor will not have unrelated business taxable income attributable to its ownership or sale of units unless its ownership of the units is debt financed. In general, a unit would be debt financed if the tax-exempt owner of units incurs debt to acquire a unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if that unit had not been acquired.

A regulated investment company, or mutual fund, is required to derive at least 90% of its gross income for every taxable year from qualifying income. As stated above, an owner of units will not report on its United States federal income tax return any of our items of income, gain, loss and deduction. Thus, ownership of units will not result in income which is not qualifying income to a mutual fund. Furthermore, any gain from the sale or other disposition of the units, and the associated purchase rights, will qualify for purposes of that 90% test. Finally, units, and the associated purchase rights, will constitute qualifying assets to mutual funds which also must own at least 50% qualifying assets at the end of each quarter.

Because distributions of additional units will be made proportionately to all owners of units, the receipt of these additional units will not be includable in the gross income of an owner of units for United States federal income tax
purposes. Therefore, no withholding taxes will be imposed on distributions of additional units to non-resident alien individuals and foreign corporations, trusts or estates. A non-United States owner of units generally will not be subject to United States federal income tax or subject to withholding on any gain recognized on the sale or other disposition of
units unless:
*	the gain is considered effectively connected with the
conduct of a trade or business by the non-United States owner within the United States and, where a tax treaty applies, is attributable to a United States
*	permanent establishment of that owner (and, in which
case, if the owner is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% or a lower
rate as may be specified by an applicable income tax treaty);
*	the non-United States owner is an individual who holds
the units as a capital asset and is present in the United
States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or
*	we are or have been a United States real property holding
corporation, or a USRPHC, for United States federal income tax purposes.

We believe that we are a USRPHC for United States federal income tax purposes. Therefore, any gain on the sale or other disposition of units by a non-United States owner will be subject to United States federal income tax unless the units are regularly traded on an established securities market and the non-United States owner has not actually or constructively held more than 5% of the units at any time during the shorter of the five-year period preceding the disposition or that owner's holding period. Our units currently trade on an established securities market.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, and the prohibited transaction provisions of section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of units. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Internal Revenue Code that may be relevant to particular unit holders in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Internal Revenue Code, existing and currently proposed regulations under ERISA and the Internal Revenue Code, the legislative history of ERISA and the Internal Revenue Code, existing administrative rulings of the Department of Labor
(DOL) and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A fiduciary making a decision to invest in the units on behalf of a prospective purchaser that is an employee benefit plan, a tax-qualified retirement plan, or an individual retirement account, commonly called an IRA, is advised to consult its own legal advisor regarding the specific considerations arising under ERISA, section 4975 of the Internal Revenue Code, and state law with respect to the purchase, ownership, sale or exchange of the units by such plan or IRA.

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, known as an ERISA Plan, should consider carefully whether an investment in the units is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investments to be (1) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (2) diversified in order to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (3) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the units is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio.

The fiduciary of an IRA, or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a Non-ERISA Plan) should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code in making their investment decision. A party in interest or disqualified person with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Internal Revenue Code section 4975 is subject to (1) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (2) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed on account of the prohibited transaction). In addition, a fiduciary that permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Internal Revenue Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for plan assets and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

Regulations of the DOL defining plan assets (the Plan Asset Regulations) generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, unless one or more exceptions specified in the Plan Asset Regulations are satisfied, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, and therefore any person who exercises authority or control respecting the management or disposition of such underlying assets, and any person who provides investment advice with respect to such assets for a fee (direct or indirect), is a fiduciary of the investing plan.

The Plan Asset Regulations define a publicly-offered security as a security that is freely transferable, part of a class of securities that is widely held and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The Plan Asset Regulations provide that a class of securities is widely held only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A class of securities will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Plan Asset Regulations provide that whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances.

We believe that the units meet the criteria of publicly-offered securities under the Plan Asset Regulations. We believe the units are held beneficially by more than 100 independent persons. There are no restrictions, within the meaning of the Plan Asset Regulations, imposed on the transfer of units and the units are registered under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the Securities directly, through agents, or to or through underwriters or dealers (possibly including our affiliates). Read the prospectus supplement to find the terms of the Securities offering, including:

*	the names of any underwriters, dealers or agents;

*	the offering price;

*	underwriting discounts;

*	sales agents' commissions;

*	any initial public offering price;

*	other forms of underwriter or agent compensation;

*	discounts, concessions or commissions that underwriters
may pass on to other dealers;

*	any exchange on which the Securities may be listed.

We may change the offering price, underwriter discounts or concessions, or the price to dealers when necessary. Discounts or commissions received by underwriters or agents and any profits on the resale of the Securities by them may constitute underwriting discounts and commissions under the Securities Act of 1933.

Unless we state otherwise in the prospectus supplement, underwriters will need to meet certain requirements before purchasing the Securities. Underwriters may only purchase all of the Securities. Agents will act on a "best efforts" basis during their appointment. We will also state the net proceeds from the sale in the prospectus supplement.

Any brokers or dealers that participate in the distribution of the Securities may be "underwriters" within the meaning of the Securities Act for such sales. Profits, commissions, discounts or concessions received by any such broker or dealer may be underwriting discounts and commissions under the Securities Act.

When necessary, we may fix the Securities distribution using changeable, fixed prices, market prices at the time of sale, prices related to market prices, or negotiated prices.

We may, through agreements, indemnify underwriters, dealers or agents who participate in the distribution of the Securities against certain liabilities including liabilities under the Securities Act. We may also provide funds for payments such underwriters, dealers or agents may be required to make. Underwriters, dealers and agents, and their affiliates may transact with us and our affiliates in the ordinary course of their businesses.


WHERE YOU CAN FIND MORE INFORMATION

Alberich, LLLP will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents at no cost by request directed to them at the following address and telephone number:

Alberich, LLLP
1754 Market Drive
Suite 500
Stillwater, MN 55082
(612) 605-8665

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this
prospectus by reference include forward-looking statements.
These forward-looking statements are identified as any
statement that does not relate strictly to historical or
current facts. They use words such as "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "projection," "strategy" or "will" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-
looking statements. Many of the factors that will determine
these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-
looking statements include:
*	demand for, the supply of, changes in forecast data for,
and price trends related to our business in the United States, all of which may be affected by economic activity, capital expenditures, international events, and technological advances;
*	our ability to successfully identify and consummate
strategic acquisitions, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations;
*	changes in laws or regulations to which we are subject;
*	our inability to borrow or otherwise access funds needed
for operations, expansions or capital expenditures that
contain restrictive financial covenants;
*	loss of key personnel;
*	the effects of competition.
*	the condition of the capital markets in the United
States;
*	general economic conditions, including rates of inflation
and interest rates.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under "Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form A-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, County Washington, State of Minnesota, on the 8th day of December, 2005.


Alberich, LLLP.

By:    /s/    Aaron R. Lux
Aaron R. Lux
Lead Director and General Partner

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aaron
R. Lux as his true and lawful attorneys-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form A-1 has been signed by the following persons in the capacities and on the dates indicated:


Signature
/s/    Aaron R. Lux
Aaron R. Lux

Title
Lead Director and General Partner

Date
December 8, 2005


/s



/s/



/s/





EXHIBIT INDEX

**1.1 - Form of Underwriting Agreement (for Units)
**1.2 - Form of Underwriting Agreement (for Debt Securities) *3.1 - Agreement of Limited Liability Limited Partnership (Specimen Certificate representing Units filed as Exhibit A and Exhibit B)
**4.2 - Form of Senior Indenture
**4.3 - Form of Subordinated Indenture
**4.4 - Form of Warrant Provisions
**4.5 - Form of Purchase Contract
**4.6 - Form of Third-Party Warrant Agreement
**4.7 - Form of Debt Securities Warrant Provisions
**4.8 - Form of Warrant Agreement, including form of warrant relating to the Foreign Currency Exchange Warrants
**4.9 - Form of Warrant Agreement, including form of warrant, relating to the I-Unit Warrants
------------------------
* Filed herewith.
** To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
*** To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to Registration Statement.
**** Incorporated by reference.


AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP

EXHIBIT 3.1

TABLE OF CONTENTS

PARTNERSHIP AGREEMENT
ARTICLE I ORGANIZATIONAL MATTERS
E-1
1.1 Continuation
E-1
1.2 Name
E-1
1.3 Registered Office; Principal Office
E-1
1.4 Power of Attorney
E-1
1.5 Term
E-2
1.6 Possible Restrictions on Transfer
E-2
ARTICLE II DEFINITIONS
E-2
Additional Limited Partner
E-3
Adjusted Capital Account
E-3
Adjusted Property
E-3
Affiliate
E-3
Agreed Allocation
E-3
Agreed Value
E-3
Agreement
E-3
API
E-3
Assignee
E-3
Available Cash
E-4
Average Market Price
E-4
Book-Tax Disparity
E-4
Business Day
E-4
Calculated Unit Amount
E-4
Capital Account
E-4
Capital Additions and Improvements
E-5
Capital Contribution
E-5
Carrying Value
E-5
Cash from Interim Capital Transactions
E-5
Cash from Operations
E-5
Cause
E-6
Certificate
E-6
Certificate of Limited liability limited partnership
E-6
Citizenship Certification
E-6
Class B Unit
E-6
Closing Date
E-6
Closing Price
E-6
Code
E-6
Combined Interest
E-6
Common Unit
E-6
Conflicts and Audit Committee
E-6
Contributed Property
E-7
Curative Allocation
E-7
Current Market Price
E-7
Delegation of Control Agreement
E-7
Departing Partner
E-7
Economic Risk of Loss
E-7
Eligible Citizen
E-7
Equivalent Non-Cash Amount
E-7
Event of Withdrawal
E-7
Exchange Provisions
E-7
Agreement
E-7
First Liquidation Target Amount
E-7
First Target Distribution
E-7
General Partner
E-7
Group
E-7
Holder
E-7
I-Unit
E-7
Incentive Distribution
E-7
Indemnified Persons
E-8
Indemnitee
E-8
Initial Offering
E-8
Initial Unit Price
E-8
Interim Capital Transactions
E-8
Limited Partner
E-8
Liquidation Date
E-8
Liquidator
E-8
Listed Shares
E-8
Maintenance Capital Expenditures
E-8
Mandatory Purchase Event
E-9
Maximum Permitted Delegation
E-9
Mandatory Redemption Notice
E-9
Merger Agreement
E-9
Minimum Quarterly Distribution
E-9
National Securities Exchange
E-9
Net Agreed Value
E-9
Net Income
E-9
Net Loss
E-9
Net Termination Gain
E-9
Net Termination Loss
E-10
Non-citizen Assignees
E-10
Nonrecourse Built-in Gain
E-10
Nonrecourse Deductions
E-10
Nonrecourse Liability
E-10
Notice of Election to Purchase
E-10
Notice of Intent to Convert
E-10
Omnibus Agreement
E-10
Operating Partnership
E-10
Operating Partnership Agreement
E-10
Opinion of Counsel
E-10
Optional Purchase Price
E-10
Original Agreement
E-10
Outstanding
E-10
Partners
E-11
Partner Nonrecourse Debt
E-11
Partner Nonrecourse Debt Minimum Gain
E-11
Partner Nonrecourse Deductions
E-11
Partnership
E-11
Partnership Interest
E-11
Partnership Minimum Gain
E-11
Partnership Securities
E-11
Percentage Interest
E-11
Person
E-11
Pro Rata
E-11
Purchase Date
E-11
Purchase Provisions
E-12
Recapture Income
E-12
Record Date
E-12
Record Holder
E-12
Redeemable Units
E-12
Registration Statement
E-12
Required Allocations
E-12
Residual Gain
E-12
Residual Loss
E-12
Agreement
E-12
Second Liquidation Target Amount
E-12
Second Target Distribution
E-12
Securities Act
E-12
Special Approval
E-12
Substituted Limited Partner
E-12
Surviving Business Entity
E-13
Termination Capital Transactions
E-13
Third Target Distribution
E-13
Trading Day
E-13
Transfer Agent
E-13
Transfer Application
E-13
Underwriter
E-13
Underwriting Agreement
E-13
Unit
E-13
Unpaid MQD
E-13
Unrealized Gain
E-13
Unrealized Loss
E-13
Unrecovered Initial Unit Price
E-13
ARTICLE III PURPOSE
E-13
3.1 Purpose and Business
E-13
3.2 Powers
E-14
ARTICLE IV CAPITAL CONTRIBUTIONS
E-14
4.1 Issuances of Units and Other Securities
E-14
4.2 Limited Preemptive Rights
E-15
4.3 Capital Accounts
E-16
4.4 Interest
E-17
4.5 No Withdrawal
E-17
4.6 Loans from Partners
E-17
4.7 No Fractional Units
E-17
4.8 Splits and Combinations
E-17
4.9 Class B Units
E-18
4.10 I-Units
E-19
ARTICLE V ALLOCATIONS AND DISTRIBUTIONS
E-19
5.1 Allocations for Capital Account Purposes
E-20
5.2 Allocations for Tax Purposes
E-23
5.3 Requirement and Characterization of Distributions

E-25
5.4 Distributions of Cash from Operations
E-25
5.5 Distributions of Cash from Interim Capital Transactions

E-26
5.6 Adjustment of Minimum Quarterly Distribution and Target
Distribution Levels
E-26
5.7 Special Provisions Relating to Units
E-26
ARTICLE VI MANAGEMENT AND OPERATION OF BUSINESS
E-27
6.1 Management
E-27
6.2 Certificate of Limited liability limited partnership

E-29
6.3 Restrictions on General Partner's Authority
E-29
6.4 Reimbursement of the General Partner
E-30
6.5 Outside Activities
E-30
6.6 Loans to and from the General Partner; Contracts with Affiliates
E-31
6.7 Indemnification
E-32
6.8 Liability of Indemnitee
E-33
6.9 Resolution of Conflicts of Interest
E-34
6.10 Other Matters Concerning the General Partner
E-35
6.11 Title to Partnership Assets
E-35
6.12 Purchase or Sale of Units
E-36
6.13 Registration Rights of ALBERICH, LLLP and its Affiliates

E-36
6.14 Reliance by Third Parties
E-37
6.15 Delegation to ALBERICH, LLLP
E-38
ARTICLE VII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

E-38
7.1 Limitation of Liability
E-38
7.2 Management of Business
E-38
7.3 Outside Activities
E-38
7.4 Return of Capital
E-38
7.5 Rights of Limited Partners Relating to the Partnership

E-39
ARTICLE VIII BOOKS, RECORDS, ACCOUNTING AND REPORTS

E-39
8.1 Books, Records and Accounting
E-39
8.2 Fiscal Year
E-39
8.3 Reports
E-39
ARTICLE IX TAX MATTERS
E-40
9.1 Preparation of Tax Returns
E-40
9.2 Tax Elections
E-40
9.3 Tax Controversies
E-40
9.4 Organizational Expenses
E-40
9.5 Withholding
E-40
9.6 Entity-Level Taxation
E-41
9.7 Entity-Level Arrearage Collections
E-41
9.8 Opinions of Counsel
E-41
ARTICLE X CERTIFICATES
E-41
10.1 Certificates
E-42
10.2 Registration, Registration of Transfer and Exchange

E-42
10.3 Mutilated, Destroyed, Lost or Stolen Certificates

E-42
10.4 Record Holder
E-43
ARTICLE XI TRANSFER OF INTERESTS
E-43
11.1 Transfer
E-43
11.2 Transfer of General Partner's Partnership Interest

E-43
11.3 Transfer of Units
E-44
11.4 Restrictions on Transfers
E-44
11.5 Citizenship Certificates; Non-citizen Assignees

E-44
11.6 Redemption of Interests
E-45
ARTICLE XII ADMISSION OF PARTNERS
E-46
12.1 Admission of Substituted Limited Partners
E-46
12.2 Admission of Successor General Partner
E-46
12.3 Admission of Additional Limited Partners
E-46
12.4 Amendment of Agreement and Certificate of Limited
liability limited partnership			E-47
ARTICLE XIII WITHDRAWAL OR REMOVAL OF PARTNERS
E-47
13.1 Withdrawal of the General Partner
E-47
13.2 Removal of the General Partner
E-48
13.3 Interest of Departing Partner and Successor General
Partner
E-48
13.4 Withdrawal of Limited Partners
E-50
ARTICLE XIV DISSOLUTION AND LIQUIDATION
E-50
14.1 Dissolution
E-50
14.2 Continuation of the Business of the Partnership after Dissolution
E-50
14.3 Liquidation
E-51
14.4 Distributions in Kind
E-51
14.5 Cancellation of Certificate of Limited liability limited partnership
E-52
14.6 Reasonable Time for Winding Up
E-52
14.7 Return of Capital
E-52
14.8 No Capital Account Restoration
E-52
14.9 Waiver of Partition
E-52
ARTICLE XV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS;
RECORD DATE
E-52
15.1 Amendment to be Adopted Solely by General Partner

E-52
15.2 Amendment Procedures
E-53
15.3 Amendment Requirements
E-53
15.4 Meetings
E-54
15.5 Notice of Meeting
E-54
15.6 Record Date
E-54
15.7 Adjournment
E-55
15.8 Waiver of Notice; Approval of Meeting; Approval of
Minutes
E-55
15.9 Quorum
E-55
15.10 Conduct of Meeting
E-55
15.11 Action Without a Meeting
E-56
15.12 Voting and Other Rights
E-56
ARTICLE XVI MERGER
E-56
16.1 Authority
E-56
16.2 Procedure for Merger or Consolidation
E-56
16.3 Approval by Limited Partners of Merger or Consolidation

E-57
16.4 Certificate of Merger
E-58
16.5 Effect of Merger
E-58
ARTICLE XVII RIGHT TO ACQUIRE UNITS
E-58
17.1 Right to Acquire Common Units and Listed Shares

E-58
ARTICLE XVIII GENERAL PROVISIONS
E-60
18.1 Addresses and Notices
E-60
18.2 References
E-60
18.3 Pronouns and Plurals
E-60
18.4 Further Action
E-60
18.5 Binding Effect
E-60
18.6 Integration
E-60
18.7 Creditors
E-60
18.8 Waiver
E-60
18.9 Counterparts
E-61
18.10 Applicable Law
E-61
18.11 Invalidity of Provisions
E-61
Exhibit A - Form of Certificate Evidencing Common Units

E-61
Exhibit B - Form of Certificate Evidencing Class B Units

E-65
Exhibit C - Form of Certificate Evidencing I-Units

E-70
Exhibit D - Certificate of Registration of a Limited-Liability
Limited Partnership
E-74














AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP

AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP, dated as of June 15, 2005 is entered into by and among Aaron R. Lux, as the General Partner, and Persons who become Partners in the Partnership or parties hereto as provided herein.

NOW, THEREFORE, the General Partner does hereby amend and restate the Agreement, as amended, to provide, in its entirety, as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

1.1 CONTINUATION. The General Partner and the Limited Partners hereby continue the Partnership as a limited liability limited partnership pursuant to the provisions of the Minnesota Law. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Parties and the administration, dissolution and termination of the Partnership shall be governed by the Minnesota Law. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

1.2 NAME. The name of the Partnership shall be "Alberich, LLLP" The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner. The words "Limited Liability Limited Partnership," "L.L.L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners.

1.3 REGISTERED OFFICE; PRINCIPAL OFFICE. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Minnesota shall be located at 1754 Market Drive Suite 500; Stillwater, MN 55082 and the registered agent for service of process on the Partnership in the State of Minnesota at such registered office shall be Alberich, LLLP. The principal office of the Partnership and the address of the General Partner shall be 1754 Market Drive Suite 500; Stillwater, MN 55082, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Minnesota as the General Partner deems necessary or appropriate.

1.4 POWER OF ATTORNEY. (a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:
(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited liability limited partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited liability limited partnership (or a partnership in which the limited partners have limited liability) in the State of Minnesota and in all other jurisdictions in which the Partnership may conduct business or own property; all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV or the Capital Contribution of any Partner; all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units or other Partnership Securities issued pursuant to Section 4.1; and all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
Article XVI; and
(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this
Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

 Nothing contained in this Section 1.4 (a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

1.5 TERM. The Partnership commenced upon the filing of the Certificate of Limited liability limited partnership in accordance with the Minnesota Law and shall continue in existence until the termination of the Partnership in accordance with the provisions of Article XIV.

1.6 POSSIBLE RESTRICTIONS ON TRANSFER. Notwithstanding anything to the contrary contained in this Agreement, in the event of (a) the enactment (or imminent enactment) of any legislation, (b) the publication of any temporary or final regulation by the Treasury Department, (c) any ruling by the Internal Revenue Service or (d) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership as an association taxable as a corporation or would otherwise result in the Partnership's being taxed as an entity for federal income tax purposes, then, the General Partner may impose such restrictions on the transfer of I-Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the Partnership for federal income tax purposes from being taxed as an association taxable as a corporation or otherwise as an entity, including, without limitation, making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions, provided, that any such amendment to this Agreement that would result in the delisting or suspension of trading of any class of I-Units on any National Securities Exchange on which such class of I-Units is then traded must be approved by at least two-thirds of the Outstanding I-Units of such class (excluding the vote in respect of I-Units held by the General Partner and its Affiliates).

ARTICLE II

DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.3 and who is shown as such on the books and records of the Partnership.

"ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and
(ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of a Common Unit, a Class B Unit, an I-Unit or any other interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, Class B Unit, I-Unit or other interest in the Partnership was the only interest in the Partnership held by a Partner.

"ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.3(d)(i) or 4.3(d)(ii).

"AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed
Allocation" is used).

"AGREED VALUE" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; and the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

"AGREEMENT" means this Agreement of Limited liability limited partnership of Alberich, LLLP, as it may be amended, supplemented or restated from time to time.

"API" means a Partnership Interest that was issued pursuant to the Agreement and in accordance with the Omnibus Agreement, which Partnership Interest conferred upon the holder thereof only the rights and obligations specifically provided in the Agreement and the Omnibus Agreement with respect to APIs (and no other rights otherwise available to holders of a Partnership Interest).

"ASSIGNEE" means a Non-citizen Assignee or a Person to whom one or more Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

"AVAILABLE CASH" means, with respect to any calendar quarter:
(a) the sum of:
(i) all cash receipts of the Partnership during such quarter from all sources (including, without limitation, distributions of cash received from the Operating Partnerships and cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and
(ii) any reduction in reserves with respect to such quarter from the level at the end of the prior quarter;

(b) less the sum of:
(i) all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), capital expenditures and contributions, if any, to the Operating Partnerships (but excluding all cash distributions to Partners); and
(ii) any reserves established with respect to such quarter, and any increase in reserves established with respect to prior quarters, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership or the Operating Partnerships (including, without limitation, reserves for future capital expenditures) or (y) to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters or (z) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership or any of the Operating Partnerships is a party or by which any of them is bound or by which any of their assets are subject.

Notwithstanding the foregoing, "Available Cash" with respect to any calendar quarter (A) shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after the Liquidation Date and (B) shall include any distributions of cash (to the extent such distributions are attributable to transactions and operations during such quarter) received by the Partnership from the Operating Partnership after the end of such quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such quarter pursuant to Section 5.3. For purposes of determining "Available Cash," the Equivalent Non-Cash Amount for all I-Units with respect to any calendar quarter will be disregarded for purposes of determining "Available Cash" in future quarters. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

"AVERAGE MARKET PRICE" has the meaning assigned to such term in Section 5.7(c).

"BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to
Section 4.3 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

"BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Texas shall not be regarded as a Business Day.

"CALCULATED UNIT AMOUNT" has the meaning assigned to such term in Section 5.7(c).

"CAPITAL ACCOUNT" means the capital account maintained for a Partner or Assignee pursuant to Section 4.3.

"CAPITAL ADDITIONS AND IMPROVEMENTS" means additions or improvements whether in the form of the acquisition or construction of additions or improvements

"CAPITAL CONTRIBUTION" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to the Omnibus
Agreement, the Conveyance Agreement or Sections 4.1 or
13.3(c).

"CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and
(b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.3(d)(i) and 4.3(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

"CASH FROM INTERIM CAPITAL TRANSACTIONS" means, at any date, such amounts of Available Cash as are deemed to be Cash from Interim Capital Transactions pursuant to Section 5.3.

"CASH FROM OPERATIONS" means, at the close of any calendar quarter but prior to the Liquidation Date, on a cumulative basis, all cash receipts of the Partnership and the Operating Partnership (including, without limitation, the cash balance of the Partnership as of the close of business on the Closing Date (and including in such cash balance proceeds from the Initial Offering that are next-day funds), cash proceeds from the sale of APIs and from the exercise of the Underwriters' over-allotment option granted pursuant to the Underwriting Agreement (but excluding any cash proceeds from any Interim Capital Transactions (except to the extent specified in Section 5.3) and Termination Capital Transactions) during the period since the Closing Date through such date, less the sum of

(a) all cash operating expenditures of the Partnership and the Operating Partnership during such period, including, without limitation, taxes, if any,

(b) all cash debt service payments of the Partnership and the Operating Partnership during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including, without limitation, covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided, that any payment or prepayment of principal, whether or not then due, shall be deemed, at the election and in the discretion of the General Partner to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership or the Operating Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred),

(c) all cash capital expenditures of the Partnership and the Operating Partnership during such period, including, without limitation, Maintenance Capital Expenditures, but excluding
(i) cash capital expenditures made in respect of Capital Additions and Improvements and
(ii) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions,

(d) an amount equal to revenues collected as a result of transportation rate increases that are subject to possible refund,

(e) any reserves outstanding as of such date that the General
Partner deemed in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in clauses (a) through (d) of this sentence and

(f) any reserves that the General Partner deems in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to Units in respect of any one or more of the next four calendar quarters, all as determined on a consolidated basis and after taking into account the General Partner's interest therein attributable to its general partner interest in the Operating Partnership. Where cash capital expenditures are made in part in respect of Capital Additions and Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion made for Capital Additions and Improvements and the portion made for other purposes shall be conclusive.

"CAUSE" means a court of competent jurisdiction has entered a final, nonappealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

"CERTIFICATE" means (a) a certificate, substantially in the form of Exhibit A to this Agreement or in such other forms as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units,

(b) a certificate, substantially in the form of Exhibit B to this Agreement or in such other forms as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Class B Units,

(c) a certificate, substantially in the form of Exhibit C to this Agreement or in such other forms as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more I-Units, or

(d) a certificate, in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

"CERTIFICATE OF LIMITED LIABILITY LIMITED PARTNERSHIP" means the Certificate of Limited liability limited partnership filed with the Secretary of State of the State of Minnesota as referenced in Section 6.2, as such Certificate of Limited liability limited partnership may be amended, supplemented or restated from time to time.

"CITIZENSHIP CERTIFICATION" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

"CLASS B UNIT" means a Unit representing an interest in the Partnership as a Limited Partner or Assignee, having the rights and obligations specified with respect to Class B Units in this Agreement.

"CLOSING DATE" means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

"CLOSING PRICE" has the meaning assigned to such term in
Section 17.1(a).

"CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

"COMBINED INTEREST" has the meaning assigned to such term in
Section 13.3(a).

"COMMON UNIT" means a Unit representing an interest in the Partnership as a Limited Partner or Assignee, having the rights and obligations specified with respect to Common Units in this Agreement.

"CONFLICTS AND AUDIT COMMITTEE" means a committee of the Board of Directors of the General Partner composed entirely of one or more directors who are neither officers nor employees of the General Partner or any of its Affiliates.

"CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Minnesota Law, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.3(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

"CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(x).

"CURRENT MARKET PRICE" has the meaning assigned to such term in Section 17.1(a), except that if any Units involved are not listed or admitted to trading on any National Securities Exchange, such price shall be determined by an independent investment banking firm or other independent expert selected by the General Partner.

"MINNESOTA LAW" means the Minnesota Law, as amended, supplemented or restated from time to time, and any successor to such statute.

"DELEGATION OF CONTROL AGREEMENT" means the Delegation of
Control Agreement among, the Partnership and the Operating
Partnerships, as amended, supplemented or restated from time to time.

"DEPARTING PARTNER" means a former general partner, from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 13.1 or 13.2.

"ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury
Regulation Section 1.752-2(a).

"ELIGIBLE CITIZEN" means a Person qualified to own interests in real property in jurisdictions in which the Partnership or the Operating Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or the Operating Partnership to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

"EQUIVALENT NON-CASH AMOUNT" has the meaning assigned to such term in Section 5.7(c).

"EVENT OF WITHDRAWAL" has the meaning assigned to such term in
Section 13.1(a).

"AGREEMENT" has the meaning assigned to such term in the introduction to this Agreement.

"FIRST LIQUIDATION TARGET AMOUNT" has the meaning assigned to such term in Section 5.1(c)(i)(D).

"FIRST TARGET DISTRIBUTION" means $0.3025 per Unit, subject to adjustment in accordance with Sections 5.6 and 9.6.

"GENERAL PARTNER" means Alberich, LLLP and its successors as general partner of the Partnership, unless the context otherwise requires.

"GROUP" means a "group" of Persons as defined in Section
13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"HOLDER" has the meaning assigned to such term in Section
6.13(a).

"I-UNIT" means a Unit representing an interest in the Partnership as a Limited Partner or Assignee, having the rights and obligations specified with respect to I-Units in this Agreement.

INCENTIVE DISTRIBUTION" means any amount of cash distributed to the General Partner, in its capacity as general partner of the Partnership, pursuant to Sections 5.4(c), 5.4(d) or 5.4(e) that exceeds that amount equal to 1% of the aggregate amount of cash then being distributed pursuant to such provisions.

"INDEMNIFIED PERSONS" has the meaning assigned to such term in
Section 6.13(c).

"INDEMNITEE" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

"INITIAL OFFERING" means the initial offering of Common Units to the public, as described in the Registration Statement (if applicable).

"INITIAL UNIT PRICE" means $__  per Unit.

"INTERIM CAPITAL TRANSACTIONS" means (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Partnership,

(b) sales of equity interests by the Partnership or the Operating Partnership and

(c) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

"LIMITED PARTNER" means, unless the context otherwise requires, each initial limited partner, each Substituted
Limited Partner, each Additional Limited Partner and any
Departing Partner upon the change of its status from General
Partner to Limited Partner pursuant to Section 13.3.

"LIQUIDATION DATE" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in Sections 14.2(a) and

(b), the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and

(c) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

"LIQUIDATOR" means the General Partner or other Person approved pursuant to Section 14.3 who performs the functions described therein.

"LISTED SHARES" means the general partner interests in ALBERICH, LLLP designated as "Listed Shares."

"MAINTENANCE CAPITAL EXPENDITURES" means cash capital expenditures made to maintain, up to the level thereof that existed on the Closing Date, the throughput, deliverable capacity, terminating capacity, or fractionation capacity (assuming normal operating conditions, including, without limitation, down-time and maintenance) of the assets of the Partnership and the Operating Partnership, taken as a whole, as such assets existed on the Closing Date and shall, therefore, not include cash capital expenditures made in respect of Capital Additions and Improvements. Where cash capital expenditures are made in part to effectuate the capacity maintenance level referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the portion used to maintain such capacity level and the portion used for other purposes shall be conclusive.

"MANDATORY PURCHASE EVENT" has the meaning assigned to such term in the Purchase Provisions.

"MAXIMUM PERMITTED DELEGATION" has the meaning assigned to such term in the Delegation of Control Agreement.

"MANDATORY REDEMPTION NOTICE" has the meaning assigned to such term in Section 4.9(b).

"MERGER AGREEMENT" has the meaning assigned to such term in
Section 16.1.

"MINIMUM QUARTERLY DISTRIBUTION" means $0.275 per Unit per calendar quarter, subject to adjustment in accordance with Sections 5.6 and 9.6.

"NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

"NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and

(b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.3(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of the distribution, in either case, as determined under
Section 752 of the Code.

"NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

"NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3(b) and shall not include any items specially allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Income, or Net Loss, whichever the case may be, shall be recomputed without regard to such item.

"NET TERMINATION GAIN" means, for any taxable period, the sum, if positive, of all the items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

"NET TERMINATION LOSS" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership (including, without limitation, such amounts recognized through the Operating Partnership) from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with
Section 4.3(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Gain or Net Termination Loss, whichever the case may be, shall be recomputed without regard to such item.

"NON-CITIZEN ASSIGNEES" means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

"NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iv) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

"NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

"NONRECOURSE LIABILITY" has the meaning set forth in Treasury
Regulation Section 1.752-1(a)(2).

"NOTICE OF ELECTION TO PURCHASE" has the meaning assigned to such term in Section 17.1(b).

"NOTICE OF INTENT TO CONVERT" has the meaning assigned to such term in Section 4.9(b).

"OPERATING PARTNERSHIP" means Alberich, LLLP provided, however, that unless the context otherwise requires, any references herein to the term "Operating Partnership" or "Operating Partnerships" shall also be deemed to include, to the extent of the Partnership's ownership interest therein, any partnerships, joint ventures or other entities formed or acquired by the Partnership in connection with the conduct by the Partnership of activities permitted by the terms of
Section 3.1.

"OPERATING PARTNERSHIP AGREEMENT" means the Alberich, LLLP Partnership Agreement; provided, however, that unless the context otherwise requires, any references to the term "Operating Partnership Agreement" or "Operating Partnership Agreements" shall also be deemed to include the partnership or other governing charter agreement for any partnership, joint venture or other entity formed or acquired by the Partnership in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1.

"OPINION OF COUNSEL" means a written opinion of counsel acceptable to the General Partner.

"OPTIONAL PURCHASE PRICE" has the meaning assigned to such term in Section 17.1.

"ORIGINAL AGREEMENT" has the meaning assigned to such term in the introduction to this Agreement.

"OUTSTANDING" means, with respect to the Units or other Partnership Securities, all Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided that, if at any time any Person or Group (other than the General Partner and its Affiliates) owns beneficially 20% or more of the aggregate number of Listed Shares and Common Units on a combined basis, such Common Units so owned and the number of I-Units corresponding to the Listed Shares so owned shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners, calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Common Units and I-Units shall be considered to be Outstanding for purposes of Section 13.1(b)(iv).

"PARTNERS" means the General Partner; the Limited Partners;
and solely for purposes of Articles IV, V and VI and Sections
14.3 and 14.4, the Assignees.

"PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

"PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704-2(f)(2).

"PARTNER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation
Section 1.704-2(i), are attributable to a Partner Nonrecourse
Debt.

"PARTNERSHIP" means the limited liability limited partnership heretofore formed and continued pursuant to this Agreement.

"PARTNERSHIP INTEREST" means an interest in the Partnership, which shall include general partner interests, Units or other
Partnership Securities, or a combination thereof or interest therein, as the case may be.

"PARTNERSHIP MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section
1.704-2(d).

"PARTNERSHIP SECURITIES" has the meaning assigned to such term in Section 4.1(b).

"PERCENTAGE INTEREST" means as of the date of such determination (a) as to the General Partner, 1%,
(b) as to any Limited Partner or Assignee holding Units, the product of
(i) 99% multiplied by
(ii) the quotient of the number of Units held by such Limited Partner or Assignee divided by the total number of all Units then Outstanding, provided, however, that following any issuance of additional Partnership Securities by the Partnership in accordance with Sections 4.1, 5.4 or 5.5, proper adjustment shall be made to the Percentage Interest represented by each Unit to reflect such issuance, and

(c) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Sections 4.1, 5.4 or 5.5, the percentage established as a part of such issuance.

"PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

"PRO RATA" means

(a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and

(b) when modifying Partners and Assignees, apportioned among all designated Partners and Assignees in accordance with their relative Percentage Interests.

"PURCHASE DATE" means the date determined by the General
Partner as the date for purchase of all Outstanding Units
(other than Units owned by the General Partner and its Affiliates) pursuant to Article XVII.

"PURCHASE PROVISIONS" means the purchase provisions that are attached to the Partnership Agreement as Annex B.

"RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

"RECORD DATE" means the date established by the General
Partner for determining

(a) the identity of the Record Holder entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or

(b) the identity of Record Holders entitled to receive any report or distribution.

"RECORD HOLDER" means the Person in whose name a Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day.

"REDEEMABLE UNITS means any Units for which a redemption notice has been given, and has not been withdrawn, under
Section 11.6.

"REGISTRATION STATEMENT" means the Registration Statement, as it may have been amended or supplemented from time to time, filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

"REQUIRED ALLOCATIONS" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to

(a) the proviso-clause of Section 5.1(b)(ii) or

(b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iv), 5.1(d)(v),
5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

"RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

"AGREEMENT" has the meaning assigned to such term in the introduction to this Agreement.

"SECOND LIQUIDATION TARGET AMOUNT" has the meaning assigned to such term in Section 5.1(c)(i)(E).

"SECOND TARGET DISTRIBUTION" means $0.3575 per Unit, subject to adjustment in accordance with Sections 5.6 and 9.6.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor to such statute.

"SPECIAL APPROVAL" means approval by a majority of the members of the Conflicts and Audit Committee.

"SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section
12.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

"SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in Section 16.2(b).

"TERMINATION CAPITAL TRANSACTIONS" means any sale, transfer or other disposition of property of the Partnership or the Operating Partnership occurring upon or incident to the liquidation and winding up of the Partnership and the Operating Partnership pursuant to Article XIV.

"THIRD TARGET DISTRIBUTION" means $0.4675 per Unit, subject to adjustment in accordance with Sections 5.6 and 9.6.

"TRADING DAY" has the meaning assigned to such term in Section
17.1(a).

"TRANSFER AGENT" means such bank, trust company or other Person (including, without limitation, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units.

"TRANSFER APPLICATION" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

"UNDERWRITER" means each Person named as an underwriter in
Schedule I to the Underwriting Agreement who purchases Units pursuant thereto.

"UNIT" means a Partnership Interest of a Limited Partner or Assignee in the Partnership and shall include, without limitation, Common Units, Class B Units and I-Units.

"UNPAID MQD" has the meaning assigned to such term in Section
5.1(c)(i)(C).

"UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of

(a) the fair market value of such property as of such date (as determined under Section 4.3(d)) over

(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date).

"UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of

(a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.3(d) as of such date) over

(b) the fair market value of such property as of such date (as determined under Section 4.3(d)).

"UNRECOVERED INITIAL UNIT PRICE" means, at any time, with respect to a Unit, the Initial Unit Price, less the sum of all distributions theretofore made in respect of a Common Unit issued in the Initial Offering constituting, and which for purposes of determining the priority of such distribution is treated as constituting, Cash from Interim Capital Transactions and of any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Common Unit issued in the Initial Offering.

ARTICLE III

PURPOSE

3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be

(a) to serve as a limited partner and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in this Partnership
Agreement or otherwise,

(b) to engage directly in, or to enter into any partnership, joint venture or similar arrangement to engage in, any business activity or project that may lawfully be conducted or engaged in by a limited liability limited partnership organized pursuant to the Minnesota Law and

(c) to do anything necessary or appropriate to the foregoing, including, without limitation, the making of capital contributions or loans to the Operating Partnership or in connection with its involvement in the activities referred to in clause (b) of this sentence. Subject to the other provisions of this Agreement, the Partnership may engage in any business activity. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

3.2 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 3.1 and for the protection and benefit of the Partnership.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1 ISSUANCES OF UNITS AND OTHER SECURITIES.

(a) The initial Capital Contributions of the General Partner and the initial Limited Partners were made in accordance with
Section 4.3 of the Agreement.

(b) The General Partner is hereby authorized to cause the Partnership to issue, in addition to the Partnership Interests and Units issued heretofore by the Partnership, such additional Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, or any unsecured or secured debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively, "Partnership Securities"), for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners. The General Partner shall have sole discretion, subject to the guidelines set forth in this Section 4.1 and the requirements of the Minnesota Law, in determining the consideration and terms and conditions with respect to any future issuance of Partnership Securities.

(c) Additional Partnership Securities to be issued by the Partnership pursuant to this Section 4.1 shall be issuable from time to time in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including, without limitation, rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the General Partner in the exercise of its sole discretion, subject to Minnesota law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Securities;
(ii) the right of each such class or series of Partnership Securities to share in Partnership distributions;
(iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership;
(iv) whether such class or series of additional Partnership Securities is redeemable by the Partnership and, if so, the price at which, and the terms and conditions upon which, such class or series of additional Partnership Securities may be redeemed by the Partnership;
(v) whether such class or series of additional Partnership Securities is issued with the privilege of conversion and, if so, the rate at which, and the terms and conditions upon which, such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities or other property;
(vi) the terms and conditions upon which each such class or series of Partnership Securities will be issued, evidenced by certificates and assigned or transferred; and
(vii) the right, if any, of each such class or series of Partnership Securities to vote on Partnership matters, including, without limitation, matters relating to the relative rights, preferences and privileges of each such class or series.

(d) Upon the issuance of any Partnership Interests by the Partnership (other than I-Units or fractions of I-Units pursuant to Section 5.4, 5.5, or 5.7(e)) or the making of any other Capital Contributions to the Partnership, the General Partner shall be required to make additional Capital Contributions to the Partnership such that the General Partner shall at all times have a balance in its Capital Account with respect to its general partner interest equal to 1% of the total positive Capital Account balances of all Partners.

(e) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Units or other Partnership Securities pursuant to Section 4.1(b) and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued.

(f) The General Partner is authorized to cause the issuance of Partnership Securities (other than I-Units) pursuant to any employee benefit plan for the benefit of employees responsible for the operations of the Partnership or the Operating Partnerships maintained or sponsored by the General Partner, the Partnership, the Operating Partnerships or any Affiliate of any of them.

(g) The General Partner shall do all things necessary to comply with the Minnesota Law and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

4.2 LIMITED PREEMPTIVE RIGHTS. Except as provided in this
Section 4.2, no Person shall have any preemptive, preferential or other similar right with respect to

(a) additional Capital Contributions;

(b) issuance or sale of any class or series of Units or other
Partnership Securities, whether unissued, held in the treasury or hereafter created;

(c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Units or other Partnership Securities;

(d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Units or other Partnership Securities; or

(e) issuance or sale of any other securities that may be issued or sold by the Partnership. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Units or other Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Units or other Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Units or other Partnership Securities.

4.3 CAPITAL ACCOUNTS. (a) The Partnership shall maintain for each Partner (or a beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by
(i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and
(ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i) Solely for purposes of this Section 4.3, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership.
(ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.
(iii) Except as otherwise provided in Treasury Regulation
Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in
Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.
(iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.
(v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to
Section 4.3(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.
(vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d)(i) Consistent with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property or the conversion of the General Partner's Partnership Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners (other than those holding I-Units) and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section
5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.
(ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest or a distribution of an additional I-Unit (or fraction thereof) pursuant to Section 5.4, 5.5 or 5.7(e)), the Capital Accounts of all Partners and the Carrying Value of such Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to
Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.
(iii) Upon the issuance of I-Units (or fractions thereof) pursuant to Section 5.4, 5.5 or 5.7(e), the Capital Accounts of all I-Units Outstanding prior to such issuance shall be divided equally among all I-Units Outstanding after such issuance (and any fractional I-Unit shall be allocated a fractional part of such Capital Accounts).

4.4 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital
Accounts.

4.5 NO WITHDRAWAL. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles V, XIII and XIV.

4.6 LOANS FROM PARTNERS. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

4.7 NO FRACTIONAL UNITS. Except with respect to I-Units, no fractional Units shall be issued by the Partnership.

4.8 SPLITS AND COMBINATIONS. (a) Subject to Section 4.8(d), the General Partner may make a Pro Rata distribution of Units or other Partnership Securities to all Record Holders or may effect a subdivision or combination of Units or other Partnership Securities; provided, however, that after any such distribution, subdivision or combination, each Partner shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination and the Capital Accounts of all such classes of distributed, subdivided or combined Units or other Partnership Securities Outstanding prior to such distribution, subdivision or combination shall be divided equally among all such Units or other Partnership Securities Outstanding after such distribution, subdivision or combination.

(b) Whenever such a distribution, subdivision or combination of Units or other Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice of the distribution, subdivision or combination at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, if any such distribution, subdivision or combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) Except with respect to I-Units, the Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 4.7 and this Section 4.8(d), each fractional Unit (other a fractional I-Unit) shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

4.9 CLASS B UNITS. (a) Pursuant to Article IV and Section 15.1 of the Agreement, as amended, the General Partner designated and created a special class of Units designated "Class B Units" and fixed the designations, preferences and relative, participating, optional or other special rights, powers and duties of the holders of the Class B Units as follows:

(b) Each Class B Unit shall be convertible from time to time, in whole or in part, into one Common Unit from and after such date as the Partnership has been advised by a National/International Stock Exchange that the Common Units issuable upon any such conversion are eligible for listing on a National/International Stock Exchange (if applicable). The General Partner shall promptly notify the holders of Class B Units upon receipt of such advice. Upon written notice to the General Partner from the holders of at least a majority of the Outstanding Class B Units (a "Notice of Intent to Convert") given not earlier than one year after the issuance of the Class B Units, the General Partner shall use its reasonable best efforts to cause the Partnership to meet any unfulfilled requirements of a National/International Stock Exchange for such listing, including obtaining such approval of the holders of Common Units as may be required by a National/International Stock Exchange for the issuance of additional Common Units to be listed thereon. If, 120 days after the date of the Notice of Intent to Convert, the Common Units issuable upon such conversion have not been approved for listing on a National/International Stock Exchange, then the Partnership shall give written notice thereof to the holders of the Outstanding Class B Units, whereupon each holder of Outstanding Class B Units may, at such holder's election at any time thereafter, notify the General Partner in writing (a "Mandatory Redemption Notice") of such holder's election to cause the Partnership to redeem such holder's Outstanding Class B Units for cash. All such Outstanding Class B Units shall be redeemed as of the 60th day following the date of receipt of such Mandatory Redemption Notice unless, prior to such 60th day, the General Partner gives written notice to the holders of all Outstanding Class B Units that it has been advised by a National/International Stock Exchange that the Common Units issuable upon a conversion of Class B Units have been approved for listing on a National/International Stock Exchange, in which case the Mandatory Redemption Notice shall be deemed to have been withdrawn.

(c) Before any holder of Class B Units shall be entitled to receive any redemption payment or to convert such holder's Class B Units into Common Units, as the case may be, it shall surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Certificates, registered in the name of such holder, for the number of Common Units to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of the Class B Units to be converted, and the person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on said date.

(d) Upon the request of Alberich, LLLP or any of its Affiliates to register all or any part of the Class B Units pursuant to Section 6.13, the Class B Units for which registration is so requested may be redeemed by the Partnership at its election. The Partnership, at its election, may exercise its option under this Section 4.9(d) by mailing written notice thereof to the holders of Class B Units for which registration is so requested. Such notice shall be given not later than 15 days after the receipt by the General Partner of such registration request and shall fix a date for redemption of such Class B Units not less than 30 nor more than 60 days after the date of such notice.

(e) Any redemption under Section 4.9(b) or Section 4.9(d) shall be for a cash redemption price equal to the Current
Market Price per Common Unit as of the date fixed for redemption multiplied by 0.955.

(f) From and after a redemption date (unless default shall be made by the Partnership in providing money for the payment of the redemption price), the Class B Units redeemed shall no longer be deemed to be Outstanding, and all rights of the holders thereof as Partners in the Partnership (except the right to receive from the Partnership the redemption price) shall cease. Class B Units redeemed pursuant to Section 4.9(b) or Section 4.9(d) shall be restored to the status of authorized but unissued Units, without designation as to class.

(g) Except as otherwise provided in this Agreement, each Class B Unit shall be identical to a Common Unit, and the holder of a Class B Unit shall have the rights of a holder of a Common Unit with respect to, without limitation, Partnership distributions, voting and allocations of income, gain, loss or deductions. Except as otherwise provided in this Agreement, all Units shall vote or consent together as a single class on all matters submitted for a vote or consent of the Outstanding Units.

(h) The Certificates evidencing Class B Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units or I-Units.

4.10 I-UNITS. (a) Pursuant to Section 4.1, the General Partner hereby designates and creates a special class of Units designated "I-Units" and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of the holders of the I-Units as follows:

(b) Except as otherwise provided in Section 5.1(c) upon a Termination Capital Transaction, a holder of an I-Unit will receive no allocations of income, gain, loss or deductions. Except for distributions pursuant to Section 14.3(b), any distributions or payments shall be made to a holder of an I-Unit in additional I-Units (or fractions thereof) or a security that has in all material respects the same rights and privileges as the I-Units, in accordance with Section 5.7.

(c) Except as otherwise provided in this Agreement, each I-Unit shall have the rights of a holder of a Common Unit with respect to voting. Except as otherwise provided in this Agreement, all Units shall vote or consent together as a single class on all matters submitted for a vote or consent of the Outstanding Units.

(d) The Certificates evidencing I-Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units or Class B Units.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.3(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a) NET INCOME. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:
(i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this
Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to section 5.1(b)(iii) for all previous taxable years;
(ii) Second, 99% to the Limited Partners holding Common Units and Class B Units, Pro Rata, and 1% to the General Partner until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(ii) for all previous taxable years; and
(iii) Third, the balance, if any, 99% to the Limited Partners holding Common Units and Class B Units, Pro Rata, and 1% to the General Partner.

(b) NET LOSSES. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:
(i) First, 99% to the Limited Partners holding Common Units and Class B Units, Pro Rata, and 1% to the General Partner until the aggregate Net Losses allocated pursuant to this
Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years;
(ii) Second, 99% to the Limited Partners holding Common Units and Class B Units, Pro Rata, and 1% to the General Partner; provided, that the Net Losses shall not be allocated pursuant to this Section 5.1(b)(ii) to the extent that such allocation would cause any Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);
(iii) Third, the balance, if any, 100% to the General Partner.

(c) NET TERMINATION GAINS AND LOSSES. After giving effect to the special allocations set forth in Section 5.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 14.3.
(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partners in the following manner (and the Adjusted Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause);
(A) First, to each Partner having a deficit balance in its Adjusted Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Adjusted Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Adjusted Capital Account;
(B) Second, if the Adjusted Capital Account of an I-Unit is less than the Adjusted Capital Account of a Common Unit, 99% to the Limited Partners holding I-Units and 1% to the General Partner until the Adjusted Capital Account of each I-Unit equals the Adjusted Capital Account of each Common Unit or, if the Adjusted Capital Account of an I-Unit is greater than the Adjusted Capital Account of a Common Unit, 99% to the Limited Partners holding Common Units and Class B Units and 1% to the General Partner until the Adjusted Capital Account of each Common Unit and Class B Unit equals the Adjusted Capital Account of each I-Unit;
(C) Third, 99% to the Limited Partners holding I-Units, Common Units and Class B Units, Pro Rata, and 1% to the General Partner until the Adjusted Capital Account in respect of each Unit then Outstanding is equal to the sum of (1) the Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to
Section 5.4(a) with respect to such Unit for such quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD");
(D) Fourth, 99% to the Limited Partners holding I-Units, Common Units and Class B Units, Pro Rata, and 1% to the General Partner until the Adjusted Capital Account in respect of each Unit then Outstanding is equal to the sum of (aa) the Unrecovered Initial Unit Price, plus (bb) the Unpaid MQD, plus
(cc) the excess of
(i) the First Target Distribution less the Minimum Quarterly Distribution for each quarter of the Partnership's existence over
(ii) the amount of any distribution of Cash from Operations that was distributed pursuant to Section 5.4(b) (the sum of (aa) plus (bb) plus (cc) is hereinafter defined as the "First Liquidation Target Amount");
(E) Fifth, 85.8673% to the Limited Partners holding I-Units, Common Units and Class B Units, Pro Rata, and 14.1327% to the General Partner until the Adjusted Capital Account in respect of each Unit then Outstanding is equal to the sum of (aa) the First Liquidation Target Amount, plus (bb) the excess of
(i) the Second Target Distribution less the First Target Distribution for each quarter of the Partnership's existence over
(ii) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(c) (the sum of (aa) plus (bb) is hereinafter defined as the "Second Liquidation Target Amount");
(F) Sixth, 75.7653% to the Limited Partners holding I-Units, Common Units and Class B Units, Pro Rata, and 24.2347% to the General Partner until the Adjusted Capital Account in respect of each Unit then Outstanding is equal to the sum of (aa) the Second Liquidation Target Amount, plus (bb) the excess of
(i) the Third Target Distribution less the Second Target Distribution for each quarter of the Partnership's existence over
(ii) the amount of any distributions of Cash from Operations that was distributed pursuant to Section 5.4(d); and
(G) Finally, any remaining amount 50.5102% to the Limited Partners holding I-Units, Common Units and Class B Units, Pro Rata, and 49.4898% to the General Partner.
(i) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.3(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:
(A) First, if the Adjusted Capital Account of an I-Unit is less than the Adjusted Capital Account of a Common Unit, 99% to the Limited Partners holding Common Units and Class B Units and 1% to the General Partner until the Adjusted Capital Account of each Common Unit and Class B Unit equals the Adjusted Capital Account of each I-Unit or, if the Adjusted Capital Account of an I-Unit is greater than the Adjusted Capital Account of a Common Unit, 99% to the Limited Partners holding I-Units and 1% to the General Partner until the Adjusted Capital Account of each I-Unit equals the Adjusted Capital Account of each Common Unit;
(B) Second, 100% to the General Partner and the Limited Partners holding I-Units, Common Units and Class B Units in proportion to, and to the extent of, the positive balances in their respective Adjusted Capital Accounts;
(C) Finally, the balance, if any, 100% to the General Partner.

(d) SPECIAL ALLOCATIONS. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:
(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than
Section 5.1(d)(i) and other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(f)(4) and shall be interpreted consistently therewith.
(iii) Priority Allocations.
(A) If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.3 or 14.4) to any Limited Partner holding Units with respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners holding Units other than I-Units (on a per Unit basis), then
(1) each Limited Partner holding Units receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Limited Partners holding Units exceeds the distribution (on a per Unit basis) to the Limited Partner holding Units other than I-Units receiving the smallest distribution and (bb) the number of Units owned by the Limited Partners holding Units receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to 1/99 of the sum of the amounts allocated in clause (1) above.

After the application of Section 5.1(d)(iii)(A), all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the General Partner, until the aggregate amount of such items allocated to the General Partner pursuant to this paragraph 5.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the General Partner (or its assignee) from the Closing Date to a date 45 days after the end of the current taxable period.
(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-
1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).
(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.1(d)(v) were not in this Agreement.
(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.
(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the General Partner and the holders of Common Units and Class B Units in accordance with the allocation of Net Income set forth in Section 5.1(a)(iii).
(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to
Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury regulations.
(x) Curative Allocation.
(A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations, pursuant to this
Section 5.1(d)(x)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(x)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.
(B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of
Section 5.1(d)(x)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(x)(A) among the Partners in a manner that is likely to minimize such economic distortions.

5.2 ALLOCATIONS FOR TAX PURPOSES. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to
Section 5.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:
(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.
(ii) (A) In the case of an Adjusted Property, such items shall
(1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.3(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
Section 5.2(b)(i)(A); and (B) except as otherwise provided in
Section 5.2(b)(iv), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.
(iii) Except as otherwise provided in Section 5.2(b)(iv), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 5.1.
(iv) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B), 5.2(b)(ii)(B) or 5.2(b)(iii) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to
(i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions;
(ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and
(iii) amend the provisions of this Agreement as appropriate
(x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Treasury Regulation
Section 1.167(c)-1(a)(6). If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of 8:00am EST on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of 8:00am EST on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identify of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

5.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS. (a) Within 45 days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the aggregate amount of all Cash from Operations generated by the Partnership since the Closing Date through the close of the immediately preceding calendar quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be Cash from Interim Capital Transactions.

(b) Notwithstanding the definitions of Available Cash and Cash from Operations contained herein, disbursements (including, without limitation, contributions to the Operating Partnerships or disbursements on behalf of the Operating Partnerships) made or reserves established after the end of any quarter shall be deemed to have been made or established, for purposes of determining Available Cash and Cash from Operations, within such quarter if the General Partner so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of Sections 14.3 and 14.4.

5.4 DISTRIBUTIONS OF CASH FROM OPERATIONS. An amount equal to 100% of Available Cash with respect to any calendar quarter that is deemed to be Cash from Operations pursuant to the provisions of Section 5.3 or 5.5 shall be distributed in accordance with Section 5.7(a) as follows, except as otherwise required by Section 4.1(c) in respect of additional Partnership Securities issued pursuant thereto:

(a) First, 99% to all Limited Partners, Pro Rata, and 1% to the General Partner until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution;

(b) Second, 99% to all Limited Partners, Pro Rata, and 1% to the General Partner until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

(c) Third, 85.8673% to all Limited Partners, Pro Rata, and 14.1327% to the General Partner until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Second Target Distribution over the First Target Distribution:
(d) Fourth, 75.7653% to all Limited Partners, Pro Rata, and 24.2347% to the General Partner until there has been distributed in respect of each Unit Outstanding as of the last day of such quarter an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and

(e) Thereafter, 50.5102% to all Limited Partners, Pro Rata, and 49.4898% to the General Partner; provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6, the distributions of Available Cash that is deemed to be Cash from Operations with respect to any quarter will be made solely in accordance with Section 5.4(e).

5.5 DISTRIBUTIONS OF CASH FROM INTERIM CAPITAL TRANSACTIONS. An amount equal to 100% of Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed in accordance with Section 5.7(a), unless the provisions of
Section 5.3 require otherwise, 99% to all Limited Partners, Pro Rata, and 1% to the General Partner until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4.

5.6 ADJUSTMENT OF MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION LEVELS. (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.8; provided, however, that no such adjustment shall be made as a result of any distribution of I-Units or fractions of I-Units pursuant to Section 5.4 or 5.5. In the event of a distribution of Available Cash that is deemed to be Cash from Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution, First Target
Distribution, Second Target Distribution and Third Target
Distribution shall also be subject to adjustment pursuant to
Section 9.6.

5.7 SPECIAL PROVISIONS RELATING TO UNITS. (a) Except for distributions pursuant to Section 14.3(b), distributions to holders of I-Units pursuant to Sections 5.4 and 5.5 will be made in additional I-Units or fractions of I-Units in accordance with Section 5.7(b). Distributions to holders of Common Units, Class B Units and the General Partner pursuant to Sections 5.4 and 5.5 will be made in cash.

(b) A Holder of an I-Unit will receive distributions pursuant to Sections 5.4 and 5.5 in additional I-Units or fractions of I-Units equal to the Calculated Unit Amount. Each fractional I-Unit that is created as a result of distributions pursuant to Sections 5.4 and 5.5 shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of an I-Unit shall be disregarded without payment or other consideration and shall not be accumulated.

(c) As used in this Agreement,
(i) "Equivalent Non-Cash Amount" means, per each I-Unit, an amount equivalent to the cash distribution made on a Common Unit in accordance with Sections 5.4 and 5.5;
(ii) "Calculated Unit Amount" means a fraction of an I-Unit calculated per I-Unit by dividing the Equivalent Non-Cash Amount by the Average Market Price; and
(iii) "Average Market Price" means the average of the daily Closing Prices per Listed Share for the ten consecutive Trading Days prior to the date on which the Listed Shares begin to trade ex-dividend, but not including that date. For purposes of this Section 5.7(c), the "date on which the Listed Shares begin to trade ex-dividend" means the date on which "ex-dividend" trading commences for a Share Distribution on the principal National Securities Exchange on which the Listed Shares are listed or admitted to trading.

(d) At any time during which there are any I-Units Outstanding, the Partnership will not:
(i) make a distribution on a Common Unit other than in cash, Common Units or a security that has in all material respects the same rights and privileges as the Common Units;
(ii) except pursuant to Section 14.3(b), make a distribution on an I-Unit other than in I-Units or a security that has in all material respects the same rights and privileges as the I-Units;
(iii) allow a holder of Common Units to receive any consideration other than cash or Common Units or a security that has in all material respects the same rights and privileges as the Common Units or allow a holder of I-Units to receive any consideration other than I-Units or a security that has in all material respects the same rights and privileges as the I-Units in a
(A) merger in which the Partnership is not the survivor, if the Limited Partners of the Partnership immediately prior to the transaction own more than 50% of the residual common equity securities of the survivor immediately after the transaction;
(B) merger in which the Partnership is the survivor, if the Limited Partners of the Partnership immediately prior to the transaction own more than 50% of the Partnership Interests of the Limited Partners of the Partnership immediately after the transaction; or
(C) recapitalization, reorganization or similar transaction;
(iv) be a party to a merger in which it is not the survivor, sell substantially all of the Partnership's assets to another Person or enter into similar transactions if
(A) the other person is to be an Affiliate of Alberich, LLLP after the transaction; and
(B) the transaction will result in the occurrence of a Mandatory Purchase Event;
(v) make a tender offer for Common Units unless the consideration
(A) is exclusively cash; and
(B) together with any cash payable in respect of any tender offer by the Partnership for Common Units concluded within the preceding 360 days and the aggregate amount of any cash distributions to all holders of Common Units made within the preceding 360 days, is less than 12% of the aggregate market value of all Outstanding Units determined on the Trading Day immediately preceding the commencement of the tender offer; or
(vi) issue any I-Units to any Person other than Alberich, LLLP.

(e) In the event of any
(i) consolidation or merger of the Partnership with or into another Person in accordance with Section 16.1 (other than a consolidation or merger in which the Partnership is the Surviving Business Entity and which does not result in any reclassification, conversion, exchange or cancellation of Outstanding Common Units) or
(ii) the sale or other disposition to another Person of all or substantially all of the assets of the Partnership (any of the foregoing, a "Transaction"), lawful provision shall be made such that if the holders of Common Units receive cash in the Transaction, except as provided in Section 14.3(b), a distribution on each I-Unit will made in additional I-Units or fractions of I-Units equal to the cash received on a Common Unit as a result of the Transaction divided by the average of the daily Closing Prices per Listed Share for the 10 consecutive Trading Days immediately prior to the effective date of the Transaction.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

6.1 MANAGEMENT.
(a) Subject to Section 6.6(c), the General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited liability limited partnership under applicable law or which are granted to the General Partner under any provision of this Agreement, the General Partner, subject to Section 6.3 shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation,
(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;
(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to government or other agencies having jurisdiction over the business or assets of the Partnership;
(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3);
(iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership or the Operating Partnership, the lending of funds to other Persons (including, without limitation, the Operating Partnership) and the repayment of obligations of the Partnership and the Operating Partnership and the making of capital contributions to the Operating Partnership;
(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);
(vi) the distribution of Partnership cash;
(vii) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(viii) the maintenance of such insurance for the benefit of the Partnership, the Operating Partnership and the Partners (including, without limitation, the assets of the Operating Partnership and the Partnership) as it deems necessary or appropriate;
(ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures, corporations or other relationships (including, without limitation, the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time);
(x) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;
(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii) the entering into of listing agreements with a National/International Stock Exchange and any other securities exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6);
(xiii) the purchase, sale or other acquisition or disposition of Units; and
(xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner (including, without limitation, contributions or loans of funds by the Partnership to the Operating Partnership).

(b) Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Minnesota Law or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Units hereby agrees that none of the execution, delivery or performance by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article
XVII) shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement or of any duty stated or implied by law or equity.

6.2 CERTIFICATE OF LIMITED LIABILITY LIMITED PARTNERSHIP. The General Partner has caused the Certificate of Limited liability limited partnership to be filed with the Secretary of State of the State of Minnesota as required by the Minnesota Law and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability limited partnership (or a partnership in which the limited partners have limited liability) in the State of Minnesota or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited liability limited partnership and do all things to maintain the Partnership as a limited liability limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Minnesota or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited liability limited partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

6.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY. (a) The General Partner may not, without written approval of the specific act by all of the Outstanding Units or by other written instrument executed and delivered by all of the Outstanding Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation,
(i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;
(ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose;
(iii) admit a Person as a Partner, except as otherwise provided in this Agreement;
(iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or
(v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

(b) Except as provided in Articles XIV and XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of Alberich, LLLP, without the approval of at least a majority of the Outstanding Units; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least two-thirds of the Outstanding Units, the General Partner shall not, on behalf of the Partnership,
(i) consent to any amendment to the Alberich, LLLP Partnership Agreement or, except as expressly permitted by Section 6.9(d), take any action permitted to be taken by a partner of Alberich, LLLP, in either case, that would adversely affect the Partnership as a partner of Alberich, LLLP or
(ii) except as permitted under Section 11.2 and 13.1, elect or cause the Partnership to elect a successor general partner of Alberich, LLLP.

(c) Unless approved by the affirmative vote of at least a majority of each class of Outstanding Units, including a majority of Common Units (excluding for purposes of such determination Common Units owned by the General Partner and its Affiliates), the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; provided that this Section 6.3(c) shall not be construed to apply to amendments to this Agreement (which are governed by Article
XV) or mergers or consolidations of the Partnership with any Person (which are governed by Article XVI).

(d) At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

6.4 REIMBURSEMENT OF THE GENERAL PARTNER. (a) Except as provided in this Section 6.4 and elsewhere in this Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership or the Operating Partnership.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for
(i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and
(ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates); provided, however, that the General Partner shall not perform or be reimbursed for the "Services" to be performed on behalf of the Partnership by certain Affiliates pursuant to the Omnibus Agreement (if applicable). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

(c) The General Partner in its sole discretion and without the approval of the Limited Partners may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of Units), for the benefit of employees of the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnership.

6.5 OUTSIDE ACTIVITIES.

(a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership,
(i) agrees that its sole business will be to act as the general partner of the Partnership and the Operating Partnership and to undertake activities that are ancillary or related thereto, and
(ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to
(A) its performance of the activities required or authorized by the Operating Partnership Agreement, this Agreement or the Omnibus Agreement or described in or contemplated by the Registration Statement and (B) the acquisition, ownership or disposition of partnership interests in the Partnership and the Operating Partnership.

(b) Except as described in the Registration Statement, the Omnibus Agreement or Section 6.5(a), no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the businesses engaged in by the Partnership or the Operating Partnership or anticipated to be engaged in by the Partnership, the Operating Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. Without limitation of and subject to the foregoing (but subject to the limitations set forth in the Omnibus Agreement), each Indemnitee shall have the right to engage in other businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Partnership, and none of the same shall breach any duty to the Partnership, the Operating Partnership or any Partners. Neither the Partnership, the Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and, except as set forth in the Omnibus Agreement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Limited Partner or any other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities, as the case may be.

(c) Without limitation of Section 6.5(a) and 6.5(b), and notwithstanding anything to the contrary in this Agreement, the competitive activities of certain Indemnitees and the restrictions on the Partnership's activities described in the Registration Statement and in the Omnibus Agreement (if applicable) are hereby approved by all Partners, and it shall not be deemed to be a breach of the General Partner's fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership, if such activities are permitted by this Agreement, the Operating Partnership Agreement or the Omnibus Agreement.

6.6 LOANS TO AND FROM THE GENERAL PARTNER; CONTRACTS WITH AFFILIATES. (a) (i) The General Partner or any Affiliate thereof may lend to the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may borrow, funds needed or desired by the Partnership and the Operating Partnership for such periods of time as the General Partner may determine and
(ii) the General Partner or any Affiliate thereof may borrow from the Partnership or the Operating Partnership, and the Partnership and the Operating Partnership may lend to the General Partner or such Affiliate, excess funds of the Partnership and the Operating Partnership for such periods of time and in such amounts as the General Partner may determine; provided, however, that in either such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party (without reference to the leading party's financial abilities or guarantees) by unrelated lenders on comparable loans. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term "Partnership" shall include any Affiliate of the Partnership that is controlled by the Partnership and the term "Operating Partnership" shall include any Affiliate of the Operating Partnership that is controlled by the Operating Partnership.

(b) The Partnership may lend or contribute to the Operating Partnership, and the Operating Partnership may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Operating Partnership interest at a rate greater than the rate that would be charged to the Operating Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Operating Partnership or any other Persons.

(c) The General Partner may itself, or may enter into an agreement, including the Delegation of Control Agreement, with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any service rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to
(i) any transaction approved by Special Approval,
(ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or
(iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

(d) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to
(i) any transaction approved by Special Approval,
(ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or
(iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

(f) The General Partner and its Affiliates will have no obligation to permit the Partnership or the Operating Partnership to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the General Partner or its Affiliates to enter into such contracts.

(g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement and in the Omnibus Agreement are hereby approved by all Partners.

6.7 INDEMNIFICATION. (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the General Partner, any Departing Partner and any Person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership, and all other Indemnitees may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as
(i) the General Partner, a Departing Partner or any of their Affiliates,
(ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their Affiliates or
(iii) a Person serving at the request of the Partnership in another entity in a similar capacity, provided, that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement or the Conveyance Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or the Operating Partnerships). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to
Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

(c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as
(i) the General Partner, a Departing Partner or an Affiliate thereof,
(ii) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof or
(iii) a Person serving at the request of the Partnership in another entity in a similar capacity, and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or the Omnibus Agreement.

(h) The provisions of this Section 6.7 are for the benefit of the Indemnitee, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

6.8 LIABILITY OF INDEMNITEES.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith. Notwithstanding the preceding sentence, the General Partner shall be responsible for any misconduct or negligence on the part of Alberich, LLLP in performing the Maximum Permitted Delegation.

(c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

6.9 RESOLUTION OF CONFLICTS OF INTEREST.
(a) Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or the Omnibus Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, and Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is
(i) approved by Special Approval,
(ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or
(iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts and Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider
(A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person;
(C) any applicable generally accepted accounting or engineering practices or principles; and
(D) such additional factors as the General Partner (including such Conflicts and Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including such Conflicts and Audit Committee) to consider the interest of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Minnesota Law or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision
(i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Limited Partner or any Assignee,
(ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or
(iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Minnesota Law or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Operating Partnership or of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the Operating Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable the General Partner to receive or increase the amount of Incentive Distributions.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of the Operating Partnership, to approve of actions by the general partner of the Operating Partnership similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

6.10 OTHER MATTERS CONCERNING THE GENERAL PARTNER. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

(d) Any standard of care any duty imposed by this Agreement or under the Minnesota Law or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

6.11 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

6.12 PURCHASE OR SALE OF UNITS. The General Partner may cause the Partnership to purchase or otherwise acquire Units. As long as Units are held by the Partnership or the Operating Partnership, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

6.13 REGISTRATION RIGHTS OF ALBERICH, LLLP AND ITS AFFILIATES.
(a) If (i) Alberich, LLLP or any Affiliate (including, without limitation, for purposes of this Section 6.13, any Person that is an Affiliate at the date hereof notwithstanding that it may later cease to be an Affiliate) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the "Holder") to dispose of the number of Units or other securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of Alberich, LLLP or any of its Affiliates, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not more than six months following its effective date, a registration statement under the Securities Act registering the offering and sale of the number of Units or other securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this
Section 6.13(a); and provided further, that if the General Partner or, if at the time a request pursuant to this Section
6.13 is submitted to the Partnership, Alberich, LLLP or its Affiliate requesting registration is an Affiliate of the General Partner, the Conflicts and Audit Committee in connection with Special Approval determines in good faith judgment that a postponement of the requested registration for up to six months would be in the best interest of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 6.13(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in this Section 6.13, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligations under Section 6.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(c) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereof (if used during the period the Partnership is required to keep the registration current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d) The provisions of Sections 6.13(a) and 6.13(b) shall continue to be applicable with respect to Alberich, LLLP (and any of Alberich, LLLP's Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other securities of the Partnership with respect to which it has requested during such two-year period that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same securities for which registration was demanded during such two-year period. The provisions of Section 6.13(c) shall continue in effect thereafter.

(e) Any request to register Partnership Securities pursuant to this Section 6.13 shall
(i) specify the Partnership Securities intended to be offered and sold by the Person making the request,
(ii) express such Person's present intent to offer such shares for distribution,
(iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and
(iv) contain the undertaking of such Person to provide all such information and material and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

6.14 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

(a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect,

(b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and

(c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

6.15 DELEGATION TO ALBERICH, LLLP (a) Pursuant to Section 6.6(c) of this Agreement and in accordance with Minnesota Law, the General Partner shall delegate to Alberich, LLLP, to the fullest extent permitted under this Agreement and Minnesota law, all of the General Partner's power and authority to manage and control the business and affairs of the Partnership under the terms and conditions of the Delegation of Control Agreement; provided, however, that such delegation shall not cause the General Partner to cease to be the sole general partner of the Partnership; and provided, further, that the General Partner shall not be relieved of any of its responsibilities or obligations to the Partnership or the Limited Partners as a result of such delegation. The General Partner shall retain all of its Partnership Interest, Percentage Interest, rights to Incentive Distributions, rights to allocations of Net Income and Net Losses, rights to allocations of Net Termination Gains and Net Termination Losses, and rights to distributions pursuant to Sections 5.3, 5.4, 5.5 and 14.3. The specific terms and conditions of the delegation to Alberich, LLLP are set forth in the Delegation of Control Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement, until such date as the Maximum Permitted Delegation is terminated in accordance with the Delegation of Control Agreement, the provisions of this Agreement that apply to the management and control of the Partnership, including Sections 6.4, 6.10 and 6.14, shall apply to Alberich, LLLP to the same extent as such provisions apply to the General Partner.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the provisions of Section 6.7 of this Agreement shall apply to Alberich, LLLP and any Person who is or was a manager, officer or director of Alberich, LLLP to the same extent as such provisions apply to the General Partner and any Person who is or was an officer or director of the General Partner.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

7.1 LIMITATION OF LIABILITY. The Limited Partners and the
Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Minnesota Law.

7.2 MANAGEMENT OF BUSINESS. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Minnesota Law) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

7.3 OUTSIDE ACTIVITIES. Subject to the provisions of Section 6.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership or the Operating Partnership. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

7.4 RETURN OF CAPITAL. No Limited Partner or Assignee shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement or in the Omnibus Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Minnesota Law.

7.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.
(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:
(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;
(ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;
(iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;
(iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement, the Omnibus Agreement and the Certificate of Limited liability limited partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited liability limited partnership and all amendments thereto have been executed;
(v) to obtain true and full information regarding the amount of cash and description and statement of the Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and
(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the Operating Partnership or could damage the Partnership or the Operating Partnership or that the Partnership or the Operating Partnership is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 7.5).

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 BOOKS, RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

8.2 FISCAL YEAR. The fiscal year of the Partnership shall begin in August of every year.

8.3 REPORTS. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners' equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each calendar quarter except the last calendar quarter of each year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

9.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Partnership, the tax information reasonably required by holders of Outstanding Units for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall begin in August of every year.

9.2 TAX ELECTIONS. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including without limitation, the election under Section 754 of the
Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partners and Assignees. For purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted trading price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

9.3 TAX CONTROVERSIES. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4 ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in
Section 709 of the Code.

9.5 WITHHOLDING. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership and the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

9.6 ENTITY-LEVEL TAXATION. If legislation is enacted that causes the Partnership to become treated as an association taxable as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution or Third Target Distribution, as the case may be, shall be equal to the product obtained by multiplying

(a) the amount thereof by

(b) 1 minus the sum of
(i) the highest effective federal corporate (or other entity, as applicable) income tax rate for the fiscal year of the Partnership in which such quarter occurs (expressed as a percentage) plus
(ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation. Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership had been subject to such sate and local taxes during such preceding calendar year.

9.7 ENTITY-LEVEL ARREARAGE COLLECTIONS. If the Partnership or the Operating Partnership is required by applicable law to pay, or any revenue authority seizes any asset of the Partnership or the Operating Partnership with respect to, any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee

(a) the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former
Partner or Assignee from the funds of the Partnership;

(b) any amount so paid or seized on behalf of, or withheld with respect to, any Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to Section 5.3; and (c) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement. If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.7. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

9.8 OPINIONS OF COUNSEL. Notwithstanding any other provision of this Agreement, if the Partnership is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

ARTICLE X

CERTIFICATES

10.1 CERTIFICATES. Upon the Partnership's issuance of Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

10.2 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. (a) The General Partner shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless same are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer, provided, that, as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

10.3 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If any mutilated Certificate is surrendered to the Transfer
Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new
Certificate evidencing the same number of Units as the Certificate so surrendered.

(b) The General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver a new Certificate in place of any Certificate previously issued if the Record Holder of the
Certificate:
(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including, without limitation, the fees and expenses of the Transfer Agent) reasonably connected therewith.

10.4 RECORD HOLDER. In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand and such other Person on the other hand, such representative Person

(a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially,

(b) must execute and deliver a Transfer Application and

(c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE XI

TRANSFER OF INTERESTS

11.1 TRANSFER. (a) The term "transfer," when used in this
Article XI with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its Partnership Interest as General
Partner to another Person or by which the holder of a Unit assigns such Unit to another Person who is or becomes an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

(c) Nothing contained in this Article XI shall be construed to prevent a disposition by the parent entity of the General
Partner of all of the issued and outstanding capital stock of the General Partner.

11.2 TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST. (a) The General Partner may transfer all, but not less than all, of its Partnership Interest as the General Partner to a single transferee if, but only if,
(i) a majority of the Outstanding Units (excluding any Common Units and Class B Units owned by the General Partner and its Affiliates and excluding the number of I-Units corresponding to any Listed Shares owned by the General Partner and its Affiliates) and a majority of the Outstanding I-Units voting as a separate class (excluding the number of I-Units corresponding to any Listed Shares owned by the General Partner and its Affiliates) approve of such transfer and of the admission of such transferee as General Partner, (ii) the transferee agrees to assume and be bound by the provisions of this Agreement and Operating Partnership Agreement and (iii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

(b) Neither Section 11.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to)
(i) the transfer by the General Partner of all of its Partnership Interest to an Affiliate or
(ii) the transfer by the General Partner of all of its Partnership Interest upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or (ii) of this sentence, the rights and duties of the General Partner with respect to the Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement and the Operating Partnership Agreement; provided, in either such case, that such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes. In the case of a transfer pursuant to this Section 11.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

11.3 TRANSFER OF UNITS. (a) Units may be transferred only in the manner described in Section 10.2. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

(b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

(c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(d) A transferee who has completed and delivered a Transfer Application shall be deemed to have
(i) requested admission as a Substituted Limited Partner,
(ii) agreed to comply with and be bound by and to have executed this Agreement,
(iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement,
(iv) made the powers of attorney set forth in this Agreement and
(v) given the consents and approvals and made the waivers contained in this Agreement.

11.4 RESTRICTIONS ON TRANSFERS. Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would

(a) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer,

(b) result in the taxation of the Partnership as an association taxable as a corporation or otherwise subject the Partnership to entity-level taxation for federal income tax purposes or

(c) affect the Partnership's existence or qualification as a limited liability limited partnership under the Minnesota Law.

11.5 CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES. (a) If the Partnership or the Operating Partnership is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, provides for the cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Units.

(b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.1 the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Units.

11.6 REDEMPTION OF INTERESTS. (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:
(i) The General Partner shall not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.
(ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.
(iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

(b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible
Citizen.

(c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE XII

ADMISSION OF PARTNERS

12.1 ADMISSION OF SUBSTITUTED LIMITED PARTNERS. By transfer of a Unit in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application

(a) the right to negotiate such Certificate to a purchaser or other transferee and

(b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit (including, without limitation, any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

12.2 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or 13.2 or the transfer of the General Partner's Partnership Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of
Section 11.2 has occurred. Any such successor shall carry on the business of the Partnership and Operating Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

12.3 ADMISSION OF ADDITIONAL LIMITED PARTNERS. (a) A Person (other than the General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner
(i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 1.4, and
(ii) such other documents or instructions as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

12.4 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED LIABILITY LIMITED PARTNERSHIP. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Minnesota Law to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited liability limited partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF PARTNERS

13.1 WITHDRAWAL OF THE GENERAL PARTNER. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):
(i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 13.1(a)(i) if the General Partner voluntarily withdraws as general partner of Alberich, LLLP);
(ii) the General Partner transfers all of its rights as General Partner pursuant to Section 11.2;
(iii) the General Partner is removed pursuant to Section 13.2;
(iv) the General Partner
(A) makes a general assignment for the benefit of creditors;
(B) files a voluntary bankruptcy petition;
(C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;
(D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or
(E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;
(v) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or
(vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

In no event shall the Maximum Permitted Delegation pursuant to the terms and conditions of the Delegation of Control
Agreement and this Agreement be deemed an Event of Withdrawal.

If an Event of Withdrawal specified in Section 13.1(a)(iv),
(v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:
(i) at any time during the period prior to January 1, 2003 the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, provided, that prior to the effective date of such withdrawal the withdrawal is approved by Limited Partners holding at least a majority of the Outstanding Units (excluding for purposes of such determination Common Units and Class B Units owned by the General Partner and its Affiliates and excluding the number of I-Units corresponding to any Listed Shares owned by the General Partner and its Affiliates) and a majority of the Outstanding I-Units voting as a separate class (excluding for purposes of such determination the number of I-Units corresponding to any Listed Shares owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes;
(ii) at any time on or after August 1, 2005, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice;
(iii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2; or
(iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the aggregate number of Outstanding Units (other than I-Units) and Listed Shares on a combined basis. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the Operating Partnership. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), holders of at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates) may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership, as provided in Operating Partnership Agreement. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section
14.1. Any such successor General Partner shall be subject to the provisions of Section 12.2.

13.2 REMOVAL OF THE GENERAL PARTNER. The General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Units (excluding for purposes of such determination Common Units and Class B Units owned by the General Partner and its Affiliates and excluding the number of I-Units corresponding to any Listed Shares owned by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner must also provide for the election and succession of a new General Partner. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XII. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The Person so elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership, as provided in the Operating Partnership Agreement. The right of the Limited Partners holding Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any such successor General Partner shall be subject to the provisions of Section 12.2.

13.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER. (a) In the event of
(i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or
(ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, the Departing Partner shall, at its option exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as General Partner an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as General Partner, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, its successor shall have the option described in the immediately preceding sentence, and the Departing Partner shall not have such option. In either case, if the successor acquires the Departing Partner's Partnership Interest as the general partner, such successor General Partner must also acquire at such time the general partner interest of such Departing Partner as general partner of the Operating Partnership, for an amount in cash equal to the fair market value of such interest, determined as of the effective date of its departure. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the Operating Partnership. Subject to Section 13.3(b), the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as the General Partner and Partnership income, gain, loss, deduction and credit will be prorated and allocated as set forth in Section 5.2(g).

For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Partnership Interest as the general partner of the Partnership herein and the partnership interest of such Departing Partner as the general partner of the Operating Partnership (collectively, the "Combined Interest") shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

(b) If the Combined Interest is not acquired in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Partnership Interest to Common Units shall be characterized as if the General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Common Units.

(c) If the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to
Section 4.3(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, each successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled. In addition, such successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1%, and that of the holders of Outstanding Units shall be 99%.

13.4 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

14.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs should be wound up, upon:

(a) the expiration of its term as provided in Section 1.5;

(b) an Event of Withdrawal of the General Partner as provided in Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 12.2;

(c) an election to dissolve the Partnership by the General Partner that is approved by at least a majority of the Outstanding Units (and all Limited Partners hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of the Outstanding Units);

(d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Minnesota Law;
or

(e) the sale of all or substantially all of the assets and properties of the Partnership and the Operating Partnership.

14.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER
DISSOLUTION. Upon

(a) dissolution of the Partnership caused by the withdrawal or removal of the General Partner and following a failure of all Partners, within 90 days after the withdrawal or removal of the General Partner, to agree to continue the business of the Partnership and appoint a successor General Partner as provided in Section 13.1 or 13.2, then within an additional 90 days or

(b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi), then within 180 days thereafter, a majority of the Outstanding Units may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a majority of the Outstanding Units. Upon any such election by a majority of the Outstanding Units, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;
(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into Common Units in the manner provided in Section 13.3(b); and
(iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited liability limited partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited liability limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided, that the right of a majority of Outstanding Units to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited liability limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

14.3 LIQUIDATION. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 14.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section
13.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by a majority of the Outstanding Units, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Outstanding Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a majority of the Outstanding Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority of the Outstanding Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this
Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

(b) to all Partners in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with the date of such occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)); and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

14.4 DISTRIBUTIONS IN KIND. Notwithstanding the provisions of
Section 14.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners or to specific classes of Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 14.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. Notwithstanding the above, the Liquidator may not make distributions in kind unless all of the Listed Shares are owned by the General Partner and its Affiliates.

14.5 CANCELLATION OF CERTIFICATE OF LIMITED LIABILITY LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4, the Partnership shall be terminated and the Certificate of Limited liability limited partnership and all qualifications of the Partnership as a foreign limited liability limited partnership in jurisdictions other than the State of Minnesota shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

14.6 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 14.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

14.7 RETURN OF CAPITAL. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

14.8 NO CAPITAL ACCOUNT RESTORATION. No Partner shall have any obligation to restore any negative balance in its Capital
Account upon liquidation of the Partnership.

14.9 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XV

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

15.1 AMENDMENT TO BE ADOPTED SOLELY BY GENERAL PARTNER. Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited liability limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) a change
(i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect,
(ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Minnesota Law) or that is necessary or desirable to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners or
(iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(f) subject to the terms of Section 4.1, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.1;

(g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3; or

(i) any other amendments substantially similar to the foregoing.

15.2 AMENDMENT PROCEDURES. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by at least two-thirds of the Outstanding Units unless a greater or different percentage is required under this Agreement; provided that if the effect of any amendment would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to any other class of Outstanding Units, the affirmative vote of the holders of at least a two-thirds of the Outstanding Units of the class so affected shall be required to adopt such amendment (excluding for purposes of such determination, in the case of a vote of the holders of the I-Units, the number of I-Units corresponding to the Listed Shares owned by the General Partner and its Affiliates). The General Partner shall notify all Record Holders upon final adoption of any proposed amendment.

15.3 AMENDMENT REQUIREMENTS. (a) Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may
(i) enlarge the obligations of any Limited Partner without its consent,
(ii) enlarge the obligations of the General Partner without its consent, which may be given or withheld in its sole discretion,
(iii) modify the amounts distributable, reimbursable or otherwise payable to the General Partner by the Partnership or the Operating Partnership,
(iv) change Section 14.1(a) or (c),
(v) restrict in any way any action by or rights of the General Partner as set forth in this Agreement or
(vi) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

(c) Except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in Section 15.1, the General Partner may amend the Partnership Agreement without the approval of holders of Outstanding Units, except that any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than two-thirds of the Outstanding Units of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1, no amendments shall become effective without the approval of at least 95% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that
(i) such amendment will not cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes and
(ii) such amendment will not affect the limited liability of any Limited Partner or any limited partner of the Operating Partnership under applicable law.

(e) This Section 15.3 shall only be amended with the approval of not less than 95% of the Outstanding Units.

15.4 MEETINGS. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this
Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Minnesota Law or the law of any other state in which the Partnership is qualified to do business.

15.5 NOTICE OF MEETING. Notice of a meeting called pursuant to
Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 17.1 The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

15.6 RECORD DATE. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before

(a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or

(b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

15.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

15.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, present in person or by proxy, signs a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

15.9 QUORUM. Two-thirds of the Outstanding Units of the class for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class unless any such action by the Limited Partners requires approval by holders of a majority in interest of such Units, in which case the quorum shall be a majority (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates). At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in
Section 15.7.

15.10 CONDUCT OF MEETING. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including, without limitation, regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

15.11 ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until

(a) they are deposited with the Partnership in care of the General Partner,

(b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and

(c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter
(i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability,
(ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and
(iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

15.12 VOTING AND OTHER RIGHTS. (a) Only those Record Holders of Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

ARTICLE XVI

MERGER

16.1 AUTHORITY. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership, a limited partnership or limited liability limited partnership, formed under the laws of the State of Minnesota or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

16.2 PROCEDURE FOR MERGER OR CONSOLIDATION. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (1) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, limited liability limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited liability limited partnership interest are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, limited liability limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited liability limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section
16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

16.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION.
(a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of at least a majority of the Outstanding Units unless the Merger Agreement contains any provision which, if contained in an amendment to this Agreement, the provisions of this Agreement or the Minnesota Law would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) After such approval by vote or consent of the Limited
Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

16.4 CERTIFICATE OF MERGER. Upon the required approval by the General Partner and the Limited Partners of a Merger
Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Minnesota in conformity with the requirements of the Minnesota Law.

16.5 EFFECT OF MERGER. (a) Upon the effective date of the certificate of merger:
(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity.
(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
(iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and
(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

ARTICLE XVII

RIGHT TO ACQUIRE UNITS

17.1 RIGHT TO ACQUIRE COMMON UNITS AND LISTED SHARES. (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the aggregate number of Listed Shares then outstanding plus the aggregate number of the Common Units then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Common Units held by Persons other than the General Partner and its Affiliates, at the Optional Purchase Price, but only if Alberich, LLLP elects to purchase all, but not less than all, of the outstanding Listed Shares that are not held by Alberich, LLLP and its Affiliates pursuant to Section 4 of the Purchase Provisions. As used in this Agreement, "Optional Purchase Price" means a price that is equal to the greatest of
(A) the Current Market Price for the Common Units as of the date five days prior to the date that the notice described in
Section 17.1(b) is mailed,
(B) the highest price paid by the General Partner or any of its Affiliates for a Common Unit purchased during the 90 calendar day period preceding the date that the notice described in Section 17.1(b) is mailed,
(C) the Current Market Price for the Listed Shares as of the date five days prior to the date that the notice described in
Section 17.1(b) is mailed, and
(D) the highest price paid by the General Partner or any of its Affiliates for a Listed Share (other than pursuant to the Exchange Provisions) purchased during the 90 calendar day period preceding the date that the notice described in Section 17.1(b) is mailed. To the extent that the price paid for Listed Shares or Common Units in clauses (B) or (D) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares or Common Units is effected. To the extent that the price paid for Listed Shares or Common Units in clauses
(B) or (D) is paid other than in cash or securities, the value of such other consideration (and therefore the price paid for such Listed Shares or Common Units) shall be determined in good faith by the Board of Directors of the General Partner. As used in this Agreement,
(i) "Current Market Price" as of any date of any class of Units or any other security means the average of the daily Closing Prices (as hereinafter defined) per Unit of such class or of such other security for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date;
(ii) "Closing Price" for a security on any day means
(1) the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal composite transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the Units of such class or such other securities are listed or admitted to trading,
(2) or if the Units of such class or such other securities are not listed or admitted to trading on any National Securities Exchange on that day, the last quoted price on such day or, if no price is quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, each as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or
(3) if on any such day the Units of such class or such other securities are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class or such other securities selected by the Board of Directors of the General Partner, or
(4) if on any such day no market maker is making a market in the Units of such class or such other securities, the fair value of such Units or such other securities on such day as determined reasonably and in good faith by the Board of Directors of the General Partner; and
(iii) "Trading Day" means a day on which the principal National Securities Exchange on which the Units of any class or such other securities are listed or admitted to trading is open for the transaction of business or, if Units of a class or such other securities are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open. Notwithstanding anything herein to the contrary, the Current Market Price of each Class B Unit shall be deemed to be the same as the Current Market Price of one Common Unit.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise either the right to purchase Common Units granted pursuant to Section 17.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60 days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Common Units, upon surrender of Certificates representing such Common Units in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Common Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Common Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all the Common Units to be purchased in accordance with this Section
17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Common Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Common Units (including, without limitation, any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Common Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Common Units, and such Common Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Common Units (including, without limitation, all rights as owner of such Common Units pursuant to Articles IV, V and
XIV).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in either this Section 17.1 may surrender his Certificate, as the case may be, evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

ARTICLE XVIII

GENERAL PROVISIONS

18.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first-class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

18.2 REFERENCES. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

18.3 PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

18.4 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

18.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

18.6 INTEGRATION. This Agreement constitutes the entire agreement among parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

18.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

18.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

18.9 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

18.10 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to the principles of conflicts of law.

18.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of June15, 2005.

GENERAL PARTNER:
AARON R. LUX
By: /s/

-------------------------------

C. Vice President, Treasurer and
Chief Financial Officer


LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner. By: Aaron R. Lux, General Partner, as attorney-in-fact for all Limited Partners pursuant to the Power of Attorney granted pursuant to Section 1.4.

/s/Aaron R. Lux

-------------------------------
Aaron R. Lux
Lead Director and General Partner

EXHIBIT A

TO THE Agreement OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP


CERTIFICATE EVIDENCING COMMON UNITS REPRESENTING LIMITED
PARTNER INTERESTS IN ALBERICH, LLLP

No.______  ________ Common Units

Aaron R. Lux, as the General Partner of Alberich, LLLP, a Minnesota limited liability limited partnership (the "Partnership"), hereby certifies that __________________________ (the "Holder") is the registered owner of _____ Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement of Limited liability limited partnership of Alberich, LLLP as amended, supplemented or restated from time to time(the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1754 Market Dr. Suite 500; Stillwater, MN 55082. Capitalized terms used herein but noted fined shall have the meaning given them in the Partnership Agreement. The Holder, by accepting this Certificate, is deemed to have
(i)requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement,
(ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement,
(iv) given the powers of attorney provided for in the Partnership Agreement and
(v) made the waivers and given the consents and approvals contained in the Partnership Agreement. This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

 -------------------------

Aaron R. Lux

as General Partner

By:

------------------------------

Countersigned and Registered by: President

, By:
---------------------------------- ---------------------------
---

as Transfer Agent and Registrar Secretary

By:
 -------------------------------

Authorized Signature

[REVERSE OF CERTIFICATE]

ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:


TEN COM-- as tenants in common UNIF GIFT MIN ACT--TEN ENT-- as tenants by the entireties (Cust) (Minor) JT TEN-- as joint tenants with right of under Uniform Gifts to survivorship and not as Act...................... tenants in common  (State)


Additional abbreviations, though not in the above list, may also be used.


ASSIGNMENT OF COMMON UNITS IN ALBERICH, LLLP

FOR VALUE RECEIVED,___________________________________ hereby assigns, conveys, sells and transfers unto
______________________________________________

---------------------------------- ---------------------------
----------
(Please print or typewrite name (Please insert Social Security or and address of Assignee) other identifying number of Assignee)

_____________________________________________ Common Units
representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint_______________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Alberich, LLLP


Date: NOTE: The signature to any endorsement -----------------
---- hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.


SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE:


------------------------------------------
NATIONAL ASSOCIATION OF SECURITIES DEALERS, Inc
(Signature)


------------------------------------------
OR BY A COMMERCIAL BANK OR
(Signature)


------------------------------------------
TRUST COMPANY
(Signature)

SIGNATURE(S) GUARANTEED


No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either
(a) on the form set forth below or
(b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

--------------------------------------------------------------


APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited liability limited partnership of Alberich, LLLP (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"),
(b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement,
(d) gives the powers of attorney provided for in the Partnership Agreement and
(e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


------------------------- ------------------------------------
-----------
Date:


------------------------------- ------------------------------
-----------------
Signature of Assignee
Social Security or other Name and Address of Assignee

-------------------------------
Identifying number of Assignee


-------------------------------
Purchase Price including commissions, if any


Individual Partnership Corporation, Foreign Corporation, Trust
Other (specify) -------------------------------
Type of Entity (Circle One):


U.S. Citizen, Resident or Domestic Entity, or Non-resident alien
Nationality (Circle One):


If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete either A or B:


A. Individual Interest-Holder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identifying number (Social Security
Number) is:_________________________________________.

3. My home address is:_________________________________.


B. Partnership, Corporate or Other Interest-Holder

1. ____________________________________(Name of Interest-
Holder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interest-holder's U.S. employer identification number is:__________________________________________.

3. The interest-holder's office address and place of incorporation (if applicable) is:____________________________________________________.

The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

--------------------------------------------------------------
------------------
(Name of Interest-Holder)

--------------------------------------------------------------
------------------
Signature and Date

--------------------------------------------------------------
------------------
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

EXHIBIT B

TO THE Agreement OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP


CERTIFICATE EVIDENCING CLASS B UNITS REPRESENTING LIMITED
PARTNER INTERESTS IN ALBERICH, LLLP

No.______  ________ Class B Units

Aaron R. Lux, as the General Partner of Alberich, LLLP, a Minnesota limited liability limited partnership (the "Partnership"), hereby certifies that __________________________ (the "Holder") is the registered owner of _____ Class B Units representing limited partner interests in the Partnership (the "Class B Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement of Limited liability limited partnership of Alberich, LLLP, as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1754 Market Dr. Suite 500; Stillwater, MN 55082. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have
(i) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement,
(ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement,
(iv) given the powers of attorney provided for in the Partnership Agreement and
(v) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

--------------------

Aaron R. Lux,
as General Partner
By:

-----------------------------

Countersigned and Registered
By:

----------------------------------- --------------------------
---

as Transfer Agent and Registrar Secretary
By:

--------------------------------
Authorized Signature


[REVERSE OF CERTIFICATE]


ABBREVIATIONS


 The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-- as tenants in common UNIF GIFT MIN ACT--TEN ENT-- as tenants by the entireties (Cust) (Minor) JT TEN-- as joint tenants with right of under Uniform Gifts to survivorship and not as Act...................... tenants in common  (State)


Additional abbreviations, though not in the above list, may also be used.


ASSIGNMENT OF CLASS B UNITS IN ALBERICH, LLLP


FOR VALUE RECEIVED,_____________________________ hereby
assigns, conveys, sells and transfers unto
______________________________________________


----------------------------------- --------------------------
-----------
(Please print or typewrite name (Please insert Social Security or and address of Assignee) other identifying number of Assignee)

_____________________________________ Class B Units
representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _____________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Alberich, LLLP


---------------------
Date

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE:


------------------------------------------
NATIONAL ASSOCIATION OF SECURITIES DEALERS, Inc
(Signature)


------------------------------------------
OR BY A COMMERCIAL BANK OR
(Signature)


------------------------------------------
TRUST COMPANY
(Signature)

SIGNATURE(S) GUARANTEED


No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Class B Units has been executed by a transferee either
(a) on the form set forth below or
(b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Class B Units.

--------------------------------------------------------------


APPLICATION FOR TRANSFER OF CLASS B UNITS

The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Class B Units evidenced hereby.


The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited liability limited partnership of Alberich, LLLP (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"),
(b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement,
(d) gives the powers of attorney provided for in the Partnership Agreement and
(e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


-------------------------
Date


-----------------------------------------------
Signature of Assignee


------------------------------- ------------------------------
-----------------
Social Security or other Name and Address of Assignee identifying number of Assignee


-------------------------------
Purchase Price including commissions, if any


Individual Partnership Corporation Trust Other (specify) -----
--------------------
Type of Entity (Circle One):


U.S. Citizen, Resident or Domestic Entity, Foreign
Corporation, or Non-resident alien
Nationality (Circle One):


If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.


Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete either A or B:

 A. Individual Interest-Holder


1. I am not a non-resident alien for purposes of U.S. income taxation.


2. My U.S. taxpayer identifying number (Social Security
Number) is _________________________________________.


3. My home address is _________________________________.


B. Partnership, Corporate or Other Interest-Holder


1. ____________________________________ (Name of Interest-
Holder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interest-holder's U.S. employer identification number is:_________________________________________.


3. The interest-holder's office address and place of incorporation (if applicable) is:____________________________________________________.


The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.


The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.


Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of


--------------------------------------------------------------
------------------
(Name of Interest-Holder)


--------------------------------------------------------------
------------------
Signature and Date


--------------------------------------------------------------
------------------
Title (if applicable)


Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Class B Units shall be made to the best of the Assignee's knowledge.


EXHIBIT C

TO THE Agreement OF LIMITED LIABILITY LIMITED PARTNERSHIP OF
ALBERICH, LLLP


CERTIFICATE EVIDENCING I-UNITS REPRESENTING LIMITED PARTNER
INTERESTS IN ALBERICH, LLLP


No.______  ________ I-Units


Aaron R. Lux, as the General Partner of Alberich, LLLP, a Minnesota limited liability limited partnership (the "Partnership"), hereby certifies that __________________________ (the "Holder") is the registered owner of _____ I-Units representing limited partner interests in the Partnership (the "I-Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the I-Units represented by this Certificate. The rights, preferences and limitations of the I-Units are set forth in, and this Certificate and the I-Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement of Limited liability limited partnership of Alberich, LLLP, as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1754 Market Dr. Suite 500; Stillwater, MN 55082. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have
(i) requested admission as, and agreed to become, a Limited Partner or a Substituted Limited Partner, as applicable, and to have agreed to comply with and be bound by and to have executed the Partnership Agreement,
(ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Holder's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Holder's admission as a Limited Partner or a Substituted Limited Partner, as applicable, in the Partnership and as a party to the Partnership Agreement,
(iv) given the powers of attorney provided for in the Partnership Agreement and
(v) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.


Dated:

-----------------------------

Aaron R. Lux
as General Partner
By:

-----------------------------

Countersigned and Registered, By:

----------------------------------- --------------------------
---

as Transfer Agent and Registrar Secretary, By:

--------------------------------

Authorized Signature


[REVERSE OF CERTIFICATE]


ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-- as tenants in common UNIF GIFT MIN ACT--TEN ENT-- as tenants by the entireties (Cust) (Minor) JT TEN-- as joint tenants with right of under Uniform Gifts to survivorship and not as Act...................... tenants in common  (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF I-UNITS IN ALBERICH, LLLP


FOR VALUE RECEIVED,_____________________________ hereby
assigns, conveys, sells and transfers unto
______________________________________________


---------------------------------- ---------------------------
----------
(Please print or typewrite name (Please insert Social Security or and address of Assignee) other identifying number of Assignee)

_________________________________________ I-Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _______________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Alberich, LLLP

---------------------
Date:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE:


------------------------------------------
NATIONAL ASSOCIATION OF SECURITIES DEALERS, Inc
(Signature)


------------------------------------------
OR BY A COMMERCIAL BANK OR
(Signature)


------------------------------------------
TRUST COMPANY
(Signature)

SIGNATURE(S) GUARANTEED


No transfer of the I-Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the I-Units to be transferred is surrendered for registration or transfer and an Application for Transfer of I-Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the I-Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the I-Units.

--------------------------------------------------------------


APPLICATION FOR TRANSFER OF I-UNITS


The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the I-Units evidenced hereby.


The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Agreement of Limited liability limited partnership of Alberich, LLLP (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"),
(b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement,
(c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited liability limited partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement,
(d) gives the powers of attorney provided for in the Partnership Agreement and
(e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.


-------------------------
Date:

 ------------------------- -----------------------------------
------------
Signature of Assignee


------------------------------- ------------------------------
-----------------
Social Security or other Name and Address of Assignee identifying number of Assignee


-------------------------------
Purchase Price including commissions, if any


Individual Partnership Corporation Trust Other (specify) -----
------------------------------------------
Type of Entity (Circle One):


U.S. Citizen, Resident or Domestic Entity, Foreign
Corporation, or Non-resident alien
Nationality (Circle One):


If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete either A or B:

A. Individual Interest-Holder

1. I am not a non-resident alien for purposes of U.S. income taxation.

2. My U.S. taxpayer identifying number (Social Security
Number) is:_________________________________________.

3. My home address is _________________________________.

B. Partnership, Corporate or Other Interest-Holder

1. ____________________________________(Name of Interest-
Holder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2. The interest-holder's U.S. employer identification number is:__________________________________________.

3. The interest-holder's office address and place of incorporation (if applicable) is:____________________________________________________.

The interest-holder agrees to notify the Partnership within sixty (60) days of the date the interest-holder becomes a foreign person.

The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

--------------------------------------------------------------
------------------
(Name of Interest-Holder)


--------------------------------------------------------------
------------------
Signature and Date


--------------------------------------------------------------
------------------
Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the I-Units shall be made to the best of the Assignee's knowledge.

EXHIBIT D

CERTIFICATE OF REGISTRATION OF A LIMITED-LIABILITY LIMITED
PARTNERSHIP (PURSUANT TO MS CHAPTER 321)

MN SOS File No.: No. 1358072-2

Limited-Liability Limited Partnership name:  Alberich, LLLP

Designated Street & Mailing Address:
1754 Market Drive; Suite 500
Stillwater, MN 55082

Resident Agent/General Partner Name/ Street & Mailing Address:
Aaron R.. Lux
1754 Market Drive; Suite 500
Stillwater, MN 55082

S/_______________________________
Aaron Lux, GP-Alberich, LLLP